UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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PACIFIC PREMIER BANCORP, INC.

2025 PROXY STATEMENT

+78
12.34%
$174k
15.34%
43.34%
12k
9.5%

ELECTRONIC DELIVERY OF PROXY MATERIALS

We encourage all stockholders to voluntarily elect to receive all proxy materials electronically.

ELECTRONIC DELIVERY

The benefits of e-Delivery are:

●
you receive immediate and convenient access to the materials
●
you can help reduce our impact on the environment
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you can help us to reduce our printing and mailing costs
		SCAN THE QR CODE To vote using your mobile device, sign up for e-delivery or download annual meeting materials. Please have your control number available.		2025 ANNUAL MEETING Monday, May 19, 2025 at 9:00 a.m., Pacific Standard Time

OUR ENVIRONMENTAL IMPACT

Our E-Delivery initiative has helped result in the elimination of many sets of paper proxy materials from being produced and mailed. This helps reduce our environmental footprint in the following ways:

Saving wood and trees	Saving BTU’s	Reducing CO2 emissions	Conserving water	Reducing solid waste	Reducing hazardous air pollutants

For further information about the environmental impacts of saving paper, you can visit www.papercalculator.org.

17901 Von Karman Avenue, Suite 1200

Irvine, California 92614

949-864-8000

April 7, 2025

Notice of 2025 Annual Meeting of Stockholders

Fellow Stockholders:

On behalf of the Board of Directors and management of Pacific Premier Bancorp, Inc. (the “Company”), you are cordially invited to attend the 2025 Annual Meeting of the Company’s Stockholders (“Annual Meeting”). The Annual Meeting will be held in person on Monday, May 19, 2025, at 9:00 a.m., Pacific Time at the Company’s offices located at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614. There is also an option to attend the Annual Meeting telephonically, using the instructions set forth in the Proxy Statement. Directors and executive officers of the Company plan to participate in the Annual Meeting in person, and will be available to respond to any questions that you may have regarding the business to be transacted.

The stockholders will consider and act upon the following matters at this year’s Annual Meeting:

1.	To elect eleven (11) directors, each for a one-year term, or until their successors are elected and qualified;
2.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers;
3.	To approve an amendment to the Pacific Premier Bancorp, Inc. Amended and Restated 2022 Long-Term Incentive Plan to increase the number of shares available for grant under such plan; and
4.	To ratify Deloitte & Touche LLP’s appointment as the Company’s independent auditor for the fiscal year ending December 31, 2025.

In addition, we will transact such other matters as may properly come before the meeting and at any postponement or adjournment thereof. Management is not aware of any other such business.

The attached Proxy Statement describes in greater detail all of the formal business that will be transacted at the Annual Meeting. Additionally, we have included our financial highlights from the most recent fiscal year and the results of our stockholder engagement efforts in the proxy statement.

Your vote is very important. We encourage you to vote via the Internet, telephone, or sign and return your proxy card prior to the Annual Meeting, so that your shares of common stock will be represented and voted at the Annual Meeting regardless of whether, or how, you attend.

The Board of Directors has fixed March 20, 2025 as the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

On behalf of the Board of Directors and all of the employees of the Company, we thank you for your continued support.

Best Regards,

Steven R. Gardner
Chairman, Chief Executive Officer, and President

2024 PERFORMANCE AND PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in the Proxy Statement of Pacific Premier Bancorp, Inc., referred to as the “Company.” This summary provides an overview and is not intended to contain all the information that you should consider before voting. We encourage you to read the entire Proxy Statement for more detailed information on each topic prior to casting your vote. The Proxy Statement and form of proxy are first being sent to stockholders on or about April 7, 2025.

GENERAL INFORMATION

Meeting	Date and Time	Location	Record Date	Stock Information
Annual Stockholders Meeting	Monday, May 19, 2025 9:00 a.m., Pacific Time	17901 Von Karman Avenue, Suite 1200, Irvine, California 92614	Close of Business on March 20, 2025	Symbol: PPBI Exchange: NASDAQ Global Select Common Stock Outstanding as of the Record Date: 97,081,596

MATTERS TO BE VOTED UPON:

Items of Business		Board Recommendation	More Information
Proposal 1	Election of Directors	FOR each director nominee	Page 11
Proposal 2	Advisory resolution to approve, on a non-binding basis, the compensation of the Company’s named executive officers as disclosed in the accompanying Proxy Statement	FOR approval	Page 47
Proposal 3	Approve an amendment to the Company’s Amended and Restated 2022 Long-Term Incentive Plan	FOR approval	Page 82
Proposal 4	Ratification of Deloitte & Touche LLP’s appointment as our independent auditor for the year ending December 31, 2025	FOR ratification	Page 88

How to Vote Your Shares

Online	By Phone	By Mail
www.proxyvote.com	Call the number at the top of your proxy card	Complete, sign, date, and return your proxy card in the envelope provided

IMPORTANT NOTICE REGARDING ACCESS TO THE ANNUAL MEETING VIA TELEPHONE

We are providing stockholders an opportunity to listen to the Annual Meeting via telephone. You can access this option by dialing 866-290-5977 immediately prior to the start time for the Annual Meeting and asking to be joined into the Pacific Premier Bancorp, Inc. call.

Stockholders accessing the meeting via telephone will not be able to vote their shares of common stock via telephone during the Annual Meeting. As a result, if you plan to listen to the Annual Meeting via telephone, it is important that you vote your proxy prior to the Annual Meeting. For details on how to vote your proxy, please refer to “Meeting and Other Information — How to Vote” on page 91 of this Proxy Statement.

2024 PERFORMANCE HIGHLIGHTS – EXECUTING ON STRATEGIC PRIORITIES AND CREATING LONG-TERM STOCKHOLDER VALUE

We continued to execute on key strategic priorities in 2024 to create long-term value for our stockholders. For the first three quarters of 2024, we continued to focus on prudent and proactive capital, liquidity, and credit risk management, leveraging our best-in-class service to deepen our relationships with existing clients and attract new clients. Starting late in the third quarter of 2024, as the interest rate environment began to stabilize, we shifted our strategic focus to deploy some of the excess capital we had accumulated over the past several quarters into increasing loan production with attractive risk-adjusted yield. Although this shift did not materially affect our financial performance in 2024, we anticipate that it will positively affect our earnings profile in future periods.

2024 Accomplishments

Full-year 2024 return on average assets of 0.86%
Peer-leading total risk-based capital ratio of 20.28% after returning $127.1 million of capital to our stockholders through our dividend program
Strong asset quality with non-performing assets to total assets of 0.16%
Tangible common equity to tangible assets ratio of 11.92% among the highest of our peers, and tangible book value more than doubled since 2014 to $20.97*
Well-controlled cost of deposits of 1.74% and enhanced liquidity with a loan-to-deposit ratio of 83%
Executed on subsidiary bank charter conversion to a national banking association

Delivering Long-Term Stockholder Value

*	Please refer to the “GAAP Reconciliations” included in Annex A to this Proxy Statement.

OVERVIEW OF VOTING MATTERS

The vote required for each proposal presented at the Annual Meeting and the effect of uninstructed shares and abstentions on each proposal is as follows:

Proposal	Vote Required	Broker Non-Votes Allowed	Abstentions	You May Vote
Proposal 1 Election of Directors	Majority of Votes Cast*	No	No Effect	FOR, AGAINST, or ABSTAIN
Proposal 2 Advisory Vote on Approval of Named Executive Officer Compensation	Majority of Votes Cast	No	No Effect	FOR, AGAINST, or ABSTAIN
Proposal 3 To approve an amendment to the Amended and Restated 2022 Long-Term Incentive Plan	Majority of Votes Cast	No	No Effect	FOR, AGAINST, or ABSTAIN
Proposal 4 Ratification of Independent Auditor	Majority of Votes Cast	Yes	No Effect	FOR, AGAINST, or ABSTAIN
*	Voting standard for uncontested director elections.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

Our Notice of Meeting and Proxy Statement and the 2024 Annual Report are available on the Internet at www.proxyvote.com and from our corporate website at www.ppbi.com under the “Investors” section. Information on this website, other than the Proxy Statement, is not a part of the enclosed Proxy Statement.

2024 STOCKHOLDER OUTREACH & ENGAGEMENT CAMPAIGN

During 2024, we actively and directly engaged with our institutional stockholders, with executive management participating in nine investor conferences and holding individual meetings with more than 125 institutional investors.

The Company continued its formal stockholder outreach and engagement campaign, with most calls conducted between December 2024 and January 2025. As part of that effort, members of the Board of Directors and senior management team held virtual engagement meetings with large institutional stockholders, including both active and passive investors. Continuing the positive momentum from previous annual campaigns beginning in 2020, the 2024 stockholder engagement campaign targeted the Company’s 36 largest holders, representing approximately 80% of our outstanding shares (as of June 30, 2024). We expanded the number of stockholders with whom we directly engaged for the fourth consecutive year, holding direct engagement meetings with investors representing 43% of shares outstanding. Our Lead Independent Director, Board Chair, and Chief Corporate Responsibility Officer participated in the engagement calls, with discussions covering a range of topics related to long-term stockholder value, general corporate strategy, corporate governance, data and security, and executive compensation.

80%	43%	Top 36 Institutional Investors
Proactive outreach to stockholders representing 80% of voting shares	Investors holding 43% of outstanding shares engaged in calls with the Lead Independent Director, Board Chair, and Chief Corporate Responsibility Officer	Institutional investors contacted during 2024 Stockholder Outreach Campaign

The table below summarizes the feedback we received from stockholders on the themes of board oversight and composition, business strategy, enterprise risk management, social and human capital, and sustainability and climate. We intend to publish our 2024 Corporate Social Responsibility Report (“CSR Report”) during the third quarter of 2025.

FEEDBACK THEMES	ACTIONS IMPLEMENTED
THEME 1: BOARD OF DIRECTORS MATTERS
Board Oversight. Investors asked about the Board’s oversight role in several key areas, including capital management, enterprise risk management, and strategic planning.	We have expanded our disclosures related to Board oversight in several key areas, including enterprise risk management and cybersecurity. Please see pages 34-36 of this Proxy Statement.

Best Practices, Training, and Education. Investors discussed the program for director training, the breadth and depth of directors’ interactions with the Bank’s business line leadership, and the director onboarding process.

Please see pages 32-34 and 36-37 of this Proxy Statement for a discussion of some of our Board’s best practices.
Board Composition and Refreshment. Investors inquired about the process for ensuring needed skillsets are reflected in the Board’s composition. Investors asked about board refreshment.

Please see pages 11-12 of this Proxy Statement for an explanation of our process for ensuring needed skills are reflected in the Board’s composition. Our Nominating and Governance Committee regularly reviews Board refreshment and our approach to director tenure.

THEME 2: BUSINESS STRATEGIES
Perspective on Broader Market and Economic Risk. Multiple investors inquired about discussions relative to the perception of economic and market risks and Board’s oversight of risk management.	Please see our 2024 Annual Report and pages 3 and 48 of this Proxy Statement for a discussion of our pivot to a more constructive outlook.

FEEDBACK THEMES	ACTIONS IMPLEMENTED
THEME 3: ENTERPRISE RISK MANAGEMENT

Liquidity, Interest Rate Management, and Future Loan and Deposit Growth Expectations. Investors asked about the process for managing deposit costs, as well as the Company’s approach to balancing growth and risk management objectives given the Company’s peer-leading capital position.

For information on our management of liquidity, interest rate, and credit risk, please see the description of our business on pages 10-14 and 92-99 of our 2024 Annual Report.
THEME 4: EXECUTIVE COMPENSATION
We have moved this section of Stockholder Feedback to the CD&A section of the Proxy Statement.	Please see page 58 of this Proxy Statement.
THEME 5: SOCIAL AND HUMAN CAPITAL

Community Outreach and Financial Inclusion. Investors asked about our community outreach programs broadly, and our efforts related to financial inclusion, notably low-income housing tax credits and other efforts to support underserved constituencies in our communities.

Please see page 7 of this Proxy Statement for community outreach and financial inclusion highlights. We expect to provide additional information on these topics in our 2024 CSR Report.

Employee Recruitment, Talent Retention, and Development. Investors inquired about the Premier Pathways initiatives as well as retention and development efforts for executive management. Additionally, there was interest in the Company’s programs for developing bench strength for mid-level managers across the organization.

Please see page 40 of this Proxy Statement and pages 15-16 of our 2024 Annual Report.
Employee Engagement. Investors asked about the results and insights gained from the employee engagement survey and its frequency.	Please see page 7 of this Proxy Statement for employee engagement highlights, and we expect to include additional disclosure about employee engagement in our 2024 CSR Report.
THEME 6: SUSTAINABILITY AND CLIMATE

Risk Oversight and Climate. Investors asked about the process and oversight framework for corporate responsibility and climate risk. Specifically, investors asked who reports to the Board on the topic of sustainability and how information is communicated to other areas.

Please see pages 7 and 40 of this Proxy Statement for a summary of corporate responsibility initiatives and oversight.

“Rebuild LA” Initiatives. Investors also asked about the Company’s “Rebuild LA” initiatives being launched for products and services for the consumers and businesses impacted by recent devastating wildfires.

Please see the inside cover of our 2024 Annual Report for a summary of our initiatives aimed at providing financial support to the community quickly.

CORPORATE RESPONSIBILITY HIGHLIGHTS

In 2024, we achieved important milestones in our Corporate Responsibility efforts, resulting in several noteworthy accomplishments. The table below provides a summary of these key highlights. For a more comprehensive overview of our initiatives and progress, we encourage you to review our annual CSR Report, available on our website at www.ppbi.com under the “Investors” section.

2024 ACCOMPLISHMENTS
GOVERNANCE AND REPORTING

Advanced our corporate responsibility reporting by aligning climate-related disclosures with the Task Force on Climate-related Financial Disclosures (TCFD) framework, reinforcing our commitment to transparency and risk management.

RISK MANAGEMENT
Enhanced cybersecurity measures by implementing a Privileged Access Management (PAM) program to safeguard sensitive data and systems against unauthorized access and potential security breaches.
FINANCIAL INCLUSION AND SMALL BUSINESS SUPPORT
Expanded outreach efforts for the Fresh Start Program by enhancing online accessibility and equipping branch employees with resources to better support unbanked and underbanked individuals.
Expanded access to small business resources by launching a Business Startup Account to support entrepreneurs and small business owners in achieving their financial goals.
EMPLOYEE ENGAGEMENT AND LEADERSHIP DEVELOPMENT
Maintained strong employee engagement, with 89% of employees participating in the Gallup Survey, reinforcing our commitment to fostering a culture of feedback and continuous improvement.
Strengthened our commitment to career development by supporting employees through our partnership with Pacific Coast Banking School, equipping employees with advanced banking and leadership expertise.
Continued investing in mid-level management development through our partnership with the Center for Creative Leadership, supporting the growth of future leaders within the organization.
COMMUNITY IMPACT AND LEADERSHIP
A remarkable 68% of senior leaders actively participated in volunteer activities, demonstrating their dedication to giving back and strengthening community connections.
Recognized as one of Orange County’s 50 Most Community-Minded Companies as a 2024 Civic 50 Orange County Honoree for the fourth consecutive year, underscoring our commitment to community impact.
BUSINESS RESILIENCE AND EFFICIENCY
Sourced 38% of electricity at our headquarters building in Irvine from renewable resources.
Premier Green Impact Program: Introduced composting initiatives across our headquarters as part of our ongoing efforts to enhance workplace sustainability practices.

DIRECTOR NOMINEES

Additional details about each of the director nominees can be found beginning on page 15.

				COMMITTEE MEMBERSHIPS AT DECEMBER 31, 2024
Name	Age	Director Since	Independent	Audit	Compensation	Enterprise Risk	Nominating/ Governance
Ayad A. Fargo	64	2016			●		●
Steven R. Gardner, Chair, CEO & President	64	2000
Stephanie Hsieh	56	2022			●	●
Jeffrey C. Jones	70	2006		●	●		●
Rose E. McKinney-James	73	2022				●	●
M. Christian Mitchell, Lead Independent Director	70	2018		●	●		●
George M. Pereira	60	2021		●		●
Barbara S. Polsky	70	2019			●	●	●
Zareh H. Sarrafian	61	2016		●			●
Jaynie M. Studenmund	70	2019			●	●
Richard C. Thomas	76	2020		●		●

●    Committee Chairperson                         ●    Committee Member

Board of Director and Governance Highlights

Board Independence	Board Practices	Board Accountability	Stockholder Alignment

•

Lead Independent Director provides robust independent oversight

•

All directors are independent except for CEO

•

100% independent Board committees

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Independent directors conduct regular executive sessions led by the Lead Independent Director

•

Board and committee ability to hire outside advisors, independent of management

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Annual Board, committee, and director assessments

•

Risk oversight and strategic planning by full Board and committees

•

Outside public board service limited to three additional boards

•

Board has direct access to all of our senior executive officers

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Independent directors evaluate CEO performance and approve CEO and NEO compensation

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Annual election of all directors

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Majority vote for uncontested elections

•

Stockholders have the ability to call a special meeting with 10% support

•

Stockholder engagement program with feedback incorporated into Board deliberations

•

One class of outstanding capital stock with equal voting rights

•

Robust stock ownership guidelines for all Directors and Named Executive Officers

•

Clawback policy for both cash and equity incentives (filed with the Annual Report on Form 10-K for the fiscal year ended December 31, 2024)

•

Maintain restrictions on hedging and pledging shares of our stocks

•

Double-trigger acceleration of equity vesting provisions in place for change in control

EXECUTIVE COMPENSATION HIGHLIGHTS

The Compensation Discussion and Analysis beginning on page 48 gives a more detailed description of the Company’s compensation policies, which include the following highlights:

Our Compensation Philosophy		2024 Executive Compensation Highlights
Alignment with Stockholder Interests	• Executive compensation is tied to financial performance and achievement of strategic goals • Stock ownership requirements • Disincentives for excessive risk-taking

2024 Say-on-Pay Results: 82.1% approval of compensation program

Stockholder Outreach: Continued formal stockholder outreach program, which included outreach to institutional holders representing 80% of outstanding shares and meetings held with investors holding 43% of outstanding shares

CEO Variable and “At Risk” Pay: Approximately 80% of CEO’s total compensation

Long-Term Incentives:

•

50% time-based restricted stock

•

50% performance-based Restricted Stock Units (RSUs)

Maintained disciplined approach to compensation governance and best practices: Our Compensation Committee regularly reviews our compensation practices and policies to ensure they further our executive compensation philosophy and reduce unnecessary risk

Pay for Performance

•

Focus on both short-term and long-term performance

•

Compensation is tied to financial metrics that further our operating and strategic plan

•

Performance is evaluated based on stockholder value, profitability, and risk management

Attract and Retain Key Executives	• Peer group benchmarking ensures pay is competitive in the market • Executives must remain with the Company to earn incentive compensation.

INDEPENDENT AUDITOR MATTERS

As a matter of good corporate practice, we are seeking your ratification of Deloitte & Touche LLP as our independent auditor for the 2025 fiscal year. If our stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee may reconsider its selection.

For 2024, the total fees for services provided by Deloitte & Touche LLP were $2,371,238.

IMPORTANT DATES FOR 2026 ANNUAL MEETING

Stockholder proposals for inclusion in our 2026 Proxy Statement pursuant to SEC Rule 14a-8 must be received by us by December 8, 2025. Notice of stockholder proposals for the 2026 annual meeting outside of SEC Rule 14a-8 must be received by us no earlier than January 19, 2026 and no later than February 18, 2026. In addition, stockholders that intend to solicit proxies in support of director nominees other than our nominees for future stockholder meetings must provide notice that sets forth the information required by SEC Rule 14a-19 no later than March 20, 2026.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our Board of Directors Recommends a Vote “FOR” All Nominees.

Our Director Nominees

Based on the recommendation of the Nominating and Governance Committee, we are pleased to propose eleven (11) director nominees for election this year. We believe that our director nominees, individually and together as a whole, possess the requisite skills, experience, and qualifications necessary to maintain an effective Board to serve the best interests of the Company and its stockholders. All nominees are deemed independent, except for our CEO.

BOARD COMPOSITION

The Right Skills for Our Board

The Nominating and Governance Committee and the Board believe that the director nominees for 2025 provide the Company with the right mix of skills and experience necessary for an effective Board. The chart below denotes the areas of expertise we value and the percentage of director nominees with that expertise or experience.

Core Qualifications and Experience	Fargo	Gardner	Hsieh	Jones	McKinney-James	Mitchell	Pereira	Polsky	Sarrafian	Studenmund	Thomas	%
Banking/Financial Services Industry	●	●	●	●	●	●	●	●	●	●	●	100%
Leadership	●	●	●	●	●	●	●	●	●	●	●	100%
Public Company Oversight	●	●	●	●	●	●	●	●	●	●	●	100%
Financial Reporting/Accounting	●	●	●	●	●	●	●	●	●	●	●	100%
Enterprise Risk Management	●	●	●	●	●	●	●	●	●	●	●	100%
Executive Compensation/Human Capital Management	●	●	●	●	●	●	●	●	●	●	●	100%
Government and Regulatory Compliance	●	●	●	●	●	●	●	●	●	●	●	100%
Cybersecurity		●		●			●					27%
Additional Qualifications and Information												
Audit Committee Financial Expert (A/C Members)				●		●	●		●		●	100%*
# of Other Public Company Boards	0	0	0	0	2	2	0	0	0	1	0	
Board Tenure												
Tenure (number of completed years of service)	9	25	3	19	3	7	4	6	9	6	5	
Age at 2025 annual meeting	64	64	56	70	73	70	60	70	61	70	76	

* 100% of Audit Committee members are Audit Committee Financial Experts

The Nominating and Governance Committee and the Board have identified skills and experience related to cybersecurity and technology as areas of continued short-term focus. The Nominating and Governance Committee considers these skill areas in its ongoing Board refreshment efforts and in offering 2025 training opportunities for current directors.

Refreshment and Retention

The Board is committed to thoughtful and appropriate board refreshment. Four new independent directors joined the Board during the five-year period ending December 31, 2024. As of March 20, 2025, the average tenure of our independent director nominees was 7.1 years, with a majority of our directors having a tenure between 5 and 9 years. Our director nomination process reflects our growth as a Company and our focus on having a Board composed of directors who contribute to our evolving needs.

While we do not have a policy that mandates term limits or director retirement at a certain age, the Nominating and Governance Committee reviews Board refreshment and director tenure on an ongoing basis.

Selecting and Nominating Director Candidates

The identification and evaluation of director candidates takes place in the context of an ongoing board renewal and refreshment process. The Nominating and Governance Committee is responsible for selecting and nominating director candidates and for carrying out the Board’s commitment to maintaining a balanced and diverse composition of well-qualified directors. The Nominating and Governance Committee discusses Board refreshment regularly and identifies candidates for potential nomination to the Board based on their ability to diversify and complement the Board’s existing strengths. Below is a brief outline of the process:

1.	Ongoing Assessment of Board Composition and Evaluation of Priorities
The Nominating and Governance Committee periodically reviews the appropriate size, composition, skills and diversity of the Board of Directors. The Committee utilizes its skills matrix to determine its priorities in seeking out new director candidates for continuous, healthy Board refreshment. For example, over the past several years, the Nominating and Governance Committee has focused its efforts on identifying new director candidates who would add knowledge in the areas of cybersecurity, technology, and corporate responsibility, as well as depth in financial services expertise, while contributing to the Board’s diversity. Director Pereira, who onboarded in 2021 and was appointed as Chair of the Enterprise Risk Committee in 2023, has brought valuable risk and cybersecurity oversight experience in the financial industry. Director McKinney-James, who onboarded in 2022, has contributed valuable perspectives on corporate responsibility matters and community impact. Finally, Director Hsieh, who also onboarded in 2022, has helped build out the Board’s areas of industry expertise.
2.	Solicit and Source a Diverse Pool of Candidates
Working with the Board Chair, the Nominating and Governance Committee regularly seeks out and evaluates a diverse pool of candidates using multiple sources, including a third-party search firm and receiving input from directors and other stakeholders. The third-party search firm assists in identifying director prospects, performs candidate outreach, provides information about candidates, and performs other related services.
3.	Evaluation of Director Candidates
The Nominating and Governance Committee takes a comprehensive approach to the evaluation of director candidates, taking into consideration the makeup of the entire Board, including tenure, experience, skillset, and diversity considerations. The Committee identifies and recommends the Board nomination of well-qualified candidates, based on the candidates’ ability to diversify and complement the Board’s existing strengths.

Director Onboarding and Continuing Education

All directors joining the Board participate in a director onboarding process, which involves informational sessions regarding our business, strategy, and governance with key members of Board leadership and members of executive management. The Board believes that ongoing director education is important for maintaining an effective Board. Our Nominating and Governance Committee regularly reviews training opportunities, including an education program prepared by a third party that is tailored to topics of current focus and priority, and skillsets and matters pertinent to committee-specific service on the Board. Overall, continuing education is achieved utilizing a number of resources and means, including participation in formal education programs, conferences, and seminars (the expenses of which are reimbursable by the Company) or through independent study and outside reading. In addition, from time to time, management may also bring education opportunities to the Board through outside speakers, management presentations, and additional educational materials.

Board Diversity

We embrace diverse perspectives, which we believe lead to better business performance, decision making, and understanding of the needs of our diverse clients, employees, stockholders, business partners, and other stakeholders. Our Board believes that its members must reflect a balanced mix of skills, experience, backgrounds and attributes applicable to our business, strategy, and stakeholder interests.

Our Board takes a multi-dimensional approach to diversity and considers whether director candidates would enhance the diversity of the Board in terms of a variety of skills and attributes such as:

➢	Industry experience, particularly in banking and our client industries;
➢	Functional, technical, or other professional expertise;
➢	Gender, age, and racial/ethnic background; and
➢	Geographic diversity.

Our stockholders may propose director candidates for consideration by the Nominating and Governance Committee by submitting the individual’s name and qualifications to our Corporate Secretary at 17901 Von Karman Avenue, Suite 1200, Irvine, CA 92614 in accordance with, and with such other information as may be required by, our Bylaws. Our Nominating and Governance Committee will consider all director candidates properly submitted by our stockholders in accordance with our Bylaws and Governance Policy.

Director Qualifications

In light of our business, the primary areas of experience, qualifications, and attributes typically sought by the Nominating and Governance Committee in director candidates include, but are not limited to, the following primary areas:

➢	Banking/Financial Services Expertise: Experience with the commercial banking or financial services industry, to help support and grow our core business.
➢	Leadership: Experience holding significant leadership positions, particularly as a CEO or head of a significant business line, to help us drive business strategy, growth, and performance.
➢	Public Company Oversight: Experience in public company governance, including Board leadership positions, corporate governance best practices and policies, and managing relations with key stakeholders.
➢	Finance/Accounting: Experience in financial management and capital allocation to oversee our financial position and to assess our strategic objectives from a financial perspective.
➢	Audit Committee Financial Expert Qualifications: Experience in accounting, financial reporting, or audit processes, to oversee our financial position and reporting.
➢	Enterprise Risk Management: Knowledge of or experience with key risk oversight or risk management functions, including cybersecurity and climate risk, to help oversee the dynamic risks we face.
➢	Executive Compensation and Human Capital Resource Management: Knowledge of or experience with executive compensation and human capital resource management strategies and oversight.
➢	Government and Regulatory Compliance: Knowledge of or experience in regulated industries or governmental organizations to oversee our highly regulated business that is affected by regulatory and governmental actions.

➢	Cybersecurity/Information Security: Experience with cybersecurity, information security, and data privacy, and related oversight to help secure our operations, assets, and data.
➢	Information Technology: Experience and/or oversight involving innovative technology, including investment in and development of innovative technology.
➢	Corporate Responsibility: Experience in providing oversight of Corporate Responsibility-related initiatives, including efforts to assess and manage potential risks and opportunities, and aspects of organizational resilience.

Additionally, the Nominating and Governance Committee may consider other areas relevant to the Company’s strategic growth and business needs, as it determines necessary, including important attributes, such as: strong strategic, critical, and innovative thinking; sound business judgment; high ethical standards; collegial spirit; ability to provide challenge constructively; and availability and commitment to serve.

Voting for Director Nominees

Majority Vote Standard. Because the election of directors to occur at the Annual Meeting is not contested, the vote required for the election of each of the eleven (11) director nominees by the stockholders is the affirmative vote of a majority of the votes cast in favor of or against the election of such director nominee. If the election of directors was a contested election, which it is not, director nominees would be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election. There is no cumulative voting for our directors.

Voting of Proxies. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR each of the nominees listed below. If you indicate “abstain” for a particular nominee on your proxy card, your vote will not be considered in determining whether a nominee has received the affirmative vote of a majority of the votes cast in an uncontested election or a plurality of the votes cast in a contested election. The election of directors is considered a “non-routine” item upon which brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Therefore, broker “non-votes” will not be considered in determining whether a nominee has received the affirmative vote of a majority of the shares in an uncontested election or a plurality of the shares in a contested election.

BIOGRAPHIES OF DIRECTORS

The biographies of each of our current directors and director nominees are set forth below. Each of our directors also serves as a director of Pacific Premier Bank, N.A.

Steven R. Gardner

Age: 64

Director Since: 2000

Chairman, CEO, and President of Pacific Premier Bancorp, Inc.

Chairman and CEO of Pacific Premier Bank, N.A.

Biography:

Mr. Gardner has served as Chairman, Chief Executive Officer, and President and a director of the Company and as the Chief Executive Officer and a director of the Bank since 2000. In addition, he served as the Bank’s President from 2000 until 2016. Mr. Gardner became Chair of the Boards of Directors of the Company and the Bank in May 2016. He has more than 35 years of experience as a commercial banking executive, and has extensive knowledge of all facets of financial institution management. Having completed 11 acquisitions of whole banks, specialty finance lines of business and FDIC failed banks, Mr. Gardner is an expert in all areas of mergers and acquisitions as well as capital market transactions.

Prior to joining the Company, Mr. Gardner was an executive officer of Hawthorne Financial Corporation since 1997, responsible for all credit administration and portfolio management. He has served in senior management positions at both commercial banks and thrift institutions.

Other Directorships and Positions

•

Director, Federal Reserve Bank of San Francisco (2013-2019)

•

Director and Chairman of the Finance Committee, Federal Home Loan Bank of San Francisco (2014-2017; Chairman of Finance Committee 2015-2016)

•

Vice Chairman, Federal Reserve Bank of San Francisco’s Community Depository Institutions Advisory Council (2011-2013)

•

Director and Member, Executive Committee of the Independent Community Bankers of America (“ICBA”) (2011-2013)

•

Director, ICBA Holding Company and ICBA Securities, a registered broker-dealer (2009-2014)

Education

•

Bachelor’s degree from California State University, Fullerton

•

Graduate school at California State University, Long Beach

Director Qualification Highlights

•

Extensive leadership experience as the Company’s current Chairman, CEO, and President and prior executive management roles

•

Expert experience in areas of mergers and acquisitions as well as capital market transactions

M. Christian Mitchell

 INDEPENDENT LEAD
 DIRECTOR

 Board Committee(s):

 Audit (Chair)
 Compensation
 Nominating and Governance

Age: 70

Director Since: 2018

Retired Senior Partner of Deloitte

Biography:

Mr. Mitchell was appointed to serve as a member of the Boards of Directors of the Company and the Bank in 2018, and currently serves as the Lead Independent Director. Mr. Mitchell serves as a Senior Advisor to Marshall & Stevens, a national valuation and financial advisory firm. Mr. Mitchell is a retired Deloitte senior partner, where he served as the national managing partner for the firm’s Mortgage Banking/Finance Companies practice and was a founding member of the board of directors of Deloitte Consulting USA, among other leadership roles. Prior to the acquisition of Grandpoint Capital, Inc., Mr. Mitchell served as Lead Independent Director and chaired the Audit and Risk Committees for Grandpoint Capital, Inc.

Mr. Mitchell taught as an adjunct Accounting Professor at the University of Redlands from 2006 through May 2010 and a guest lecturer from 2010 to 2017. Mr. Mitchell is a member of the Board of Visitors for the University of Alabama Culverhouse College of Business.

Other Directorships and Positions

•

Director, AG Mortgage Investment Trust, Inc. (NYSE: MITT), a residential mortgage REIT with a focus on investing in a diversified risk-adjusted portfolio of residential mortgage-related assets in the U.S. mortgage market. MITT is externally managed by an affiliate of Angelo, Gordon & Co., L.P. (TPG Angelo Gordon), a diversified credit and real estate platform within TPG (2023-present)

•

Director, Parsons Corporation (NYSE: PSN), a global technology-enabled solutions provider to the defense, intelligence, and critical infrastructure markets, Chair of the Audit & Risk Committee, and member of the Corporate Governance & Responsibility Committee (2013-present)

•

In addition, Mr. Mitchell sits on the Board of Directors of Huntington Health Systems, an affiliate of Cedars Sinai Health Systems, where he serves as Chair of the Audit and Compliance Committees and sits on the Executive and Finance Committees (2018-present)

Education

•

Bachelor’s degree in accounting from University of Alabama, graduating summa cum laude

Director Qualification Highlights

•

Named to 2011 and 2012 NACD Directorship 100 for “exemplary board leadership, oversight and courage”

•

Extensive experience as a director of multiple public and private companies

•

Career-long audit and financial expertise in numerous industries

Ayad A. Fargo

 INDEPENDENT

 Board Committee(s):

 Compensation
 Nominating and Governance

Age: 64

Director Since: 2016

President of Biscomerica Corporation

Biography:

Mr. Fargo has served as the President of Biscomerica Corporation, a food manufacturing company based in Rialto, California, since 1980. Biscomerica serves all classes of trade globally within the food industry, manufacturing and co-packing a wide range of products for various Fortune 500 companies. Mr. Fargo was appointed to serve as a member of the Boards of Directors of the Company and the Bank in January 2016, in connection with the Company’s acquisition of Security California Bancorp, a California corporation (“SCAF”) and its banking subsidiary Security Bank of California, a Riverside, California based state-chartered bank (“SBOC”).

Other Directorships and Positions

•

Director, SCAF and SBOC (2005-2016)

•

Chairman of the Board, RPG, a leading global packaging company headquartered in Germany (2008-2016)

•

Chairman of the Board, Bossar Packaging S.A., headquartered in Spain (2010-2015)

Education

•

Bachelor’s degree from Walla Walla University

Director Qualification Highlights

•

Career-long management experience in executive leadership roles

•

Public company oversight experience

Stephanie Hsieh

 INDEPENDENT

 Board Committee(s):

 Compensation
 Enterprise Risk

Age: 56

Director Since: 2022

Chief Executive Officer of Waban Advisors, Inc.

Biography:

Ms. Hsieh currently serves as the CEO of Waban Advisors, Inc., a life science consultancy she founded in 2023, which focuses on regional economic development. Previously, Ms. Hsieh served as Executive Director of the Los Angeles office of Biocom California, the state’s leading non-profit trade association for the life science industry from 2020 to 2023. From 2012 to 2020, she was CEO of Meditope Biosciences, Inc., a privately-held, preclinical-stage oncology company, which she co-founded and where she currently serves as a non-executive director. Ms. Hsieh began her career as an intellectual property attorney, specializing in patent prosecution and litigation, and actively practiced law for a combined fifteen years. She served in a variety of legal and business roles in the biotechnology and biopharmaceutical industries, including as a senior executive at Impax Laboratories, Inc. from 2007 to 2011.

Ms. Hsieh is active in the community, serving on the Board of Directors of several non-profits. She was recognized in 2021 through 2023 by the LA Business Journal as one of Los Angeles’ “most influential leaders.”

Other Directorships and Positions

•

Director, Sydecar, Inc. (2021-present)

•

Director, Meditope Biosciences, Inc. (2012-present)

•

Director, Girls, Inc., a non-profit organization (2022-present)

•

Trustee, Wellesley College (2024-present)

Education

•

Bachelor’s degree from Wellesley College, magna cum laude and Phi Beta Kappa

•

Juris Doctorate from Columbia University School of Law, Harlan Fiske Stone Scholar

•

Master of Business Administration from Stanford University, Graduate School of Business

Director Qualification Highlights

•

Enterprise risk management

•

Significant legal advisory and regulatory experience

Jeffrey C. Jones

 INDEPENDENT

 Board Committee(s):

 Audit
 Compensation
 Nominating and Governance

Age: 70

Director Since: 2006

Former Managing Partner and Executive Committee Member of Frazer, LLP

Biography:

Mr. Jones was appointed to serve as a member of the Boards of Directors of the Company and the Bank in 2006. He previously served as Chairman of the Board of the Company and of the Bank from August 2012 to May 2016, and served as the Company’s Lead Independent Director from May 2017 to October 2020. Mr. Jones is the former Managing Partner and Executive Committee member of the regional accounting firm Frazer, LLP, where he first began working in 1977. Currently Mr. Jones is consulting with Frazer, LLP, having retired in December, 2020. Mr. Jones has over 40 years of experience in servicing small and medium sized business clients primarily within the real estate, construction, and agricultural industries. Mr. Jones is a Certified Public Accountant in California. In 2024, he earned a CERT Certificate in Cybersecurity Oversight through the National Association of Corporate Directors.

Other Directorships and Positions

•

Advisory Board Member, John E. and Susan S. Bates Center for Entrepreneurship and Leadership, Lewis and Clark College (January 2021-present)

•

Principal, Mariners Capital LLC, which syndicates commercial industrial real estate projects (2009-present)

•

President, Inland Exchange, Inc., an accommodator corporation (1989-1993)

Education

•

Bachelor’s degree in Business Administration from Lewis and Clark College in Portland, Oregon

•

Masters of Business Taxation from Golden Gate University

Director Qualification Highlights

•

Career-long finance, accounting and audit experience

•

Extensive finance and management experience in the finance and real estate industries

•

NACD CERT Certificate in Cybersecurity Oversight

Rose E. McKinney-James

 INDEPENDENT

 Board Committee(s):

 Enterprise Risk
 Nominating and Governance

Age: 73

Director Since: 2022

Managing Principal, Energy Works Consulting LLC and McKinney-James & Associates

Biography:

Ms. McKinney-James is an accomplished small business leader, clean energy advocate and independent corporate director with an extensive background in private sector corporate social responsibility, public service, and community and non-profit volunteerism. Ms. McKinney-James currently serves as the Managing Principal of Energy Works LLC (since 2003) and McKinney- James & Associates (since 2005), both of which provide business consulting services and advocacy in public affairs, energy policy, strategy, community outreach and sustainable economic development. She previously served as a Commissioner with the Nevada Public Service Commission and as a Director of the Nevada Department of Business and Industry. As the former CEO of the Corporation of Solar Technology and Renewable Resources, a solar and renewable energy company, she is credited with authoring the strategy to fast track the integration of renewable resources into utility energy portfolios. As a registered lobbyist with the Nevada Legislature, Ms. McKinney-James has represented the interests of Fortune 500 companies, local governments and small businesses.

Ms. McKinney-James is a frequent public speaker, including at corporate governance events and conferences focused on the environment.

Other Directorships and Positions

•

Director, MGM Resorts International (NYSE: MGM), a casino, hotel and entertainment resort owner-operator, where she currently chairs the Corporate Social Responsibility and Sustainability Committee and serves on the Compensation Committee (2005-present)

•

Director, Ioneer Ltd. (Nasdaq: IONR), an emerging lithium-boron supplier (2021-present)

•

Director, Las Vegas Stadium Authority, responsible for the ownership and oversight of the Nevada NFL stadium project (2024-present)

•

Chair, Nevada Clean Energy Fund Advisory Committee, a nonprofit organization that promotes and increases investments in clean energy projects in the state of Nevada (2024-present)

•

In addition, Ms. McKinney-James currently sits on the Board of Directors of other non-public companies and nonprofit organizations, including Toyota Financial Savings Bank (2006-Present), and Chair Emerita of U.S. Energy Foundation (2024-present), and previously served as Director of the National Association of Corporate Directors, Pacific Southwest Chapter (2017-2024)

Education

•

Bachelor’s degree from Olivet College

•

Juris Doctorate from Antioch School of Law

Director Qualification Highlights

•

Two decades of independent corporate director experience with public and private companies

•

Extensive experience relating to oversight of environmental, social and governance matters

•

Seasoned experience in risk management, government affairs, legislation and utility regulatory proceedings

•

2024 recipient of the U.S. Department of Energy Clean Energy Education & Empowerment Award, Lifetime Achievement

•

Chair Emerita for the American Association of Blacks in Energy

•

2019 recipient of the DirectWomen Sandra Day O’Connor Award for Board Excellence

•

2018 GreenBiz Verge VANGUARD Award

George M. Pereira

 INDEPENDENT

 Board Committee(s):

 Enterprise Risk (Chair)
 Audit

Age: 60

Director Since: 2021

Retired Chief Operating Officer and Chief Financial Officer of Charles Schwab Investment Management Inc.

Biography:

Mr. Pereira retired from Charles Schwab Investment Management Inc. in 2020, having served as Chief Operating Officer from 2010 to 2020 and Chief Financial Officer from 2004 to 2020. He also served as Head of Financial Reporting for Charles Schwab & Co., Inc. from 2000 to 2004. Earlier in his career, Mr. Pereira gained valuable regulatory experience and perspective while serving as Managing Director at the New York Stock Exchange. Mr. Pereira has developed extensive expertise in building and managing financial, operational, technology and risk control platforms for growth and scale within the financial services industry. He also has significant experience leading cybersecurity oversight teams, focused on risks and continuous improvement models.

Other Directorships and Positions

•

Director, Pave Finance, Inc. (2023-present)

•

Director, State Street Global Advisors (SSGA) Mutual Funds (2022-present)

•

Director, Charles Schwab Asset Management (Ireland) Ltd. (2004-2020)

•

Director, Charles Schwab Worldwide Funds plc (2004-2010)

•

Member, Latino Corporate Directors Association (2021-present)

•

Director, Rotaplast International, Inc., a non-profit organization that provides free medical services to children worldwide (2012-2018)

Education

•

Bachelor’s degree in Economics from State University of New York at Albany

•

Master of Business Administration from Saint John’s University

Director Qualification Highlights

•

Long-term executive management experience with financial institutions

•

Cybersecurity oversight experience

•

Extensive experience relating to financial reporting, operations, and enterprise risk management

Barbara S. Polsky

 INDEPENDENT

 Board Committee(s):

 Enterprise Risk
 Compensation
 Nominating and Governance

Age: 70

Director Since: 2019

Former Partner at Manatt, Phelps & Phillips, LLP

Biography:

Ms. Polsky serves as an attorney/consultant to financial technology companies with respect to regulatory, acquisition, lending and payment matters. Until October, 2023, Ms. Polsky served as a senior advisor to Jiko Group, Inc., a financial technology company, where she previously served as General Counsel and Chief Legal Officer since 2020. Prior to that, Ms. Polsky was a partner at the law firm of Manatt, Phelps & Phillips, LLP in Los Angeles. Through her 40+ years of law firm practice and her years as General Counsel at both publicly traded bank and specialty finance companies, Ms. Polsky has extensive knowledge concerning domestic and foreign banks, financial holding companies, savings associations, mortgage, other specialty finance and financial technology companies, as well as lending and securities transactions, mergers and acquisitions, governance and regulatory and compliance matters. Ms. Polsky frequently lectures at investment banking and commercial banking seminars on mergers and acquisitions, bank capital augmentation and compliance matters.

Other Directorships and Positions

•

Executive Vice President and General Counsel, City National Corporation and City National Bank (1999-2001)

•

Executive Vice President and General Counsel, Aames Financial Corporation and Aames Home Loan (1996-1999)

•

Prior service as Director of ConnexPay, LLC (2018-2022), and Mid-Central National Bank (2022-2023)

Education

•

Bachelor’s degree from the University of Michigan

•

Juris Doctorate from the University of Michigan Law School, magna cum laude

Director Qualification Highlights

•

In-depth experience in investment banking and commercial banking

•

Unique legal advisory experience relating to lending and securities transactions, mergers and acquisitions, governance and regulatory and compliance matters

Zareh H. Sarrafian

 INDEPENDENT

 Board Committee(s):

 Nominating and Governance
 (Chair)
 Audit

Age: 61

Director Since: 2016

Chief Executive Officer of Riverside University Health System

Biography:

Mr. Sarrafian’s significant experience and leadership in the healthcare industry spans over 25 years. In 2015 Mr. Sarrafian assumed the role of Chief Executive Officer for Riverside University Health System. Mr. Sarrafian oversees the delivery of healthcare to over 2.4 million residents within Riverside County. The healthcare system includes a major academic Medical Center, 14 Outpatient Care Clinics, Department of Public Health, and the Department of Behavioral Health. Prior to joining Riverside County, Mr. Sarrafian served as Chief Administrative Officer for Loma Linda University Medical Center, which included 4 hospitals with over 1,000 patient beds. Prior to that, he served as Administrator for Loma Linda University Children’s Hospital and Chief Executive Officer of the Loma Linda University Behavioral Medicine Center. Mr. Sarrafian’s many years of service to the healthcare industry includes the positions of Chief Financial Officer for Kaiser Permanente Medical Center, Riverside, for 10 years, as well as Morris & Grayson, Inc., La Quinta, CA.

Other Directorships and Positions

•

Director, Switch, Inc., member of the Audit and Nominating and Governance Committees (2018-2022)

•

Director, SCAF and SBOC (2005-2016)

•

In addition, Mr. Sarrafian sits on the Board of Directors of additional non-public companies and nonprofit organizations, including as Trustee, Loma Linda University Health (2019-Present), where he serves as a member of Finance, Audit and Investment Committees; Director, Urban Promise International (2016-present); Director, Riverside County Chamber of Commerce (2017-present); and Director, La Sierra University Foundation (2010-present)

Education

•

Bachelor’s degree from California State Polytechnic University, Pomona

•

Master of Business Administration from California State University, San Bernardino

Director Qualification Highlights

•

Career-long management experience in executive leadership roles

•

In-depth experience in public company oversight

Jaynie M. Studenmund

 INDEPENDENT

 Board Committee(s):

 Compensation (Chair)
 Enterprise Risk

Age: 70

Director Since: 2019

Former Executive Vice President and Head of Retail & Business Banking, First Interstate Bank and Great Western Bank

Biography:

Ms. Studenmund is a seasoned independent director who brings significant executive experience across a number of industries, including financial services, digital, health care and consumer businesses. Ms. Studenmund began her career as a management consultant with Booz, Allen & Hamilton. Next, Ms. Studenmund was a banking executive for 20 years, serving as Executive Vice President and head of retail and business banking at First Interstate of California (now Wells Fargo) and also at Great Western Bank and Home Savings of America (now part of JP Morgan Chase). Following her banking career, Ms. Studenmund pivoted to the internet, where she was the President and Chief Operating Officer for PayMyBills.com and Chief Operating Officer of then-publicly traded Overture Services.

Other Directorships and Positions

•

Director, ExlService Holdings, Inc. (Nasdaq: EXLS), Chair of the Compensation Committee and member of the Audit Committee (2018-present)

•

Director, select funds for Western Asset Management, Chair of the Nominating and Governance Committee and member of the Contract and Audit Committees (2004-present)

•

In addition, Ms. Studenmund sits on the Board of Directors of additional non-public companies and nonprofit organizations, including as Chair Emeritus and Life Trustee of Huntington Health — Cedars Sinai Health System (1997-present), Co-founder and Executive Committee member of the Enduring Heroes Foundation (2014-present) and trustee for the J. Paul Getty Trust (2021-present)

Education

•

Bachelor’s degree from Wellesley College, Phi Beta Kappa

•

Master of Business Administration from Harvard Business School

Director Qualification Highlights

•

Recently recognized as one of NACD’s Top 100 Corporate Directors

•

Significant executive experience across a number of industries, including financial services, digital technologies, health care and consumer related businesses

•

Long-term executive management experience with financial institutions in the Company’s market

•

Extensive experience as a director of multiple public and private companies, including prior service as Chair of the Compensation Committee at the following public companies: CoreLogic, Inc. (Nasdaq: CLGX) (2012-2021), Pinnacle Entertainment Group (Nasdaq: PNK) (2012-2018), and LifeLock (NYSE: LOCK) (2015-2017)

Richard C. Thomas

 INDEPENDENT

 Board Committee(s):

 Audit
 Enterprise Risk

Age: 76

Director Since: 2020

Former Executive Vice President and Chief Financial Officer of CVB Financial Corp. and Citizens Business Bank

Biography:

Mr. Thomas served as a director of Opus Bank from August 2017 until it was acquired by the Company in June 2020. His professional career spans over 35 years within the financial services and accounting and audit industries. He most recently served as Executive Vice President and Chief Financial Officer of CVB Financial Corp. and its principal subsidiary, Citizens Business Bank, from 2010 until his retirement in 2016. From 2009 to 2010, Mr. Thomas served as Executive Vice President and Chief Risk Officer of Community Bank in Pasadena, where he developed a risk-based audit program and oversaw internal audits, including the documentation and testing of internal controls in operations, regulatory compliance and credit reviews. Prior to Community Bank, Mr. Thomas was an audit partner at Deloitte & Touche LLP for 22 years, leading teams in auditing financial statements and internal controls certifications, consulting in accounting, regulatory compliance, cost reduction strategies, and public filings, including registration statements, and mergers and acquisitions. Mr. Thomas is a Certified Public Accountant (inactive) and a member of the American Institute of Certified Public Accountants.

Other Directorships and Positions

•

Director and Chairman of the Audit Committee, Opus Bank (2017-2020)

Education

•

Bachelor of Business degree in Accountancy from Western Illinois University

Director Qualification Highlights

•

Career-long management experience in the financial services and accounting and audit industries

•

Extensive finance, accounting and auditing experience

EXECUTIVE OFFICERS WHO ARE NOT SERVING AS DIRECTORS

Below is information regarding each of our executive officers who are not directors of the Company or, with the exception of Mr. Wilcox, of the Bank. Mr. Wilcox has served as a director of the Bank since December 2024.

Edward E. Wilcox

Age: 58

Director Since: 2003

Director of Pacific Premier Bank, N.A. since 2024

President and Chief Operating Officer of the Bank

B.A., New Mexico State University

Mr. Wilcox has served as President and Chief Operating Officer of the Bank since May 2016. He oversees several business lines and operational units critical to the successful execution of the Bank’s strategies. He is also Chairman of the Bank’s Operations Committee. Mr. Wilcox previously served in key leadership positions with the Bank since 2003, including Chief Credit Officer, Chief Lending Officer, and Chief Banking Officer. His professional career spans 30 years with an extensive background in commercial banking, real estate lending, credit administration, secondary marketing, depository services, and regulatory oversight.

Relevant Prior Experience:

•

Loan Production Manager, Hawthorne Savings Bank

•

Secondary Marketing Manager, First Fidelity Investment & Loan

•

Asset Manager, REO Manager and Real Estate Analyst at various financial institutions

Ronald J. Nicolas, Jr.

Age: 66

Director Since: 2016

Senior Executive Vice President, Chief Financial Officer of the Company and Chief Financial and Administration Officer of the Bank

B.S. and M.B.A., Canisius College

Mr. Nicolas oversees all finance, accounting and treasury functions as well as investor relations, human resources, corporate real estate, and loan servicing administration of the Company and the Bank. He serves as Chairman of the Bank’s Asset Liability Committee. He has successfully led four mergers and acquisitions since joining the Company and the Bank, and many critical projects. In addition, throughout his career, he has led many capital raising endeavors, including an initial public offering and recapitalization. Mr. Nicolas has over 30 years of leadership experience with publicly-held banks. He has served as Chief Financial Officer of both the Company and the Bank since May 2016 and as Chief Financial and Administration Officer of the Bank since February 2023.

Relevant Prior Experience:

•

Executive Vice President and Chief Financial Officer at each of the following financial institutions:

➢

Banc of California

➢

Carrington Holding Company, LLC

➢

Residential Credit Holdings, LLC

➢

Fremont General and Fremont Investment & Loan

➢

Aames Investment/Financial Corp

•

Served in various capacities with KeyCorp, then a $60 billion financial institution, including the following:

➢

Executive Vice President Group Finance, KeyCorp

➢

Executive Vice President, Treasurer and Chief Financial Officer, KeyBank USA

➢

Vice President of Corporate Treasury, KeyBank USA

•

Various financial and accounting roles at HSBC-Marine Midland Banks

Michael S. Karr

Age: 56

Director Since: 2006

Senior Executive Vice President and Chief Risk Officer of the Bank

B.A., cum laude, Claremont McKenna College

M.B.A., University of California, Irvine

Mr. Karr oversees the Bank’s enterprise risk management, credit quality control and appraisal functions. He was appointed Chief Risk Officer of the Bank in March 2018, and is also the Chairman of the Bank’s Enterprise Risk Management Committee. Mr. Karr previously served twelve years as the Chief Credit Officer of the Bank and was responsible for overseeing the Bank’s credit functions, including all lending and portfolio operations, prior to and through the Great Financial Crisis. He also led credit due diligence and integration through 10 of our 11 acquisitions. Outside the Bank, Mr. Karr serves as a Director for the Small Business Development Corporation of Orange County, a public benefit corporation that focuses on the economic development of underserved communities in California, targeting minority, woman, disabled, and veteran-owned businesses, as well as industries of greater need.

Relevant Prior Experience:

•

Vice President, Manager of Commercial Real Estate Asset Management Department, Fremont Investment & Loan

Thomas E. Rice

Age: 53

Director Since: 2008

Senior Executive Vice President and Chief Innovation Officer of the Bank

B.S., DeVry University

Mr. Rice began his journey with Pacific Premier Bank in 2008 with extensive financial technology consulting experience. Mr. Rice was appointed Chief Innovation Officer of the Bank in 2018. In this capacity he leads with a client-first mindset overseeing the development of innovative technology focused on seamless digital experiences for commercial clients. Mr. Rice leads the Bank’s Information Technology functions as well as Treasury Management and Digital Banking. Mr. Rice previously served as the Chief Operating Officer, responsible for overseeing the deposit operations of the Bank, and prior to that Chief Information Officer. Mr. Rice is responsible for overseeing acquisition-related systems conversions and technology platform consolidations. He currently serves as Vice Chairman of the Bank’s Operations Committee.

Prior to joining the Bank, Mr. Rice was a founding partner at Compushare Inc. for twelve years. He oversaw the firm’s expansion and technology consulting, specializing in M&A, security and compliance services for financial institutions.

Relevant Prior Experience:

•

Senior Vice President, Information Technology Director, Vineyard Bank

•

Partner and Director of Operations, Compushare, Inc.

Steven R. Arnold

Age: 54

Director Since: 2016

Corporate Secretary of the Company and Senior Executive Vice President and General Counsel of the Bank

B.A., Brigham Young University

J.D., George Mason University School of Law

Mr. Arnold oversees our corporate governance, legal support, and regulatory compliance functions. He has more than 20 years’ experience in the industry and has advised financial institutions of all sizes on a variety of topics, including corporate governance, loan documentation, deposit operations, treasury management services, BSA/ AML/OFAC, consumer compliance, fair lending, privacy, vendor management, and contract negotiation. Mr. Arnold has also served as the Corporate Secretary of the Company since May 2017.

Relevant Prior Experience:

•

Partner in the Financial Services Group, Manatt, Phelps & Phillips, LLP

•

Managing Counsel, Toyota Financial Services

Donn B. Jakosky

Age: 71

Director Since: 2017

Senior Executive Vice President and Chief Credit Officer of the Bank

B.A. and M.B.A., University of California, Los Angeles

Mr. Jakosky is responsible for overseeing our credit functions, including all lending and portfolio operations. He was appointed Executive Vice President and Chief Credit Officer of the Bank in March 2018 and was promoted to Senior Executive Vice President in December 2018. He is also Chairman of the Bank’s Credit and Portfolio Review Committee. Prior to his appointment as Chief Credit Officer, he served as Deputy Chief Credit Officer of the Bank, during which time he assisted in the oversight of all of the Bank’s credit and lending functions.

Relevant Prior Experience:

•

Executive Vice President and Chief Credit Officer, Blue Gate Bank

•

Executive Vice President and Chief Credit Officer, Community Bank

•

Executive Vice President and Chief Credit Officer, 1st Century Bank

•

Senior Vice President/Senior Credit Administrator and Asset Based Lending Manager, Mellon 1st Business Bank

•

Senior credit officer roles at the following financial institutions:

➢

Bank of America

➢

Sanwa Bank

Peggy Ohlhaver Ed.D.

Age: 68

Director Since: 2016

Senior Executive Vice President and Chief Human Resources Officer of the Bank

B.S., Indiana University

M.S. and Ed.D., Chapman University

Ms. Ohlhaver is responsible for leading the Bank’s overall human capital resource management strategy and supports the Compensation Committee of the Board of Directors. As Chief Human Resources Officer, Ms. Ohlhaver develops and oversees the execution of the Bank’s human resource management strategy, including talent acquisition, leadership development, employee relations, performance management, equity and inclusion, employee well-being, human resource technology systems, and compensation and benefits. She has transformed the function, culture, and impact of human resources across the Company to support our business goals and strategies as well as the needs and aspirations of our employees. She currently serves as the Chair of the Bank’s Human Capital and Benefits Committee.

Relevant Prior Experience:

•

Vice President, Human Resources Business Partner, JP Morgan Chase & Co.

•

First Vice President, Sr. Human Resources Manager, Washington Mutual

•

Sr. Compensation Consultant, American Savings Bank

Sherri V. Scott

Age: 62

Director Since: 2013

Senior Executive Vice President and Chief Corporate Responsibility Officer of the Bank

B.S., University of California, Los Angeles

Ms. Scott heads up the Bank’s Corporate Responsibility efforts that include sustainability as well as the Bank’s CRA compliance functions. She plays a pivotal role in shaping corporate responsibility strategies, community reinvestment, and championing financial inclusion initiatives. Under her leadership, the Bank has consistently received highly positive feedback and superior CRA ratings from examiners, auditors and community partners. Her leadership and efforts resulted in the Bank receiving highly coveted letters of support from community advocates, facilitating the Bank’s merger and acquisition activities without a formal community agreement. Ms. Scott currently serves on the Board of Directors of For the Child and Clearinghouse Community Development Financial Institution.

Relevant Prior Experience:

•

CRA Officer, Hawthorne Savings

•

First Vice President, CRA Officer, Nara Bank

•

First Vice President, CRA Officer, Community Bank

•

First Vice President, CRA Officer, OneWest Bank

•

First Vice President, CRA and Fair Lending Officer, Luther Burbank Savings

Tamara B. Wendoll

Age: 54

Director Since: 2021

Senior Executive Vice President and President — Pacific Premier Trust

B.A., University of California, San Diego

M.B.A., University of Pennsylvania, The Wharton School

Ms. Wendoll is responsible for the strategic development and operational oversight of Pacific Premier Trust’s services across the United States. Ms. Wendoll joined the Bank in November 2021 and currently serves as President of Pacific Premier Trust. Pacific Premier Trust focuses on the custody of retirement account assets, with a specialty in alternative assets. She is also Chair of the Bank’s Fiduciary Committee. Ms. Wendoll brings over 25 years of experience in financial services, including oversight of end-to-end operations of asset management, trust and wealth management businesses. Ms. Wendoll serves as Director-at-Large and Chair of the Operational Committee for the Retirement Industry Trust Association (RITA).

Relevant Prior Experience:

•

Chief Operating Officer, Dunham & Associates Investment Counsel Inc.

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Chief Operating Officer and Assistant Secretary, Dunham Trust Company

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Secretary and AML Compliance Officer, Dunham Funds Trust

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Senior Executive Vice President, Marketing & Operations, Kelmoore Investment Company

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Vice President, Investment Advisory Services, Josephthal & Co.

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Vice President, Investment Advisory Services, First Allied Securities, Inc.

Lori R. Wright, C.P.A.

Age: 45

Director Since: 2016

Senior Executive Vice President and Deputy Chief Financial Officer of the Bank

B.S., Central Washington University

M.B.A., Washington State University

Ms. Wright is responsible for the corporate accounting, financial reporting, accounting and tax policy, and accounts payable functions. She has served as Senior Executive Vice President and Deputy Chief Financial Officer since 2020. She serves as Chairman of the Bank’s Financial Disclosure Committee. She also serves as the Company’s principal accounting officer. Previously, Ms. Wright served as the Bank’s Executive Vice President and Chief Accounting Officer, and prior to that Senior Vice President and Controller of the Bank.

Relevant Prior Experience:

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Controller, California Republic Bank

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Controller, San Diego County Credit Union

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Chief Financial Officer, Solarity Credit Union

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance

We value strong corporate governance principles and seek to manage the Company in a manner that reflects integrity and high ethical standards. We also seek to cultivate an inclusive environment at all levels of the organization where diverse perspectives and ideas can be represented effectively. To foster strong corporate governance and business ethics, our Board of Directors reviews our corporate governance practices and principles on a regular basis, looking for opportunities to strengthen and enhance them. We have adopted certain corporate governance guidelines, which are embodied in our Governance Policy that the Board has approved to achieve the following goals:

●	promote the effective functioning of the Company’s Board of Directors;
●	ensure that the Company conducts all of its business in accordance with high ethical and legal standards; and
●	enhance long-term stockholder value.

The full text of our Governance Policy is available on our website at www.ppbi.com under the “Investors” section. Our stockholders may also obtain a written copy of the Governance Policy at no cost by writing to us at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, Attention: Investor Relations Department, or by calling (949) 864-8000.

The Nominating and Governance Committee of our Board of Directors administers our Governance Policy, reviews performance under the guidelines and the content of the guidelines annually and, when appropriate, recommends that our Board approve updates and revisions to our Governance Policy.

Board Independence and Leadership

The Board of Directors has determined that, with the exception of Mr. Gardner, the Company’s Chairman of the Board, CEO, and President, all of our current directors are “independent” within the meaning of the director independence standards of NASDAQ and the SEC.

Lead Independent Director

Our Governance Policy provides that our Board of Directors must have either a non-executive Chairperson or a Lead Independent Director to ensure independent Board leadership and that the Company is managed for the long-term benefit of its stockholders. Each year, the Board evaluates its leadership structure to ensure that it remains appropriate. Currently, the offices of Chairman of the Board of Directors and CEO are jointly held, and the independent directors have elected Director M. Christian Mitchell as our Lead Independent Director.

The specific responsibilities of the Lead Independent Director are defined in our Governance Policy, and include:

●	ensuring active participation of the independent directors in setting agendas and establishing priorities for the Board;
●	presiding at all meetings of the Board at which the Chairperson is not present, including executive sessions of the independent directors;
●	coordinating administration of the annual Board evaluation, together with the Nominating and Governance Committee;
●	serving as a liaison between the Chairperson and the independent directors;
●	being available for consultation with stockholders, regulators, third parties, and other key stakeholders, as appropriate; and
●	performing such other duties as the Chairperson or the Board may from time to time delegate or request.

Mr. Mitchell performs these duties and provides leadership in additional ways. He is accessible to the CEO, who frequently consults with Mr. Mitchell on matters of corporate governance and Board oversight, among other matters. He fosters dialogue among the directors and between the Board and management. Mr. Mitchell takes an active role in outreach efforts with various constituents, including investors during the Company’s annual stockholder outreach campaign. Mr. Mitchell has been recognized by the National Association of Corporate Directors as a leader in promoting governance best practices. The Lead Independent Director receives an annual cash retainer and annual equity award in recognition of the role’s significant responsibilities and time commitment.

Executive Sessions

Typically, the Company’s independent directors meet in executive session without management at each regularly scheduled board meeting. In addition, the Company’s independent committees regularly meet in executive session.

Annual Board and Board Committee Evaluations

The Nominating and Governance Committee of the Board, in coordination with the Lead Independent Director and full Board, conducts an annual evaluation of the Board’s performance and effectiveness at the Board, committee, and individual director levels. The Nominating and Governance Committee develops and implements a process for such evaluation and review, which is designed to encourage open and candid feedback on both the effectiveness of the Board as a whole, as well as the effectiveness of each of its members. The scope of assessments includes elements of Board effectiveness, such as Board size, meeting frequency, quality and timing of information provided to the Board, director communication, director skills and qualifications, director independence, and Board strategy.

Additionally, each Board committee conducts an evaluation of its effectiveness annually. The review includes an evaluation of various areas such as committee size, composition, performance, and coordination among committee members and among the standing committees. The results of the committee performance assessments are reviewed by each committee, as well as by the Nominating and Governance Committee, and discussed with the full Board.

Annual CEO Performance Evaluation

Each year, the Nominating and Governance Committee reviews a process to solicit feedback from each director, other than our CEO, regarding the CEO’s performance over the past year. Our Lead Independent Director, in coordination with our Nominating and Governance and Compensation Committees, leads this process.

CEO and Executive Succession Planning

Succession planning for the CEO and other key executive officer positions is one of the Board’s key responsibilities. Typically, on an annual basis, the CEO presents a management succession plan to the Nominating and Governance Committee, which reviews and recommends the succession plan to the full Board for approval. The management succession plan describes the process by which the executive management of the Company will continue if the current CEO is unwilling or unable to serve, including an unexpected departure of the CEO. Succession plans for other key executive officers are also addressed.

Communications with the Board

Individuals may submit communications to any individual director, including our presiding Chairman, our Board as a group, or a specified Board committee or group of directors, including our non-management directors, by sending the communications in writing to the following address: Pacific Premier Bancorp, Inc., 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614. The Company’s Corporate Secretary will sort the Board correspondence to classify it based on the following categories into which it falls: stockholder correspondence, commercial correspondence, regulatory correspondence, or customer correspondence. All stockholder correspondence will then be forwarded to the Board members to whom it is directed.

Board Oversight of Strategy and Direct Contact with Management

Our Board is actively engaged in overseeing the Company’s strategic planning and initiatives. Each year, the Board conducts an in-depth, multi-day set of meetings to discuss the current strategic landscape, as well as strategic and organic growth plans, and to review our overall business. Discussion topics may include new or expanded lines of business, products, and services; clients and market share; financial outlook; competition; environmental sustainability; human capital management; regulatory environment; and updates in corporate governance and stockholder relations. Discussions about the Company’s strategic priorities and goals, as well as execution on those priorities and goals, also are held during the Board’s regular meetings.

All of our independent directors have access to our CEO and our senior executive officers at any time to discuss any aspect of our business. In addition, there generally are frequent opportunities for directors to meet with other members of our management team.

Board Risk Oversight

Our Board’s Role in Risk Oversight

Our Board believes that understanding, identifying, and managing risk is essential to our Company’s success. Our entire Board is responsible for overseeing the Company’s risk management processes and regularly discusses the Company’s risk profile and how best to manage the Company’s most significant risks. Each of the Board committees is engaged in overseeing the Company’s risks as they relate to that committee’s areas of oversight, and has the responsibility for ensuring that overall risk awareness and risk management is appropriate. For example, the Compensation Committee reviews and evaluates compensation program-related risks. The Board also specifically delegates certain risk oversight functions to the Audit and Enterprise Risk Committees.

●	The Audit Committee is responsible for reviewing the effectiveness of internal controls, including the system to monitor business risk practices, as well as legal and ethical programs, which helps the Board fulfill its risk oversight responsibilities relating to the Company’s financial statements, financial reporting process, and regulatory requirements. The Audit Committee also oversees the internal audit function.
●	The Enterprise Risk Committee oversees the design and implementation of our enterprise risk management program. Our Enterprise Risk Committee’s primary purposes are to (i) monitor and review our enterprise risk management framework and risk appetite for credit, market, liquidity, operational, information technology and information security, compliance and legal, strategic, and reputation risks, and (ii) monitor and review the adequacy of our enterprise risk management functions.

As a general matter, except for cases where a particular committee may choose to meet in executive session, all Board members are invited (but not required) to attend the regular meetings of all Board committees. We believe that this transparent and collaborative structure provides for a more informed Board, and helps the Board understand and monitor internal and external risks.

Risk Appetite Statement

The Board oversees, and approves on at least an annual basis, the Company’s Risk Appetite Statement, which sets forth qualitative and quantitative tolerance levels with respect to the amount and types of key risks underlying the Company’s business. Key risk indicator limits and thresholds are measured and reported quarterly to the Board. Suggested changes to the Company’s Risk Appetite Statement or related risk indicator limits and thresholds received from management are reviewed and challenged by the second line of defense, principally Enterprise Risk Management, after which changes are reviewed, challenged, and ultimately approved by the Enterprise Risk Committee of the Board. The Enterprise Risk Committee is responsible for overseeing the Company’s compliance with the Risk Appetite Statement. Our other Board committees and the full Board share responsibility for the Risk Appetite Statement by overseeing and approving applicable risk metrics that are contained in significant enterprise-wide policies, for example, concentration limits in the Credit Policy.

Risk & Controls

With oversight from our Board and its committees, we are focused on, and continually invest in, our risk management and control environment. Our business teams, supported by our risk, compliance, legal, finance, and internal audit functions, work together to identify and manage risks applicable to our business, as well as to enhance our control environment. Particular areas of focus include, among other things, financial reporting, credit, concentrations, fraud, data management, privacy, bank regulatory requirements, and as further discussed below, cybersecurity.

We have adopted a three lines of defense model to control risk-taking. Our first line of defense, our business lines and support functions, identifies, assesses, monitors, and manages risk in these areas in accordance with established policies and procedures. Our second line of defense, independent risk management, including enterprise risk management, information security, internal loan review, compliance, and Bank Secrecy Act/ AML functions, coordinates and oversees the implementation of the enterprise risk management framework, including monitoring the risk management activities of the first line of defense, and provides effective challenge to management’s decisions. Our third line of defense, Internal Audit, provides independent assurance to the Audit Committee of the Board on the design and effectiveness of our internal controls.

Cybersecurity

Information security is essential to our mission and our institutional strategic goals. Under the leadership of our Chief Information Security Officer (CISO), we have developed and implemented a comprehensive risk-based information security program that meets regulatory requirements and encompasses a cybersecurity program that is based upon guidance from the Federal Financial Institutions Examination Council (FFIEC), as well as the National Institute of Standards and Technology (NIST) Cybersecurity Framework, and the Center for Internet Security (CIS) best practices. This framework identifies and evaluates cybersecurity risks, enables risk management decisions, and responds to emerging threats. The Information Security Program and all applicable cybersecurity policies, processes, and controls apply to our operations and employees.

Our cybersecurity risk management strategy employs a proactive, in-depth, layered, and defensive approach that leverages people, processes, and technology to manage and maintain cybersecurity controls. As such, our cybersecurity risk management program includes, but is not limited to: regular (at least annual) employee cybersecurity training and communications; the use of preventative, detective, alerting, and defensive in-depth technologies; internal and third-party program oversight; policies and procedures regularly reviewed and designed with regulatory and industry guidance; an incident response plan to respond to cybersecurity incidents; and a threat intelligence program designed to assess the latest changes to the threat landscape. In addition, cybersecurity policies, procedures, and controls have been developed and implemented to protect against unauthorized access to consumer and customer information and safeguard the information exchanged with third parties per applicable laws and regulations.

Cybersecurity Strategy

Integration with Overall Risk Management. Cybersecurity is a major component of our overall risk management approach. The Company’s cybersecurity risk management program is integrated into our enterprise risk management processes. This integration helps ensure that cybersecurity considerations are integral to our decision-making processes across the organization. Our risk management team works closely with our Information Security and Information Technology departments to continuously evaluate and address cybersecurity risks in alignment with our business objectives and operational needs.

We continually evaluate cybersecurity risks as part of our overall risk management strategy. Cybersecurity risks are not just identified and managed, but continuously reassessed and updated through various ongoing and scheduled processes, technologies, and techniques, including, but not limited to periodic IT Risk Assessments, vulnerability scanning, penetration testing, employee cybersecurity awareness testing, and threat intelligence analysis.

Employee Education and Training. We consider employee education not just important but paramount. We conduct regular cybersecurity education through a security awareness, training, and education program that provides consistent and focused training to educate employees, raise awareness, and change behaviors. All employees are required to participate in interactive training at least annually on information security and data privacy. As part of this training program, security campaigns are launched to test the effectiveness of the training provided, and all employees receive security bulletins and updates on a periodic and as-needed basis.

Incident Response Plan. We have created and regularly updated our Incident Response Plan, which guides our response to a cybersecurity incident and outlines processes for forensic analysis, crisis communications, and required notifications. Significant cybersecurity incidents are disclosed promptly to senior leadership and the Board of Directors. We test our Incident Response Plan through tabletop exercises. The Bank also maintains a business continuity program that addresses crisis management, business impact, and data and systems recovery. While we have encountered cybersecurity threats and incidents in the past, we have not incurred material costs or damages resulting from those threats and incidents, and we have not experienced a material breach of our systems.

Board Oversight

The Board of Directors maintains oversight responsibility over the enterprise risk management program, including cybersecurity threats and incidents risks, and approves the information security program. The Enterprise Risk Committee of the Board of Directors assists the Board in evaluating enterprise risks and performing the Board’s oversight responsibilities. As part of our integrated enterprise risk management process, cybersecurity risks and key metrics are evaluated by the Enterprise Risk Committee and reported to the full Board quarterly. In addition, the Enterprise Risk Committee and the Board actively participate in discussions with management and amongst themselves regarding cybersecurity risks and the overall risk management strategy. Our CISO, in coordination with our Chief Risk Officer, briefs the Enterprise Risk Committee on a quarterly basis concerning cybersecurity risks, the effectiveness of our cybersecurity risk management efforts, and updates and changes to our cybersecurity risk management program. In addition, the CISO briefs the entire Board about the cybersecurity risk management program on a semi-annual basis and as requested.

For further information, please refer to our 2024 Annual Report, Item 1C, available from our website at www.ppbi.com under the “Investors” section.

Climate-Related Risk

We recognize that certain risks, such as those associated with changes to weather patterns, and evolving regulatory and market conditions related to those changes, could impact our business, clients, and communities. We continue to evaluate risks that may affect our operations, including physical risks such as natural disasters or disruptions to infrastructure, as well as risks related to evolving regulations and market conditions.

Climate-related Risk Oversight. Emerging risks are reviewed and addressed through our enterprise-wide risk management framework, which helps us identify and monitor exposure across our business. This process informs our decisions and strengthens our overall risk management efforts.

Climate-Related Financial Risk Management. We have established cross-functional working groups to oversee the organization’s approach to manage and disclose climate-related risks. These cross-functional teams include representation from our credit, finance, enterprise risk management, and corporate responsibility teams. Their oversight includes monitoring regulatory requirements and compliance efforts for climate-related financial disclosure, such as California’s Climate Corporate Data Accountability Act Senate Bill 253 and Climate-Related Financial Risk Act Senate Bill 261.

For additional information regarding climate-related risk, please refer to our latest CSR Report, available on our website at www.ppbi.com under the “Investors” section.

Commitment of Our Board

Outside Directorships

We encourage all directors to carefully consider the number of other company boards of directors on which they serve, taking into account the time required for board attendance, conflicts of interests, participation, and effectiveness on these boards. Pursuant to our Governance Policy, no director may serve on more than three (3) public company boards of directors, in addition to the Board. Directors are asked to report all directorships, including advisory positions, accepted, as well as to notify the Nominating and Governance Committee in advance of accepting any invitation to serve on another public company board.

2024 Meetings

Our Board of Directors met eight times during 2024, including three special meetings that were held to discuss and oversee capital management, risk management strategy and strategic and regulatory developments. Typically, our Board of Directors holds at least five regularly-scheduled Board meetings annually, plus any special meetings that may be necessary or appropriate. Each incumbent director attended in person or via teleconference at least 75% of the Board and applicable Board committee meetings during 2024.

It is the Board’s policy that each director employs his or her best efforts to attend our annual stockholder meeting. All of our then-serving Board members attended our 2024 Annual Meeting of Stockholders.

	2024 Meeting

Board	8		28 Total Board and Committee Meetings in 2024
Audit	5	►
Compensation	7
Nomination and Governance	4
Enterprise Risk	4

Executive Sessions of Independent Directors without Management(a)	4
(a)Chaired by our Lead Independent Director

Director Engagement Outside of Meetings

Engagement beyond the boardroom provides our directors with additional insights into our business, risk management, industry and stakeholders, as well as valuable perspectives on the performance of our Company and members of senior management.

The commitment of our directors extends beyond preparation for, and participation at, regular and special meetings.

ENGAGEMENT WITH STOCKHOLDERS

Governance Discussions
Lead Independent Director participates in annual stockholder engagement

DIRECTOR EDUCATION

Conferences and Seminars
Additional educational events outside of recommended education program

New Director Orientation
Orientation program for new directors

ENGAGEMENT WITH THE BUSINESS

Ongoing Dialogue with CEO
Active and transparent dialogue among CEO, Lead Independent Director, and all directors

Business and Strategy Review Sessions
Directors participate at annual strategy sessions that include business line leaders

ENGAGEMENT WITH REGULATORS

Lead Independent Director and Committee Chairs, as appropriate, engage directly with our regulators

ENGAGEMENT WITH INDEPENDENT AUDITOR

Lead Independent Director and Audit Committee Chair meet quarterly with our independent public accounting firm, outside of Audit Committee meetings

Corporate Code of Business Conduct and Ethics

We have implemented a Code of Business Conduct and Ethics applicable to our directors, CEO, and all of our officers and employees. Our Code of Business Conduct and Ethics provides fundamental ethical principles to which these individuals are expected to adhere. Our Code of Business Conduct and Ethics operates as a tool to help our directors, officers, and employees understand and adhere to the high ethical standards required by the Company and the Bank.

Our directors are expected to avoid any action, position, or interest that conflicts with an interest of the Company, or gives the appearance of a conflict. As a result, our directors must disclose all business relationships with the Company and any other outside business relationships that present actual or potential conflict of interest for review by the Nominating and Governance Committee, and to recuse themselves from discussions and decisions affecting those relationships. In addition, each director is subject to the Company’s Related Party Transactions Policy, pursuant to which transactions between the Company or the Bank and any of our directors or certain of their affiliates need to be approved or ratified by disinterested members of the Nominating and Governance Committee, if not otherwise pre-approved under the terms of the policy. For more information, see “Related Party Transaction Policy” under “Certain Relationships and Related Transactions.”

Our Code of Business Conduct and Ethics is available on our website at www.ppbi.com under the “Investors” section. Our stockholders may also obtain written copies at no cost by writing to us at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, Attention: Investor Relations Department, or by calling (949) 864-8000. Any future changes or amendments to our Code of Business Conduct and Ethics and any waiver that applies to one of our senior financial officers or a member of our Board of Directors will be posted to our website.

Board Committees

We believe our Board has created a sound committee structure designed to help the Board carry out its responsibilities in an effective and efficient manner. While the Board may form from time to time ad hoc or other special purpose committees, there are four (4) standing Board committees: Audit, Compensation, Nominating and Governance, and Enterprise Risk.

As a general matter, except for cases where a particular committee may choose to meet in executive session, all Board members are invited (but not required) to attend the regular meetings of all Board committees. We believe that this transparent and collaborative structure provides for a more informed Board.

Committee Membership, Responsibilities, and Meetings

All chairpersons of our four (4) standing committees are independent and appointed annually by the Board. Each chairperson presides over committee meetings; oversees meeting agendas; serves as a liaison between the committee members and the Board, as well as between committee members and management; and works closely with executive and senior management on appropriate committee matters.

Each committee meets regularly, on at least a quarterly basis. The committees, typically through their committee chairpersons, routinely report their actions to, and discuss their recommendations with, the full Board. In addition, certain committees periodically hold extended meetings dedicated to discussing key strategic matters or other business items that are relevant or subject to the committee’s oversight responsibilities on a more in-depth basis.

The Board has determined that each of the current members of the four (4) standing Board committees is “independent” within the meaning of applicable SEC rules, NASDAQ director independence standards and other regulatory requirements, to the extent applicable. The names of the current members and highlights of some of the key oversight responsibilities of the Board Committees are set forth below:

Audit Committee Chair M. Christian Mitchell Other Members Jeffrey C. Jones, George M. Pereira, Zareh H. Sarrafian, and Richard C. Thomas

Key Oversight Responsibilities

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Selects and communicates with the Company’s independent auditors.

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Reports to the Board on the general financial condition of the Company and the results of the annual audit.

•

Oversees the Company’s internal controls, accounting, and financial reporting process.

•

Oversees the audits of the Company’s financial statements.

•

The Board of Directors has determined that each of Messrs. Jones, Mitchell, Pereira, Sarrafian, and Thomas satisfy the requirements established by the SEC for qualification as an “audit committee financial expert,” and is independent under the NASDAQ listing standards and rules of the SEC.

Compensation Committee Chair Jaynie M. Studenmund Other Members Ayad A. Fargo, Stephanie Hsieh, Jeffrey C. Jones, M. Christian Mitchell, and Barbara S. Polsky

Key Oversight Responsibilities

•

Reviews the amount and composition of director compensation from time to time and makes recommendations to the Board when it concludes changes are needed.

•

Oversees the Bank’s compensation policies, benefits, and practices.

•

Approves all restricted stock, restricted stock unit, and all other equity awards.

•

Determines the annual salary and short-term and long-term incentive compensation of our NEOs.

•

Approves the compensation structure for other members of our senior management team.

•

Reviews Human Capital metrics and initiatives.

Enterprise Risk Committee Chair George M. Pereira Other Members Stephanie Hsieh, Rose E. McKinney-James, Barbara S. Polsky, Jaynie M. Studenmund, and Richard C. Thomas

Key Oversight Responsibilities

•

Monitors and reviews the Company’s enterprise risk management framework and risk appetite for credit, market, liquidity, operational, information security, compliance and legal, strategic, and reputation risks.

•

Monitors and reviews the adequacy of enterprise risk management functions and reports its conclusions and recommendations to the Board.

•

Reviews the Company’s risk profile for alignment with the Company’s strategic objectives and risk appetite, including compliance with risk limits and thresholds set forth in our Risk Appetite Statement.

•

Provides oversight of loan portfolio performance, investment policies and liquidity position in relation to risk appetite and risk tolerance.

• Reviews all significant policies and contingency plans in light of changing external and internal conditions.

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Reviews cybersecurity threat reports regarding the assessment of current security updates, cyber statistics, core elements and controls, and key IT trends affecting information security.

Nominating and Governance Committee Chair Zareh H. Sarrafian Other Members Ayad A. Fargo, Jeffrey C. Jones, Rose E. McKinney-James, M. Christian Mitchell, and Barbara S. Polsky

Key Oversight Responsibilities

•

Reviews qualification criteria for director candidates and nominates candidates as directors.

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Oversees our Board governance structure and policies.

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Conducts annual Board and Board Committee evaluations, in coordination with the Lead Independent Director.

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Oversees Corporate Governance and our Corporate Responsibility Program.

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Conducts CEO and management succession planning.

Committee Governance

Committee Charters

Each committee is governed by a Board-approved charter, which sets forth each committee’s purpose and responsibilities. The charters provide that each committee has adequate resources and authority to discharge its responsibilities, including appropriate funding for the retention of external consultants or advisers, as the committee deems necessary or appropriate. Each committee charter is reviewed by its committee members and by the full Board on at least an annual basis. The charters of each committee are available on our website, www.ppbi.com under the “Investors” section.

Compensation Committee Interlocks and Insider Participation

For 2024, the Compensation Committee was comprised of Ms. Studenmund, Ms. Hsieh, and Ms. Polsky, as well as Messrs. Fargo, Jones, and Mitchell, each of whom was an independent director. None of these individuals is or has been an officer or employee of the Company during the last fiscal year or as of the date of this Proxy Statement, or is serving or has served as a member of the compensation committee of another entity that has an executive officer serving on the Compensation Committee. No executive officer of the Company served as a director of another entity that had an executive officer serving on the Compensation Committee. Finally, no executive officer of the Company served as a member of the compensation committee of another entity that had an executive officer serving as a director of the Company.

CORPORATE RESPONSIBILITY PROGRAM

Program Management and Oversight

Our Corporate Responsibility Program prioritizes resiliency, business sustainability, and the well-being and development of our people within an integrated operational framework. Oversight of these efforts begins with our Board of Directors. Our Nominating and Governance Committee, composed entirely of independent directors, provides overall oversight and guidance, and our full Board receives regular updates on our corporate responsibility efforts, initiatives, and progress as part of our commitment to corporate responsibility.

For more details regarding our corporate responsibility initiatives, you are encouraged to read our latest CSR Report, available on our website at www.ppbi.com under the “Investors” section.

HUMAN CAPITAL

Our culture and approach to human capital resource management is embodied in our Success Attributes: Achieve, Communicate, Improve, Integrity, and Urgency. We also seek to cultivate an inclusive environment at all levels of the organization where diverse perspectives and ideas can be represented effectively. These principles have been the drivers of our performance as we executed our business strategies and navigated the current health, social, and economic environment. We have managed our organization through significant challenges and delivered strong financial results, while at the same time supporting the well-being of our employees. We expect and encourage employee participation, input, and collaboration. We value accountability because it is essential to our success, and we accept our responsibility to hold ourselves and others accountable for meeting commitments and achieving exceptional standards of performance.

Investing in Our Human Capital

We endeavor to provide our employees with careers instead of jobs, and as such, full-time employees comprise the majority of our staff. We encourage professional and personal development and offer our employees professional development and training opportunities as well as generous tuition reimbursement.

Employee Engagement

We value the voice of our employees and encourage feedback and continual improvement. Partnering with Gallup, we conduct our annual employee engagement survey, reaffirming our commitment to ongoing assessment and improvement.

Career Development

We provide leadership roadmaps that help ensure our leaders have the mindset and critical thinking abilities to support personal development, career goals, and their teams.

In 2024, we continued our career development program for all employees, “Premier Pathways.” This program allows employees to access information on roles across the organization, competencies required for various roles, and additional resources on pursuing career development and advancement within the Bank.

Health and Safety

Our Health and Safety Policy outlines our general approach and commitment to employee health and safety. All employees receive Health and Safety training via our learning management system, which contains information on Office Safety topics such as slips, trips, falls, hazardous chemicals, emergency procedures, and office ergonomics. Employees receive this training on an annual basis.

We also strive to provide each employee with a safe and healthy work environment. Violence and threatening behavior are not permitted. The Company has adopted a formal injury and illness prevention program to conduct business activities in compliance with local, state, and federal safety and health regulations and standards. The program covers all facilities and operations of the organization, and addresses on-site emergencies, injuries and illnesses, and general safety procedures.

Compensation and Benefits

We are committed to offering competitive total compensation packages to our employees. We regularly compare compensation with peer companies and market data, making adjustments as needed to ensure compensation stays competitive. We also offer a wide array of benefits for our employees and their families. We offer a comprehensive health and well-being program that provides a holistic approach to addressing and supporting the wellness of our employees.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Compensation for our non-employee directors is designed to be competitive with other financial institutions that are similar in size, complexity, or business models. Our Board of Directors, acting upon a recommendation from the Compensation Committee, annually determines the non-employee directors’ compensation for serving on the Board of Directors and its committees. Our CEO, the only employee director on the Board, does not receive any payment for his services as a director.

2024 Director Compensation

The Director’s Compensation Table below sets forth the amounts earned or paid to each non-employee member of our Board of Directors during the year ended December 31, 2024. Individual compensation reflects the base cash and equity compensation, as well as incremental committee chairperson and membership fees, as applicable. Each non-employee director serves on at least one committee. No changes to our non-employee director compensation structure were implemented during 2024.

Aggregate Director Compensation in 2024. In accordance with applicable SEC rules and regulations, the following table reports all compensation the Company paid during 2024 to its non-employee directors.

2024 DIRECTOR COMPENSATION
				Changes in
	Fees			Nonqualified
	Earned			Deferred
	or Paid	Stock	Option	Compensation	All Other
Name	in Cash	Awards(1)	Awards(1)	Earnings	Compensation	Total
Ayad A. Fargo	$77,000	$75,000	$—	$—	$—	$152,000
Joseph L. Garrett (2)	47,596	75,000	—	—	—	122,596
Stephanie Hsieh	77,000	75,000	—	—	—	152,000
Jeffrey C. Jones	87,000	75,000	—	—	—	162,000
Rose E. McKinney-James	77,000	75,000	—	—	—	152,000
M. Christian Mitchell	177,000	100,000	—	—	—	277,000
George M. Pereira	87,000	75,000	—	—	—	162,000
Barbara S. Polsky	97,000	75,000	—	—	—	172,000
Zareh H. Sarrafian	95,000	75,000	—	—	—	170,000
Jaynie M. Studenmund	91,000	75,000	—	—	—	166,000
Richard C. Thomas	81,000	75,000	—	—	—	156,000
(1)	These amounts represent the aggregate grant date fair value of restricted stock granted in 2024, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are discussed in Note 16 to our Consolidated Audited Financial Statements for the fiscal year ended December 31, 2024, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Fair value is based on 100% of the closing price per share of our common stock on the date of grant. At December 31, 2024, each of the non-employee directors named in the above table held 3,317 shares of restricted stock except for Mr. Mitchell, who held 4,423 shares.
(2)	Mr. Garrett retired from the Board immediately prior to the Company’s 2024 Annual Meeting of Stockholders. All of the shares of restricted stock awarded to him were accelerated to vest upon his resignation.

Elements of Director Compensation

Compensation for our non-employee directors reflects a combination of cash (annual retainer fees and committee retainer fees) and equity (annual restricted stock awards), as outlined in the Schedule of Director Fees below. The Lead Independent Director is entitled to additional annual cash and equity compensation, and chairpersons of each committee are also entitled to annual chairperson fees. Effective January 1, 2025, the compensation of our non-employee directors was updated as outlined in the table below.

Summary of Annual Director Fees	2024	Effective January 1, 2025
Director Annual Cash Fee	$65,000	$75,000
Director Annual Equity Awards	$75,000 in shares of restricted stock	$85,000 in shares of restricted stock
Lead Independent Director Retainer	$75,000 cash $25,000 in shares of restricted stock	$75,000 cash $35,000 in shares of restricted stock
Chairperson Fees	$25,000 Audit Committee $20,000 Compensation Committee $20,000 Enterprise Risk Committee $20,000 Nominating and Governance Committee	$25,000 Audit Committee $25,000 Compensation Committee $25,000 Enterprise Risk Committee $25,000 Nominating and Governance Committee
Committee Member Fees	$10,000 Audit Committee $6,000 Compensation Committee $6,000 Enterprise Risk Committee $6,000 Nominating and Governance Committee	$10,000 Audit Committee $7,500 Compensation Committee $7,500 Enterprise Risk Committee $7,500 Nominating and Governance Committee
Meeting Fee for Board Meetings in Excess of 13 in Calendar Year	N/A	$2,000 per meeting
Travel Expenses	Directors are eligible for reimbursement for their reasonable expenses incurred in connection with attendance at meetings or the performance of their director duties in accordance with Company policy.	No change

Stock Compensation

Each non-employee director is eligible for a grant of shares of restricted stock issued from our Amended and Restated 2022 Long-Term Incentive Plan, as amended, as recommended by the Compensation Committee. The shares of restricted stock that the Company awards to its directors fully vest as of the first anniversary of the date of grant, subject to earlier vesting on termination of service in certain circumstances. On March 15, 2024, each of our non-employee directors serving at that time, with the exception of our Lead Independent Director, was granted 3,317 shares of restricted stock, which had a value of approximately $75,000 as of the date of grant, based upon the closing price of the Company’s common stock as of that date. On March 15, 2024, our Lead Independent Director, Mr. Mitchell, was granted 4,423 shares of restricted stock, which had a value of approximately $100,000 as of the date of the grant, based upon the closing price of the Company’s common stock as of that date.

Deferred Compensation Plan

The Bank created a Directors’ Deferred Compensation Plan in September 2006 which allowed non-employee directors to defer Board of Directors’ annual cash fees and provided for additional contributions from any opt-out portion of the long-term care insurance plan in which non-employee directors were entitled to participate at that time. As of December 2016, the Directors’ Deferred Compensation Plan was frozen such that no new contributions may be made and existing balances remain until distribution. The Company is under no obligation to make matching contributions to the Directors’ Deferred Compensation Plan. The director’s account balance is payable upon retirement or resignation. The only outstanding balances under the Deferred Compensation Plan for our directors at December 31, 2024 were as follows: Mr. Fargo had a balance of $2,312 and Mr. Jones had a balance of $52,555.

Stock Ownership Guidelines for Directors

The Board of Directors has adopted stock ownership guidelines for non-employee directors, which require that each non-employee director own shares of the Company’s common stock having a value equal to at least five times the director’s annual cash retainer for service on the Board of the Company or the Bank Board (not including committee-related fees). New directors have five years after joining the Board of Directors or the Bank Board to meet the guidelines. Restricted stock and restricted stock units subject only to time-based vesting are treated as stock ownership for this purpose. Unexercised options (whether or not vested) are not counted towards the stock ownership guidelines. As of the date of this Proxy Statement, all directors met or exceeded the ownership guidelines to the extent applicable to them.

PRINCIPAL HOLDERS OF COMMON STOCK

The following table sets forth information as to those persons or entities believed by management to be beneficial owners of more than 5% of the Company’s outstanding shares of common stock on the Record Date or as represented by the owner or as disclosed in certain reports regarding such ownership filed by such persons with the Company and with the SEC, in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that beneficially owns more than 5% of the Company’s common stock as of the Record Date.

	Amount and Nature of
	Beneficial Ownership		Percent of Class(1)
BlackRock Inc. 55 East 52nd Street New York, NY 10055	14,140,339	(2)	14.57%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	11,241,494	(3)	11.58%
T. Rowe Price Group Inc. 100 East Pratt St. Baltimore, MD 21202	6,207,838	(4)	6.39%
Dimensional Fund Advisors LP 6300 Bee Cave Road. Austin, TX 78746	5,806,863	(5)	5.98%
State Street Global Advisors Inc. Channel Center 1 Iron Street Boston, MA 02210	5,709,056	(6)	5.88%
(1)	As of March 20, 2025, there were 97,081,596 shares of Company common stock outstanding on which “Percent of Class” in the above table is based.
(2)	As reported in a Schedule 13 F-HR filed with the SEC on February 7, 2025 for the calendar year ended December 31, 2024, BlackRock Inc. has sole voting power over 13,979,777 shares and sole dispositive power over 14,140,339 shares.
(3)	As reported in a Schedule 13 F-HR filed with the SEC on February 11, 2025 for the calendar year ended December 31, 2024, The Vanguard Group has sole voting power over 0 shares and sole dispositive power over 11,149,421 shares.
(4)	As reported in a Schedule 13 F-HR filed with the SEC on February 14, 2025 for the calendar year ended December 31, 2024, T. Rowe Price Group Inc. has sole voting power over 6,205,054 shares and sole dispositive power over 6,207,838 shares.
(5)	As reported in a Schedule 13 F-HR filed with the SEC on February 13, 2025 for the calendar year ended December 31, 2024, Dimensional Fund Advisors LP has sole voting power over 5,423,328 and sole dispositive power over 5,569,221 shares.
(6)	As reported in a Schedule 13 F-HR filed with the SEC on February 14, 2025 for the calendar year ended December 31, 2024, State Street Global Advisors Inc. has sole voting power over 626,350 shares and sole dispositive power over 5,708,156 shares.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

This table and the accompanying footnotes provide a summary of the beneficial ownership of our common stock as of the Record Date, by (i) our directors, (ii) our named executive officers, and (iii) all of our current directors and executive officers as a group. The following summary is based on information furnished by the respective directors and officers. Each person has sole voting and investment power with respect to the shares they beneficially own.

					TOTAL BENEFICIAL OWNERSHIP
	Common	Restricted		Options
	Stock	Stock(1)	RSUs(2)	Exercisable(3)	#(4)	%(5)
Name	A	B	C	D	E	F
Ayad A. Fargo	326,350	3,801	—	—	330,151	*
Stephanie Hsieh	8,412	3,801	—	—	12,213	*
Jeffrey C. Jones	145,711	3,801	—	—	149,512	*
Rose E. McKinney-James	8,441	3,801	—	—	12,242	*
M. Christian Mitchell	34,159	4,919	—	—	39,078	*
George M. Pereira	8,359	3,801	—	—	12,160	*
Barbara S. Polsky	14,507	3,801	—	—	18,308	*
Zareh H. Sarrafian	43,673	3,801	—	—	47,474	*
Jaynie M. Studenmund	17,507	3,801	—	—	21,308	*
Richard C. Thomas	19,061	3,801	—	—	22,862	*
Steven R. Gardner	441,353	134,398	—	—	575,751	*
Edward E. Wilcox	205,762	74,451	—	—	280,213	*
Ronald J. Nicolas, Jr.	135,850	65,692	—	—	201,542	*
Michael S. Karr	86,817	33,657	—	—	120,474	*
Thomas E. Rice	80,589	34,657	—	—	115,246	*
Stock ownership of all directors and executive officers as a group (21 persons)	1,653,721	565,606	—	5,000	2,224,327	2.29%
*	Represented less than 1% of outstanding shares.
(1)	In accordance with applicable SEC rules, shares of restricted stock constitute beneficial ownership because the holder has voting power, but not dispositive power.
(2)	In accordance with applicable SEC rules, restricted stock units that will be settled, within 60 days after the Record Date are included in this column.
(3)	In accordance with applicable SEC rules, stock options that are exercisable or will become exercisable, and restricted stock units that will be settled, within 60 days after the Record Date are included in this column.
(4)	The amounts are derived by adding shares, restricted stock, and options exercisable listed in columns A, B, C, and D of the table.
(5)	The amounts contained in column F are derived by dividing the amounts in column E of the table by (i) the total outstanding shares of 97,081,596 plus (ii) the amounts in columns C and D for that individual or the group, as applicable.

Delinquent Section 16(a) Reports

Pursuant to Section 16(a) of the Exchange Act, and the related rules and regulations, our directors and executive officers and any beneficial owners of more than 10% of any registered class of our equity securities, are required to file reports of their ownership, and any changes in that ownership, with the SEC. To our knowledge and based solely on our review of copies of these reports and on written representations from such reporting persons, we believe that during 2024, all such persons filed all ownership reports and reported all transactions on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Policy

Our Board has adopted a written policy governing the approval of related-party transactions, which we refer to as our RPT Policy. A “related party transaction” means any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) in which (i) the Company or any of its subsidiaries is or will be a participant, (ii) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, and (iii) any “related party” (i.e., an executive officer, director, nominee for director, any stockholder owning more than 5% of any class of the Company’s voting securities, or an immediate family member of the any of these parties) has or will have a direct or indirect material interest. In summary, the RPT Policy provides that, unless a transaction is deemed to be pre-approved (such as compensation-related payments for services provided and routine banking-related services), each related party transaction must be approved by disinterested members of the Nominating and Governance Committee.

Insider Loans

Certain of our officers and directors, as well as their immediate family members and affiliates, are customers of, or have had transactions with us in the ordinary course of business. These transactions include deposits, loans, and other financial services related transactions. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. As of the date of this filing, no related party loans were categorized as nonaccrual, past due, restructured, or potential problem loans.

PROPOSAL NO. 2 — ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION

The Board of Directors Recommends a Vote “FOR” the Approval of the Compensation of our Named Executive Officers, as Disclosed in this Proxy Statement.

Our advisory vote on executive compensation (otherwise known as “Say on Pay”) is held annually. Pursuant to the Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), this vote provides our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our Named Executive Officers (“NEOs”) as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement, including the accompanying compensation tables and narrative discussion therein. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this Proxy Statement.

We ask our stockholders to indicate their support for our executive compensation program for our NEOs and vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon the Board or the Compensation Committee and may not be construed as overruling any decision by the Board or the Compensation Committee. However, the Board and Compensation Committee value the opinion of our stockholders and will take into consideration the outcome of this advisory vote when considering future executive compensation arrangements.

Stockholders are encouraged to carefully review the following “Compensation Discussion and Analysis” and “Compensation for Named Executive Officers” sections for a detailed discussion of our executive compensation program for our NEOs.

Vote Required

Your vote on this proposal is an advisory vote, which means that the Company and the Board are not required to take any action based on the outcome of the vote. However, the Compensation Committee will consider the vote of our stockholders on this proposal when determining the nature and scope of future executive compensation programs.

The affirmative vote of holders of the majority of the shares for which votes on the proposal are cast at the Annual Meeting is needed to approve this proposal on a non-binding advisory basis. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.

EXECUTIVE COMPENSATION DISCUSSION & ANALYSIS

The statements included in this “Executive Compensation Discussion & Analysis” regarding future financial performance, results of operations, expectations, plans, strategies, priorities, and other statements that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements are based upon current beliefs, expectations, and assumptions, and are subject to significant risks, uncertainties, and changes in circumstances that could cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024. Readers of this Proxy Statement are cautioned not to rely on these forward-looking statements since there can be no assurance that these forward-looking statements will prove to be accurate. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

In this Executive Compensation Discussion & Analysis, or CD&A, we explain our 2024 compensation program for our CEO, our CFO, and our three highest paid other executive officers, whom we collectively refer to as our NEOs. The Compensation Committee of our Board of Directors has designed our NEO compensation program to align executive compensation with the Company’s achievement of its strategic objectives, its financial performance, and the creation of long-term value for our stockholders. In designing our NEO compensation program, the Compensation Committee is mindful of the perspectives our key stakeholders may have with respect to executive compensation matters.

2024 was marked by elevated interest rates, heightened regulatory expectations, and broader uncertainty related to the 2024 U.S. presidential election, all of which brought challenging dynamics to the market. For the first three quarters of 2024, we continued to focus on prudent and proactive capital, liquidity, and credit risk management, and leveraging our best-in-class service to deepen our relationships with existing clients and attract new clients to our franchise. Starting late in the third quarter of 2024, as the interest rate environment began to stabilize and the U.S. Presidential election approached, we shifted our strategic focus to deploying some of the excess capital we had accumulated over the past several quarters into increasing loan production with attractive risk-adjusted yields. Although this shift did not materially affect our financial performance in 2024, we anticipate that it will positively affect our earnings profile in future periods.

For full year 2024, we had net income of $158.8 million, or $1.65 per diluted share, and return on average assets, or ROAA, of 0.86%. Our asset quality remained strong throughout 2024, with nonperforming assets near historical lows at 0.16% of total assets at December 31, 2024, and our capital levels remained among the strongest in the industry, even after we returned $127.1 million of capital to our stockholders in 2024 through our dividend program.

Our Board of Directors, Compensation Committee, and management team regularly analyzes and compares various aspects of our financial performance and risk management metrics against the KBW Regional Bank Index (“KRX”), which is a key industry benchmark used by our stockholders and other industry participants that is comprised of 50 publicly traded small- to mid-cap U.S. regional banks. In addition, the significant majority of the peer group that our Compensation Committee uses when analyzing and designing our NEO compensation program are members of the KRX. As depicted in the graphics on the following pages, we ranked among the best in the KRX in 2024 for measures tied to our strategic priorities – namely prudent and proactive capital, credit and liquidity management.

Late in fourth quarter of 2024, the OCC approved our application to convert the Bank from a California-chartered bank to a national banking association, which better aligns our Bank’s charter with our strategic focus. We continue to leverage our West Coast regional business banking model that is supplemented by our complementary national lines of business to create long-term stockholder value.

Our 2024 financial performance and progress on other key goals led to our NEOs receiving annual incentive cash payments at 105% of their target amounts. This was consistent with our strategic shift beginning in late 2022 on preserving and growing capital, prioritizing liquidity, prudently managing credit risk and protecting franchise value by focusing on our client relationships, emphasizing non-interest-bearing deposits, and keeping overall deposit costs low relative to our peers. This strategic shift pressured our earnings profile and negatively impacted our NEOs’ long-term performance-based equity incentive awards for the three-year performance period ending December 31, 2024.

As we enter 2025, we continue to prioritize growth and profitability objectives, while maintaining our disciplined approach to capital, liquidity and credit risk management and building franchise value. We ended 2024 with industry-leading capital levels and credit quality, together with strong client relationships as reflected in our low cost of deposits and high levels of noninterest bearing accounts. In short, our focus on protecting and building franchise value starting in late 2022 through most of 2024 has enabled us to pursue attractive risk-adjusted opportunities to drive higher levels of revenue and increased earnings power as we enter 2025 for the long-term benefit of our stockholders.

Full Year 2024 Key Performance Measures Compared to the KBW Regional Banking Index

Prudent capital management. . .

Proactive credit risk management. . .

Higher is better

Allowance for Credit Losses/LHFI (%)

0.76
1.21
1.48
2.01
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9
Peer 10
Peer 11
Peer 12
Peer 13
Peer 14
Peer 15
Peer 16
Peer 17
Peer 18
Peer 19
Peer 20
Peer 21
Peer 22
Peer 23
Peer 24
Peer 25
Peer 26
Peer 27
Peer 28
Peer 29
Peer 30
Peer 31
Peer 32
Peer 33
Peer 34
Peer 35
Peer 36
Peer 37
Peer 38
Peer 39
Peer 40
PPBI
Peer 42
Peer 43
Peer 44
Peer 45
Peer 46
Peer 47
Peer 48
Peer 49
Peer 50
Median

Lower is better

NPAs/Assets (%)

0.04
0.16
0.53
3.31
Peer 1
Peer 2
PPBI
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9
Peer 10
Peer 11
Peer 12
Peer 13
Peer 14
Peer 15
Peer 16
Peer 17
Peer 18
Peer 19
Peer 20
Peer 21
Peer 22
Peer 23
Peer 24
Peer 25
Peer 26
Peer 27
Peer 28
Peer 29
Peer 30
Peer 31
Peer 32
Peer 33
Peer 34
Peer 35
Peer 36
Peer 37
Peer 38
Peer 39
Peer 40
Peer 41
Peer 42
Peer 43
Peer 44
Peer 45
Peer 46
Peer 47
Peer 48
Peer 49
Peer 50
Median

Lower is better

Annualized NCOs/Average Loans (%)

0.01%
0.16%
0.19%
1.13%
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9
Peer 10
Peer 11
Peer 12
Peer 13
Peer 14
Peer 15
Peer 16
Peer 17
PPBI
Peer 19
Peer 20
Peer 21
Peer 22
Peer 23
Peer 24
Peer 25
Peer 26
Peer 27
Peer 28
Peer 29
Peer 30
Peer 31
Peer 32
Peer 33
Peer 34
Peer 35
Peer 36
Peer 37
Peer 38
Peer 39
Peer 40
Peer 41
Peer 42
Peer 43
Peer 44
Peer 45
Peer 46
Peer 47
Peer 48
Peer 49
Peer 50
Median

Strong deposit franchise and liquidity. . .

Lower is better
Cost of Deposits
0.88%
1.74%
2.23%
3.64%
Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 PPBI Peer 14 Peer 15 Peer 16 Peer 17 Peer 18 Peer 19 Peer 20 Peer 21 Peer 22 Peer 23 Peer 24 Peer 25 Peer 26 Peer 27 Peer 28 Peer 29 Peer 30 Peer 31 Peer 32 Peer 33 Peer 34 Peer 35 Peer 36 Peer 37 Peer 38 Peer 39 Peer 40 Peer 41 Peer 42 Peer 43 Peer 44 Peer 45 Peer 46 Peer 47 Peer 48 Peer 49 Peer 50
Median

Higher is better
Non-Interest Bearing Deposits/Total Deposits
12%
25%
32%
59%
Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 Peer 14 Peer 15 Peer 16 Peer 17 Peer 18 Peer 19 Peer 20 Peer 21 Peer 22 Peer 23 Peer 24 Peer 25 Peer 26 Peer 27 Peer 28 Peer 29 Peer 30 Peer 31 Peer 32 Peer 33 Peer 34 Peer 35 Peer 36 Peer 37 Peer 38 Peer 39 Peer 40 Peer 41 Peer 42 PPBI Peer 44 Peer 45 Peer 46 Peer 47 Peer 48 Peer 49 Peer 50
Median

Lower is better
Total Loans/Total Deposits
49%
83%
84%
110%
Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 Peer 14 Peer 15 Peer 16 Peer 17 Peer 18 Peer 19 Peer 20 PPBI Peer 22 Peer 23 Peer 24 Peer 25 Peer 26 Peer 27 Peer 28 Peer 29 Peer 30 Peer 31 Peer 32 Peer 33 Peer 34 Peer 35 Peer 36 Peer 37 Peer 38 Peer 39 Peer 40 Peer 41 Peer 42 Peer 43 Peer 44 Peer 45 Peer 46 Peer 47 Peer 48 Peer 49 Peer 50
Median

Earnings reflective of strategic priorities. . .

In designing our NEO compensation program, our Compensation Committee focused on balancing the desire to compensate, retain, and reward our NEOs for results that align with our strategic objectives with ensuring that our NEO compensation program does not create incentives that promote undue risk-taking for our organization or reward short-term actions that are not in our long-term interests. The Compensation Committee believes that tying a significant portion of our NEOs’ overall compensation to our long-term profitability and the long-term performance of our stock as compared to our peers provides a meaningful balance between these objectives. The following graphic highlights the key factors and outcomes with respect to our NEO compensation program for 2024.

Company Highlights & Executive Compensation At-A-Glance

2024 Financial Highlights	2024 Company Highlights
Net Income of $158.8 Million Earnings per Common Share of $1.65 ROAA of 0.86% $127.1 million in capital returned to stockholders in 2024 10-year Total Shareholder Return of 95%**

Commitment to Prudent Capital, Liquidity and Credit Management

•

Maintained capital levels among the highest of our peers as Tangible Common Equity / Tangible Assets Ratio of 11.92%* as of December 31, 2024

•

Total assets of $18 billion as of December 31, 2024

•

Nonperforming asset levels near historic low: 0.16%

•

Well-controlled cost of deposits of 1.74%

•

Executed on Bank charter conversion to a national banking association

2024 Executive Compensation Highlights	Named Executive Officers

2024 Say-on-Pay Results: 82.1% approval of compensation program.

Stockholder Outreach: Continued and enhanced stockholder outreach program, including outreach to institutional holders representing approximately 80% of outstanding shares and engagement with investors holding 43% of outstanding shares.

CEO Variable and “At Risk” Pay: 80% of CEO’s total compensation.

2024 Annual Incentive Cash Payments: Paid out at 105% of the target level.

Long-Term Incentives: 2022-2024 RSUs paid out at 27% of the target level

Steven R. Gardner: Chairman of the Board, CEO, and President of the Company and Chairman of the Board and CEO of the Bank

Edward E. Wilcox: President and COO of the Bank

Ronald J. Nicolas, Jr.: Senior EVP and CFO of the Company, and Chief Financial and Administration Officer of the Bank

Michael S. Karr: Senior EVP and Chief Risk Officer of the Bank

Thomas E. Rice: Senior EVP and Chief Innovation Officer of the Bank

*Please refer to the “GAAP Reconciliations” included in Annex A to this Proxy Statement.

**Total shareholder return (TSR) assumes dividends paid during the performance period are reinvested.

EXECUTIVE COMPENSATION PHILOSOPHY

Executive Compensation Program Principles. Our Compensation Committee has established three key principles that provide the framework for our executive compensation program:

Alignment with Stockholder Interests. Our executives’ interests should be aligned with the interests of our stockholders.

•

Executive compensation is tied to financial performance and achievement of strategic goals. Key components of NEO and executive officer compensation are earned only if certain financial and strategic objectives that our Board and Compensation Committee have identified as value-enhancing are achieved.

•

Equity-based compensation comprises approximately 60% of our CEO’s compensation.

•

Stock ownership requirements. Our executive stock ownership guidelines require our NEOs to accumulate and maintain a meaningful position in shares of Company common stock to strengthen the alignment of their long-term interests with those of stockholders.

•

Disincentives for excessive risk-taking. Our executive compensation program is designed to balance risk and financial results in a manner that does not encourage imprudent risk-taking. Key design features include our “clawback” policy and our restrictions against hedging and pledging of our stock.

•

Reward actions taken for long-term benefit of stockholders, even if short-term results are negative. Our Compensation Committee may exercise discretion in certain non-recurring circumstances to reward management for taking actions that we believe will be accretive to stockholders over the long-run, even if those actions generate negative short-term financial results.

Pay for Performance. Executive pay should be linked to achieving our short- and long-term business goals.

•

Compensation reflects financial metrics that further our strategic plan. Both short-term and long-term performance goals are focused on our key financial metrics and strategic plans, which may take several quarters or years to realize.

•

Significant portion of executive pay is variable and performance-based. Approximately 80% of our CEO’s target pay is delivered through annual and long-term incentives.

•

Focus on both short-term and long-term performance. We deliver incentive-based compensation both as annual cash awards and longer-term, equity-based awards predicated on achieving prospective financial goals.

•

Performance is evaluated based on Stockholder Value, Profitability, and Risk Management. The Compensation Committee annually establishes specific performance metrics which are linked to short- and long-term incentive compensation outcomes and how well we perform relative to our plans, the industry, and our peers.

Attract and Retain Key Executives.

Our executive compensation program should provide competitive pay in order to attract and retain executives who are capable and motivated to help us continue to grow and prudently manage our business.

•

Peer group and financial industry survey data used to ensure pay is competitive in the broader labor market. Our Compensation Committee reviews executive compensation levels paid by members of our peer group based on available data, as well as data for the broader financial industry from our compensation consultant, with the dual goals of paying total compensation at a level commensurate with how well we perform and rewarding our executives for achieving strategic goals while maintaining discipline and prudence.

•

Executives must remain with the Company to receive incentive compensation. Long-term incentive compensation makes up a large portion of executive compensation packages; approximately 66% of the NEOs’ long-term incentive compensation does not vest, if at all, for three years.

Our executive compensation program is designed with these principles in mind. This philosophy guides our Compensation Committee in all decisions regarding executive compensation.

Compensation Governance and Best Practices. Our Compensation Committee regularly reviews our compensation practices and policies to ensure that they further our executive compensation philosophy and reduce unnecessary risk. The following table summarizes our executive compensation plan features and what we believe are “best practices” in terms of designing and administering the program.

WHAT WE DO:	WHAT WE DON’T DO:
Align short-term and long-term incentive plan targets with business goals and stockholder interests	Provide any tax gross-up payments
Conduct annual say-on-pay advisory vote	Reward executives for taking excessive, inappropriate or unnecessary risk
Conduct stockholder outreach to solicit feedback and discuss our compensation practices	Allow the repricing or backdating of equity awards
Retain an independent compensation consultant to advise our Compensation Committee	Provide multi-year guaranteed salary increases or non- performance bonus arrangements
Use performance metrics that compare our performance to external benchmarks	Rely exclusively on total stockholder return as our only performance metric
Maintain a “clawback” policy that applies to NEOs and other senior executives	Award incentives for below-threshold performance
Maintain a robust stock ownership policy for NEOs	Pay cash dividends on unearned or unvested performance-based equity awards
Re-evaluate and update the composition of our peer group annually	Permit hedging and pledging of our stock by executives
Limit vesting of performance-based RSUs in the event the performance results are negative	Have single trigger vesting on our equity and equity-based awards

PAY FOR PERFORMANCE AND PAY AT RISK

We strive to ensure that there is long-term alignment between NEO pay and Company performance, and we monitor NEO pay as it relates to our performance to ensure our compensation framework is functioning as designed.

We believe that a significant portion of our NEOs’ total compensation should be “performance-based” and “at risk,” meaning that its payment or vesting is based upon the achievement of predefined financial and performance metrics. We also believe that a significant portion should be variable, meaning that the actual compensation will increase or decrease based on the achievement of performance metrics and/or the performance of our stock. We believe that equity should comprise the larger component of our variable pay to provide alignment with our stockholders and provide retention through multi-year vesting.

Placing a significant portion of pay at risk motivates our executives to achieve performance goals and create long-term value for our stockholders. The annual incentive bonus rewards are earned by our NEOs for the achievement of short-term performance goals and how well we perform relative to our plans, the industry, and our peers. The amount paid is tied to the level of achieved performance, with higher payout levels reflecting superior performance. The long-term performance-based and time-based equity-based awards reward our executives for achieving long-term performance goals and increasing stockholder value. A portion of our long-term incentives are also tied to our performance relative to the KRX index.

As reflected in the charts that follow, 80% of our CEO’s target total 2024 compensation was variable or “at risk,” and an average of 79% of our Bank President’s and the CFO’s and 70% of our other NEOs’ target total 2024 compensation was variable or “at risk.”

CEO TARGET AND REALIZED COMPENSATION

As part of its analysis of long-term alignment between NEO pay and Company performance, the Compensation Committee monitors the differences between the target total direct compensation and realized compensation.

The table below shows the dollar value of the compensation elements that comprised the target total compensation opportunity available to our CEO (other than benefits and perquisites), as compared to the CEO’s realized compensation for the three-fiscal year periods ended December 31, 2024. Target pay consists of (i) base salary, (ii) target short-term incentive, (iii) the grant date value of RSAs granted during prior years that vested during the applicable year, and (iv) the grant date value of the target number of RSUs granted at the beginning of the performance period that ends on December 31 of applicable year. Realized pay consists of (i) base salary, (ii) short-term incentive paid with respect to the performance year, (iii) the value of RSAs vested during the year (based on stock price on the date of vesting), and (iv) the value of RSUs vested with respect to the performance period that ends on December 31 of the last performance year.

As illustrated in the table below, the Compensation Committee decreased the CEO’s target total compensation from 2022 to 2024, in order to better align pay and performance with Company peers, and after taking into consideration feedback from our stockholders through our stockholder outreach program and our 2024 say-on-pay results. Realized pay also decreased over the same period, due to our stock price performance and the resulting decrease in the number of RSUs vesting based on achievement of performance goals for the performance period, which is evidence of alignment between our NEO compensation program and stockholders’ interests. Notably, our stock price performance during the three-year measurement period that ended on December 31, 2024 directly reflected our strategic decision to prioritize capital accumulation, prudently manage liquidity and credit risk, while protecting franchise value starting in late 2022 in anticipation of what we expected to be a very uncertain economic and operating environment as the Federal Reserve Board began raising interest rates to combat inflation.

The information provided in the CEO Target and Realized Compensation Table is intended to support, not replace, the information contained in the Fiscal Year 2024 Summary Compensation Table regarding our CEO’s compensation for fiscal years 2022, 2023, and 2024, as presented and calculated in compliance with the rules of the Securities and Exchange Commission (see page 70 of this Proxy Statement).

HOW EXECUTIVE COMPENSATION DECISIONS ARE MADE

Compensation decisions for the NEOs are made by our Compensation Committee, considering input from management, information from the Committee’s independent compensation consultant, and compensation practices of a peer group of similarly-sized companies in our industry and survey data for our industry in general. The role of each in our executive compensation program is described below.

COMPENSATION COMMITTEE

•

Composed entirely of independent directors as determined under NASDAQ rules.

•

Makes all determinations with respect to executive compensation program, with approval from the Board where required (including for approval of CEO pay).

•

Annually reviews executive compensation policies and practices.

•

Determines whether proposed goals or structure of awards might have an inadvertent effect of encouraging excessive risk or other undesirable behavior.

•

Reviews independence and potential conflict of interest of advisors under applicable NASDAQ listing standards and SEC rules on an annual basis.

*

In 2024, based on its review and information provided by Meridian regarding the provision of services, fees, policies, and procedures, the presence of any conflicts of interest, ownership of the Company’s stock, and other relevant factors, the Compensation Committee concluded that engaging Meridian raised no conflicts of interest concerns, and Meridian was deemed to be independent for purposes of providing services as an advisor to the Compensation Committee.

2024 Peer Group

The Compensation Committee, with the assistance of Meridian, adopted the peer group set forth below in 2023 to reflect (i) industry and business mix (regional banks that are exchange traded), (ii) total assets between $15 and $68 billion, (iii) principal place of business and primary markets, and (iv) other factors including business model and M&A activity. The peer group is reviewed annually, and was retained for the benchmarking process used to set target pay for 2024. The 2023 peer group consisted of 22 banks, and for 2024 included two newly added peers and removed two peers that were consolidated in 2024. The Company approximated the median of this peer group on the basis of total assets and market capitalization.

2024 PEER GROUP
Ameris Bancorp*	Heartland Financial USA, Inc.
Atlantic Union Bankshares Corporation*	Hilltop Holdings, Inc.
Bank OZK*	Hope Bancorp, Inc.*
BankUnited, Inc.*	Independent Bank Group, Inc.
Banner Corporation	Pinnacle Financial Partners, Inc.*
Cathay General Bancorp*	Prosperity Bancshares, Inc.*
Columbia Banking System, Inc.*	Texas Capital Bancshares, Inc.*
Commerce Bancshares, Inc.*	UMB Financial Corporation*
CVB Financial Corp.*	Valley National Bancorp*
First Financial Bancorp.*	Washington Federal, Inc.*
F.N.B. Corporation*	Western Alliance Bancorporation

*	Also a member of KRX Index composite as of December 31, 2024.

In September 2024, the Compensation Committee, with Meridian, reviewed and updated our peer group to ensure that it remained reflective of our size, business model, and competition for talent. The Compensation Committee adopted a revised peer group of 15 banks, which removes five companies that have assets that are more than twice the assets of the Company (Western Alliance, Valley National, Pinnacle Financial, F.N.B. Corporation, and Prosperity Bancshares), three companies that have pending mergers (UMB Financial, Heartland Financial, and Independent Bank Group), and two companies that are less relevant due to business model or geography (BankUnited and Atlantic Union Bankshares), and adds three banks that align to the Company’s current size and revenue (United Bankshares, Axos Financial, and Eastern Bankshares). The revised peer group will be used in making compensation decisions with respect to 2025.

STOCKHOLDER OUTREACH AND “SAY-ON-PAY”

We provide our stockholders the ability to annually cast their advisory vote on the compensation of our NEOs. In 2024, we received an 82.1% affirmative vote for “say on pay,” which is lower than the 98.0% affirmative vote in 2023 and the 98.7% affirmative vote in 2022. While this level of support shows an endorsement of our NEO compensation practices and governance features, we noted the reduction in support from 2023 to 2024 and enhanced our stockholder engagement efforts to better understand feedback and identify if there were specific concerns we could better address as we evaluate and enhance our NEO compensation program.

During 2024, we continued to review our NEO compensation plan design and governance practices, as well as the composition of our peer group, in order to ensure continued alignment with our compensation philosophy and stockholder interests. The Compensation Committee also lowered the target long-term incentive compensation for the CEO from $4.3 million in 2022 to $3.5 million in 2023 and $2.75 million in 2024 in order to better align CEO pay and Company performance to our peers. Additionally, based in part on our stockholder outreach initiatives over the past few years, we have taken certain actions to make sure our NEO compensation program more closely aligns our performance to stockholder interests, including implementing “double trigger” accelerated vesting provisions for our equity incentive awards and adopting and implementing an incentive compensation “clawback” policy, as well as extending ownership requirements to all of our NEOs. We have received positive feedback with respect to our executive compensation program, particularly with respect to these recent changes.

During the course of 2024, we reached out to our top institutional stockholders, representing in the aggregate approximately 80% of our outstanding shares of common stock, and engaged with investors holding 43% of our outstanding shares of common stock, on a range of topics related to long-term stockholder value. A summary of the feedback we received from these stockholders on topics other than executive compensation is included on page 5 of this Proxy Statement. The table below summarizes the feedback we received from these stockholders regarding executive compensation matters.

FEEDBACK THEMES	ACTIONS IMPLEMENTED
Enhanced Disclosures. Stockholders requested more robust comparative realized and realizable pay disclosures in the CD&A.

We have included enhanced disclosure that illustrates target and realized pay over the last three fiscal years, as well as stock price performance over the same period. This disclosure is included on pages 54-55 of this Proxy Statement.

Performance Metrics. Stockholders inquired as to updates to incentive metrics, particularly whether short-term metrics are being updated to reflect a growth-orientated strategy.

The Compensation Committee continues to consider short-term and long-term strategies in designing our incentive programs. The 2025 short-term incentive program is being designed to reflect the Company’s updated strategy towards growth.

Short- and Long-Term Incentive Metrics. Stockholders inquired about the inclusion of certain metrics (e.g. relative ROAA) in both long-term and short-term incentive plans.

In prior years, relative ROAA was used as a metric in both the short-term and long-term incentive programs. The Compensation Committee changed the metrics for the 2025 short-term incentive program to remove relative ROAA as a performance metric, and replaced it with an earnings per share metric, which will better measure the achievement of the revised strategy towards profitability growth.

Total Shareholder Return Measure in Incentive Compensation. We received positive feedback from stockholders with respect to the inclusion of relative TSR in performance-based compensation, noting alignment between stockholder interests and management.

Relative TSR continues to be a metric used in our long-term incentive program. Payout is limited to target if TSR is negative.

We intend to continue this open discussion regarding our compensation program and will continue to take our stockholder feedback into consideration when making compensation decisions.

ELEMENTS OF EXECUTIVE COMPENSATION PROGRAM

Our executive compensation program consists of the following key components. The Compensation Committee reviews these components and effectiveness of our pay program annually.

Portion of CEO Targeted Direct Compensation	Portion of Other NEO Average Targeted Direct Compensation	Purpose and Key Features
BASE SALARY

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Purpose: Attraction and Retention of Key Executives.
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Provides a fixed level of compensation for performing essential job functions.
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Level of base salary reflects each NEO’s level of responsibility, leadership, tenure, qualifications, and the competitive marketplace for executive talent in our industry.
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Reviewed annually and adjusted, if appropriate.

ANNUAL CASH INCENTIVE AWARD

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Purpose: Attraction, Retention, and Competitive Pay for Key Executives /Linkage to Achieving Short-Term Business Goals.
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Motivates NEOs to achieve our short-term business objectives while providing flexibility to respond to opportunities and market conditions.
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2024 performance goals under the formula-based annual incentive include relative ROAA (weighted 25%), productivity (weighted 25%), credit risk (weighted 25%), and strategic objectives (weighted 25%).
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Annual cash incentive awards range from 0% payout for below threshold performance to 150% for maximum performance achievement.
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Compensation Committee may exercise discretion.

LONG-TERM INCENTIVES

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Purpose: Alignment with Stockholder Interests/Linkage to Achieve Long-Term Business Goals / Attraction, Retention, and Competitive Pay for Key Executives.
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Motivates NEOs to achieve our long-term business objectives by tying incentive to long-term metrics and tying value of incentive to value of stock.
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50% in the form of Restricted Stock Awards (RSAs) and 50% in the form of Performance-Based Restricted Stock Units (RSUs).
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RSAs vest based on time, 1/3 on each anniversary of the date of grant.
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RSUs vest based on the achievement of performance goals at the end of a 3-year performance period.
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RSU performance goals are based 50% on rTSR percentile compared to the KRX, 25% on average ROAA percentile compared to the KRX, and 25% on average ROATCE percentile compared to the KRX.
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Payout following the third anniversary of the date of grant ranging between 0% and 200% of a target award. If the Company’s KRX rating is below the 25th percentile for any performance metric, vesting for that portion of the award will be 0%.
●
If the Company’s actual result with respect to the rTSR performance metric is negative at the end of the three-year performance period, the maximum amount of that portion of the RSUs that may vest is the target.

OTHER BENEFITS

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Purpose: Attraction, Retention, and Competitive Pay for Key Executives.
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Qualified retirement plan, health and welfare plans, and minimal perquisites.
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Non-qualified supplemental retirement plan for our CEO and the Bank’s President.

Base Salary

The Compensation Committee considers base salary levels as part of its process of ensuring that each NEO’s overall compensation package is competitive, including annual and long-term incentives, the target amount of which is generally based on a percentage or multiple of base salary. The base salary of each of our NEOs is targeted at the market median of base salaries of our peers, with variation by individual to reflect performance, experience, contribution, and role of the individual.

During 2024, the Compensation Committee, with the assistance of our independent compensation consultant, examined the pay levels of our NEOs as they relate to other similarly situated executives in our peer group as well as broader financial services industry survey data in order to appropriately compare the compensation of our NEOs to the compensation paid by other companies with which we compete for talent. The Compensation Committee determined that the base salary of each NEO should remain the same for 2024 as it was for 2023. The following table provides information regarding base salaries for our NEOs for 2024:

ANNUAL BASE SALARY	2024
Steven R. Gardner	$950,000
Edward E. Wilcox	$585,000
Ronald J. Nicolas, Jr.	$555,000
Michael S. Karr	$425,000
Thomas E. Rice	$425,000

Annual Cash Incentive Program

We use a formula-based annual cash incentive program to provide each NEO with a strong incentive to execute our business plan for the year. Our formula-based annual cash incentive program:

●	Applies to our NEOs.
➢	Each executive is assigned an annual target cash incentive, equal to a percentage of base salary.
➢	These target percentages are also based upon the compensation survey data provided by the compensation consultant. For 2024, the target percentage for each NEO other than Mr. Karr remained the same as the target percentage for 2023. The target percentage for Mr. Karr was increased from 65% to 75% in order to bring his annual target cash incentive in line with the 50th percentile of our peer companies.

2024 TARGET ANNUAL CASH INCENTIVE AS A PERCENTAGE OF BASE SALARY
Steven R. Gardner	100%
Edward E. Wilcox	90%
Ronald J. Nicolas, Jr.	85%
Michael S. Karr	75%
Thomas E. Rice	65%

●	Is based on performance goals and targets set by the Compensation Committee each fiscal year.
➢	Performance targets and goals are meant to focus the eligible NEOs on the key elements of our strategic and annual financial plan.
➢	Performance targets are based on the Board-approved annual financial plan.
➢	An array of performance goals are used that broadly and holistically measure Company performance, on an absolute basis and relative to our industry, so as not to encourage undue risk taking or distort management decisions that arise when executives are incentivized to achieve a narrow performance goal.
➢	Each performance goal is given a threshold, target, and stretch performance level, and is weighted relevant to the other performance goals, based on the Company’s Board-approved annual financial plan for the fiscal year to ensure integrity in goal setting.

●	Payout is based on year-end actual performance measured against our internal plan targeted performance, and our relative profitability as compared to an industry benchmark.
➢	The Compensation Committee determines the extent to which the year’s performance goals have been achieved and the corresponding payout, which is finalized upon receipt of the Company’s audited financial statements.
➢	Performance below threshold level results in no annual cash incentive payments and performance above stretch is capped at 150% of target.
➢	The Compensation Committee has discretion to exclude certain one-time non-recurring items or events in its determination as to achievement of performance metrics, and to adjust the level of payout based on its assessment of an eligible NEO’s individual performance and other circumstances relating to the Company’s business. The Compensation Committee did not exclude any items or make any adjustments with respect to the 2024 annual cash incentive program.

The Compensation Committee believes that rewarding our leadership through a thoughtful annual cash incentive program maintains prudence in our executive compensation practices while also keeping management motivated to execute our strategy. In setting performance metrics for the annual cash incentive program, the Compensation Committee balances the need to avoid encouraging unnecessary risk-taking with the need to appropriately reward management for its performance over the short-term period, and taking into consideration the challenges in the banking sector and the overall economic environment. In order to reach this balance for 2024, the Compensation Committee made changes to the financial measurements that we had used in previous years.

➢	The Compensation Committee changed the weightings of performance metrics so all metrics are weighted at 25% of the total. The equal weightings of the various performance metrics better align management’s performance measurement with key metrics to assess the strategic priorities established for 2024 as well as minimize the potential use of discretion by the Compensation Committee.
➢	The Compensation Committee maintained the relative ROAA financial metric that it had used for 2023. This focused on the Company’s performance relative to its peers. The Compensation Committee felt this metric was appropriate in a dynamic operating environment marked by uncertainty and rapidly changing conditions.
➢	The Compensation Committee maintained the credit risk metric calibrated to asset quality (NPAs to assets), and changed the secondary financial metric calibrated to expense management from efficiency ratio to non-interest expense / average assets. Using average assets as a basis for per unit measurement is a common approach across the industry and the Compensation Committee felt that the replacement of efficiency ratio with non-interest expense / average assets allows for less volatility of outcomes and provides a better assessment of expense management.
➢	The Compensation Committee included a strategic objectives metric to incentivize management’s overall performance for the year towards internal priorities, including risk management, liquidity, and responsiveness to audit findings and regulatory priorities. For 2024, the Compensation Committee determined satisfaction of the strategic metrics at the end of the year based on its assessment of actions taken by management during the year with respect to these strategic activities. With respect to risk management and liquidity during 2024, the Compensation Committee determined that the strategic goals had been achieved, recognizing that management had prioritized continued and accelerated capital accumulation, enhancing liquidity and borrowing capacity, maintaining pricing discipline with respect to customer deposits, and proactively managing credit risk, as evidenced by its capital ratios and asset quality metrics amongst the best as measured by the KRX. The Compensation Committee determined that the strategic goals related to responsiveness to audit findings has been achieved, as had the strategic goals related to regulatory priorities in light of the Bank’s successful conversion to a national banking association.

Our 2024 performance goals and relative weightings were as follows:

Performance Goal/ Weighting	Performance Metric/ Target	Description
RELATIVE ROAA
Weighting: 25% Threshold: 25th Percentile Target: 50th Percentile Maximum: 90th Percentile Results: 35th Percentile
●
Comparison to the KRX aligns incentive pay with performance as compared to the broader industry, ensuring integrity with our annual goal-setting process.
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Suited for nimble management in a dynamic and challenging operating environment.

PRODUCTIVITY
	Weighting: 25% Threshold: 2.38% Target: 2.18% Maximum: 1.98% Results: 2.18%	● Noninterest Expenses/Average Assets. ● Links performance to control of operating expenses.
CREDIT RISK
	Weighting: 25% Threshold: 1.50% Target: 1.00% Maximum: 0.25% Results: 0.25%	● Nonperforming Assets (NPA)/Total Assets. ● Links performance to asset quality.
STRATEGIC OBJECTIVES
Weighting: 25% Target: Achievement of Objectives Results: Achieved
●
Compensation Committee assessment of satisfaction of strategic objectives relating to Risk Management, Liquidity, and Audit Responsiveness and Regulatory Exam Findings.
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Risk Management and Liquidity: enhancing liquidity, controlling customer deposit costs, accelerating capital accumulation, and increasing pledged asset borrowing capacity.
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Audit Responsiveness and Regulatory Priorities: Compensation Committee concluded that the Company met all of its audit and regulatory objectives.

The following graphics illustrate the performance metrics subject to the annual incentive bonus program and the NEO incentive compensation payouts pursuant to the application of the results.

2024 sti payouts

			Award as % of
Name	Target Award	Actual Award	Base Salary
Steven R. Gardner	$950,000	$997,500	105%
Edward E. Wilcox	$526,500	$552,825	95%
Ronald J. Nicolas, Jr.	$471,750	$495,338	89%
Michael S. Karr	$318,750	$334,688	76%
Thomas E. Rice	$276,250	$290,063	68%

The 2024 annual cash incentive awards were paid on March 14, 2025, following the completion of our audit for the fiscal year ended December 31, 2024. The payouts are reflected as 2024 compensation in the Summary Compensation Table on page 70 of this Proxy Statement in the column labeled “Non-Equity Incentive Plan Compensation.”

Long-Term Incentive Awards

The Compensation Committee grants long-term incentive awards to our eligible NEOs and to a broader group of employees under our Amended and Restated 2022 Long-Term Incentive Plan in order to align the interests of our management team with the interests of our stockholders and to create substantial incentives for the team to achieve our long-term goals. These awards enable us to provide competitive compensation to help in the recruitment of executives and employees and also, through vesting provisions, help to promote retention and long-term service of executives and key employees.

RESTRICTED STOCK AWARDS

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50% of the LTIP award for each NEO.

•

Time-based vesting.

•

Vest 1/3 of the award at each of three annual anniversaries of the grant date.

•

Purpose: Reward and retention of key NEOs and alignment with the interests of stockholders.

PERFORMANCE-BASED RESTRICTED STOCK UNITS

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50% of the LTIP award for each NEO.

•

Performance-based vesting.

•

Three-year performance period.

•

Vesting is based on performance against pre-defined performance goals over the performance period.

•

Purpose: Reward and retention of key NEOs and alignment with the interests of stockholders.

Details of RSU Awards, 2024-2026 Performance Period

●	Performance Goals. The RSUs, which represent 50% of total target long-term incentive compensation, are 50% subject to a three-year rTSR performance goal, 25% subject to a relative average ROAA performance goal, and 25% subject to a relative average ROATCE performance goal over the performance period.
◦	Each of these performance goals (rTSR, average ROAA, and average ROATCE) are measured relative to the KRX members on a percentile basis over the three-year performance period.
◦

The KRX serves as a key industry benchmark for regional banking, encompassing fifty small and mid-cap U.S. regional banks. Our Compensation Committee utilizes this index to evaluate the Company’s performance against a range of financial and risk management metrics. The majority of our designated compensation peer group, as outlined on page 57 of this Proxy Statement, are members from the KRX. Quarterly, the Compensation Committee reviews the Company’s financial performance, reported results, and risk profile to assess management's effectiveness compared to regional peers. To ensure transparency, the Company’s percentile ranking across key metrics is presented to both the board of directors and the Compensation Committee, enhancing their understanding of the Company’s relative performance.

●	Determination of Vesting. At the end of the three-year performance period, the Compensation Committee assesses the Company’s performance and determines whether any RSUs vest and become payable.
◦	RSU vesting can range from 0% to 200% of target based on the achievement of the foregoing performance goals.
◦

If a performance metric falls between two levels, a straight-line interpolation between RSU vesting percentages is used to determine the vested number of such portion of the RSUs for the three-year performance period.

◦	If the Company’s KRX rating is below the 25th percentile for any performance metric, vesting for that portion of the award will be 0%.

●	Cap on Award for Negative Performance. If the Company’s actual result with respect to the rTSR performance metric is negative at the end of the three-year performance period, the maximum amount of that portion of the RSUs that may vest is the target.

The following table provides information on the 2024 long-term incentive awards granted to each NEO.

	Restricted Stock Award	Award Grant Date	Restricted Stock Units	Award Grant Date
Name	(# of Shares)	Fair Value	(# of RSUs at Target)	Market Value
Steven R. Gardner	60,814	$1,375,000	60,814	$1,375,000
Edward E. Wilcox	37,594	$850,000	37,594	$850,000
Ronald J. Nicolas, Jr.	33,171	$750,000	33,171	$750,000
Michael S. Karr	15,480	$350,000	15,480	$350,000
Thomas E. Rice	15,480	$350,000	15,480	$350,000

●	Reduction in CEO Target Award. During 2024, the Compensation Committee compared peer data for total shareholder return and CEO total compensation. Based on the relative comparisons, the Compensation Committee approved the CEO’s target 2024 long-term incentive award at $2.75 million. This reflects a significant reduction from the 2023 target long-term incentive award of $3.5 million, reflecting lower shareholder returns and alignment of pay and performance with Company peers.

Vesting of RSUs from 2022-2024 Performance Period

We granted performance-based RSUs in 2022 that vested based on the satisfaction of performance goals over a three-year performance period that ended December 31, 2024, contingent on the Company’s stock performance over the three-year performance period. Notably, the three-year performance goals established in 2022 preceded our strategic shift in late 2022 towards prioritizing capital preservation and accumulation and proactive, prudent liquidity and credit risk management in what was shaping up to be an extraordinarily dynamic interest rate and operating environment.

These RSUs were 50% subject to a three-year rTSR performance goal, 25% subject to a relative ROAA performance goal, and 25% subject to a relative average ROATCE performance goal. Each of these performance goals (rTSR, average ROAA, and average ROATCE) are measured relative to the KRX over the three-year performance period. At the end of the three-year performance period, RSU vesting could range from 0% to 200% based on the achievement of the foregoing performance goals. If the Company’s KRX ranking for the performance metric is below the 25th percentile (the “threshold level”) at the end of the three-year performance period, that portion of the RSUs will not vest and such portion will be forfeited in their entirety. If the Company’s KRX ranking for a performance metric reached the 25th, 50th, 75th or 90th percentiles at the end of the three-year performance period, 50%,100%, 150% or 200%, respectively, of that portion of the RSUs would vest on the third anniversary of the 2022 grant date. Once the Company’s percentile ranking for a performance metric reaches the threshold level, a straight-line interpolation between RSU vesting percentages is used to determine the vested number of such portion of the RSUs for the three-year performance period, which in no event may exceed 200% of that portion of the targeted RSUs. If the Company’s actual results with respect to the rTSR performance metric is negative at the end of the three-year performance period, the maximum amount of that portion of RSUs that may vest is the target.

In March 2025, the Compensation Committee determined that the rTSR relative ranking in the KRX for the 2022-2024 performance period reached the 1st percentile, the relative ROAA ranking reached the 53rd percentile, and the relative ROATCE ranking reached the 24th percentile. Therefore, 27% of the RSUs vested on March 15, 2025. The Compensation Committee did not adjust any aspect of the formula with respect to any long-term incentive awards. The following table provides information on the RSUs granted to each NEO with respect to the 2022-2024 performance period and the RSUs that vested based on the achievement of the performance goals.

	Restricted Stock Units	Award Grant Date	Earned	Realized RSU
Name	(# of RSUs at Target)	Market Value(1)	Restricted Stock Units(1)	Value(1)
Steven R. Gardner	58,218	$2,149,991	17,900	$400,244
Edward E. Wilcox	23,017	$850,018	7,077	$158,242
Ronald J. Nicolas, Jr.	20,309	$750,011	6,244	$139,616
Michael S. Karr	9,477	$349,986	2,914	$65,157
Thomas E. Rice	9,477	$349,986	2,914	$65,157
(1)	Shares and amounts relate to RSUs granted in 2022 based on the achievement of performance goals over a 3-year performance period that ended December 31, 2024. Dividends are accrued and paid at the time of vesting. The grant date market value of RSUs is shown in this table at the targeted level of RSUs would be earned by performance at the grant date stock closing price. The RSUs realized value was based on the actual performance achieved at fair value as determined by the stock closing price on March 14, 2025, the last trading day immediately prior to the vesting date.

Retirement Plans

The Company provides a 401(k) Plan to all employees of the Company, which allows employees to defer a portion of their compensation and contribute such amount to the plan on a pre-tax basis. For 2024, the Company matched 100% of employee contributions up to three percent of the employee’s compensation and matched 50% of the employee contributions up to an additional two percent of compensation. In addition, Mr. Gardner and Mr. Wilcox participate in our Salary Continuation Plan, a non-qualified supplemental retirement plan that provides for the annual benefit of $200,000 for Mr. Gardner and $100,000 for Mr. Wilcox upon a normal retirement at or after age 62, payable for 15 years. The Company may also provide nonqualified, deferred compensation plans to NEOs, as designated by the Compensation Committee.

Severance and Change in Control Benefits

The Company has entered into employment agreements with the NEOs that provide certain payments and benefits upon qualifying terminations of employment, and enhanced benefits when such qualifying terminations are in connection with a Change in Control of the Company. The employment agreements are generally standardized across the Company and the Bank, and align to the benefits provided in the employment agreements with similarly situated executives of peers in the market. A detailed description of the terms of the updated and revised employment agreements is set forth in the section titled “Employment Agreements, Salary Continuation Plans, Severance, and Change-in-Control Payments” on page 74 of this Proxy Statement.

Other Benefits

Our compensation process focuses our executives on goals and objectives that are in the best interests of the Company and stockholders. Other than certain perquisites to our executive officers such as an automobile allowance or use of a company vehicle, reimbursement of relocation expenses, reimbursement of club dues for clubs that are used frequently for business purposes, certain financial planning benefits, and life and disability insurance, the Company does not provide any other compensation benefits.

EXECUTIVE COMPENSATION POLICIES

Clawback

In 2023, the Board revised our clawback policy to comply with NASDAQ filed listing standards and SEC rules and to otherwise align with the prevailing market practice with respect to clawback policies. Under the revised policy, if the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws, the Board shall, subject to limited exceptions, seek to recover “excess incentive-based compensation” from each individual who is a Section 16 officer or was a Section 16 officer during the performance period for such incentive-based compensation. For this purpose, excess incentive-based compensation generally is the amount of incentive-based compensation that is based on a financial performance measure that is in excess of the amount that otherwise would have been received had such incentive-based compensation been determined based on restated amounts in the accounting restatement. The clawback policy applies to incentive-

based compensation for which the financial performance metric was attained during the three-year period preceding the date of the accounting restatement.

Stock Ownership Requirements

Our common stock ownership requirement for our CEO and our executive officers is calculated as a multiple of base salary, as noted below:

Minimum Ownership of Common Stock
Position	(Multiple of Base Salary)
CEO	5.0x
Other NEOs	3.0x

The Company’s CEO and each of the other NEOs is currently compliant with the ownership requirement. We believe that the Stock Ownership Guidelines result in significant common stock ownership by our executive officers and align the interests of our executive officers with those of our stockholders.

Stock ownership is determined from the totals on Table 1 of Form 4 “Statement of Changes in Beneficial Ownership of Securities,” as filed by the Company with the SEC on behalf of the Company’s executive officers. Qualifying shares that count toward the ownership requirement include:

●	shares owned outright (including shares in existing brokerage accounts, and shares acquired upon stock option exercises or the vesting of RSUs or performance share awards);
●	restricted stock and RSUs issued and held that are subject to time-based vesting only (i.e. excluding any portion that is subject to performance-based vesting), whether or not vested; and
●	shares or share equivalent units deferred.

Unearned and unvested RSUs and unexercised options are specifically excluded from counting toward the ownership requirement. There may be instances where the share ownership policy would place a severe hardship. In such instances, the Compensation Committee will make the final decision that reflects both the intention of the policy and the personal circumstances of the individual seeking relief from the policy.

Insider Trading Policy

The Company has adopted insider trading policies and procedures, governing the purchase, sale and/or other dispositions of the Company’s securities by directors, officers and employees of the Company. We believe our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NASDAQ listing standards applicable to us.

Among other requirements, our Insider Trading and Disclosure Policy prohibits directors, officers and employees of the Company from buying or selling the Company’s securities while in possession of material non-public information.

Anti-Hedging Policy

Our Insider Trading and Disclosure Policy prohibits all directors and executive officers from purchasing financial instruments designed to hedge or offset any decrease in the market value of the Company’s equity securities. We believe that these instruments result in an individual no longer being exposed to the full risks of ownership of our stock and, accordingly, the interests of our directors and executive officers could be different from stockholder objectives. To that end, our directors and officers are prohibited from engaging in the purchase or sale of puts, calls, options, or other derivative securities based on the Company’s securities. This prohibition also includes hedging or monetization transactions, such as forward sale contracts, in which the stockholder continues to own the underlying security without all the risks or rewards of ownership. Finally, directors and officers may not purchase the Company’s securities on margin. The prohibitions in this paragraph do not apply to the exercise of stock options granted as part of a Company incentive plan.

Anti-Pledging Policy

Our Insider Trading and Disclosure Policy also prohibits all directors and executive officers from pledging the Company’s equity securities. We believe that the pledging of shares by directors and executives is adverse to the interests of our stockholders.

Tax Deductibility of Compensation Expense

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally places a $1 million limit on the amount of compensation a company can deduct in any one year for certain executive officers. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Company did not issue any stock options or stock appreciation rights during 2024. Our policy is to not grant stock options or similar awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, and not time the public release of such information based on stock option grant dates. In addition, the Compensation Committee does not take material non-public information into account when determining the terms of stock options or similar awards.

CEO PAY RATIO DISCLOSURE

Our compensation and benefits philosophy and the overall structure of our programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure the pay of each of our employees reflects the level of their job impact and responsibilities and is competitive within our peer group. Compensation rates are benchmarked and set to be competitive in the markets in which we operate. As a result of rules the SEC adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing the following disclosure about the ratio of the annual total compensation of our chief executive officer to the median annual total compensation of our employees. The paragraphs that follow describe our methodology and the resulting pay ratio for the year ended December 31, 2024.

Measurement Date. We identified the median employee using our employee population on December 31, 2024.

Consistently Applied Compensation Measure (CACM). Under the relevant rules, we were required to identify the median employee by use of a “consistently applied compensation measure,” or CACM. We chose a CACM that closely approximates the annual total direct cash compensation of our employees, which we gathered from payroll data. Specifically, we identified the median employee by looking at annual base pay, inclusive of overtime pay actually received. We did not consider equity awards as part of our CACM because those awards are not distributed widely among our employees. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis. We annualized the base salary paid to those full-time employees who commenced work with us during 2024 and therefore did not work for us the entire calendar year.

Methodology and Pay Ratio. We had 1,320 full-time and 8 part-time employees at the measurement date who all reside within the United States and therefore we did not exclude anyone based on the 5% foreign exemption rule. Using the salary plus overtime compensation data, we reviewed data for employees within +/-5% of the median. We then reviewed the total compensation of each of these employees based on Summary Compensation Table disclosure rules Item 402(c)(2)(x) of Regulation S-K and determined the median employee. The median employee earned $94,878 in 2024.

Our CEO’s compensation as reported in the Summary Compensation Table was $4,682,495 for the year ended December 31, 2024. Therefore, our CEO to median employee pay ratio is 49:1.

Our pay ratio is a reasonable estimate calculated based on rules and guidance provided by the SEC based on our payroll and employment records and the methodology described above. The SEC rules allow for varying methodologies for companies to identify their median employee; and other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Consequently, the pay ratios reported by other companies are unlikely to be relevant or meaningful for purposes of comparison to our pay ratio as reported here.

This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement as required by Item 402(b) of Regulation S-K promulgated by the SEC and, based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Jaynie M. Studenmund, Committee Chair Ayad A. Fargo Stephanie Hsieh Jeffrey C. Jones M. Christian Mitchell Barbara S. Polsky

SUMMARY COMPENSATION TABLE

The NEOs for 2024 consisted of Steven R. Gardner, Chairman, Chief Executive Officer, and President of the Company and Chairman and Chief Executive Officer of the Bank, Edward E. Wilcox, President and Chief Operating Officer of the Bank, Ronald J. Nicolas, Jr., Senior Executive Vice President and Chief Financial Officer of the Company and Chief Financial and Administration Officer of the Bank, Michael S. Karr, Senior Executive Vice President and Chief Risk Officer of the Bank, and Thomas E. Rice, Senior Executive Vice President and Chief Innovation Officer of the Bank. The following table shows the compensation of the NEOs for services to the Company or the Bank during the years ended December 31, 2022, 2023, and 2024.

SUMMARY COMPENSATION TABLE
							Change in Pension
				Restricted		Non-Equity Incentive	Value (Nonqualified
Name and				Stock	Option	Plan	Compensation	All Other
Principal Position	Year	Salary	Bonus	Awards(1)	Awards	Compensation(2)	Contribution)(3)	Compensation(4)	Total
Steven R. Gardner	2024	$950,000	$—	$2,618,955	$—	$997,500	$—	$116,040	$4,682,495
Chairman,	2023	950,000	—	3,380,576	—	522,500	—	111,375	4,964,451
Chief Executive Officer, and President	2022	950,000	—	4,318,611	—	594,261	—	111,559	5,974,431
Edward E. Wilcox	2024	585,000	—	1,618,985	—	552,825	77,423	71,753	2,905,986
President and	2023	580,000	—	1,642,000	—	447,525	72,925	75,764	2,818,214
Chief Operating Officer of the Bank	2022	555,000	—	1,707,401	—	312,456	68,688	63,266	2,706,811
Ronald J. Nicolas, Jr.	2024	555,000	—	1,428,511	—	495,338	—	79,613	2,558,462
Senior Executive Vice President and	2023	550,000	—	1,448,797	—	400,988	—	71,432	2,471,217
Chief Financial Officer	2022	525,000	—	1,506,521	—	246,305	—	47,445	2,325,271
Michael S. Karr	2024	425,000	—	666,646	—	334,688	—	68,521	1,494,855
Senior Executive Vice President and	2023	420,800	—	676,136	—	234,813	—	72,669	1,404,418
Chief Risk Officer	2022	400,000	—	703,004	—	125,108	—	57,143	1,285,255
Thomas E. Rice	2024	425,000	—	666,646	—	290,063	—	68,807	1,450,516
Senior Executive Vice President and	2023	420,800	—	676,136	—	234,813	—	60,768	1,392,517
Chief Innovation Officer	2022	400,000	—	703,004	—	125,108	—	48,082	1,276,194
(1)	These amounts represent the aggregate grant date fair value of restricted stock and RSUs granted in 2024, 2023 and 2022, calculated in accordance with Financial Accounting Standards Board Account Standards Codification Topic 718 (“FASB ASC Topic 718”). Assumptions used in the calculation of these amounts are discussed in Note 16 to our Consolidated Audited Financial Statements for the fiscal year ended December 31, 2024, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Fair value is based on 100% of the closing price per share of our common stock on the date of grant for all but RSUs subject to rTSR performance goal, the vesting of which are based on the market performance of shares of our common stock as compared to the KRX and the valuation date fair value of which is based on a Monte Carlo simulation used to account for the market condition. The number of awards granted in 2024 is reflected in the “Grants of Plan-Based Awards in 2024” table, below. The fair value of the RSUs granted in 2024, 2023 and 2022 is shown in this table assuming the target level of RSUs will be earned. The fair value of the RSUs granted in 2024, if earned at the maximum performance level, would equal $2,487,901 for Mr. Gardner; $1,537,970 for Mr. Wilcox; $1,357,030 for Mr. Nicolas; $633,287 for Mr. Karr; and $633,287 for Mr. Rice.
(2)	Amounts in this column represent Company contributions under our Salary Continuation Plan. See “Nonqualified Deferred Compensation,” below.
(3)	All Other Compensation consisted of amounts shown in the “All Other Compensation” table below.

ALL OTHER COMPENSATION
		401(k)			Club	Financial and
Name	Year	Contributions	Auto(1)	Insurance(2)	Membership	Tax Planning	Total
Steven R. Gardner	2024	$13,800	$29,425	$38,235	$14,580	$20,000	$116,040
Edward E. Wilcox	2024	13,800	11,496	26,457	—	20,000	71,753
Ronald J. Nicolas, Jr.	2024	13,800	10,884	34,929	—	20,000	79,613
Michael S. Karr	2024	13,800	7,200	27,521	—	20,000	68,521
Thomas E. Rice	2024	13,794	7,200	27,813	—	20,000	68,807
(1)	For Messrs. Gardner, Wilcox, the amounts represent the cost to the Company to provide the use of a company-leased vehicle. For Mr. Nicolas, the amount represents a combination of the cost to the Company to provide the use of a company-leased vehicle and an automobile allowance. For Messrs. Karr and Rice, the amounts reflect an automobile allowance.
(2)	The amount represents life insurance premiums and health care benefits.

GRANTS OF PLAN-BASED AWARDS IN 2024

The following table includes information about awards granted to the NEOs in 2024. All of the restricted stock and RSU awards shown were granted under the 2022 Amended and Restated Long-Term Incentive Plan.

GRANTS OF PLAN-BASED AWARDS IN 2024
								All Other
								Stock
								Awards:		Grant Date
								Number of		Fair Value
		Estimated Future Payouts Under			Estimated Future Payouts Under			Shares of		of Stock
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Stock or		and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target (#)	Maximum (#)	Units (#)		Awards ($)
Steven R. Gardner		475,000	950,000	1,425,000
	3/15/2024				30,407	60,814	121,628			1,243,950	(1)
	3/15/2024							60,814	(2)	1,375,005
Edward E. Wilcox		263,250	526,500	789,750
	3/15/2024				18,797	37,594	75,188			768,985	(1)
	3/15/2024							37,594	(2)	850,000
Ronald J. Nicolas, Jr.		235,875	471,750	707,625
	3/15/2024				16,586	33,171	66,342			678,515	(1)
	3/15/2024							33,171	(2)	749,996
Michael S. Karr		159,375	318,750	478,125
	3/15/2024				7,740	15,480	30,960			316,643	(1)
	3/15/2024							15,480	(2)	350,003
Thomas E. Rice		138,125	276,250	414,375
	3/15/2024				7,740	15,480	30,960			316,643	(1)
	3/15/2024							15,480	(2)	350,003
(1)	Amounts relate to RSUs granted in 2024. Dividends are accrued and paid at the time of vesting. The grant date fair value of RSUs, which may be earned at varying levels based on performance over the period 2024-2026, is shown in this table assuming that the targeted level of RSUs will be earned by performance. Depending on the actual performance achieved, the reporting person may receive between 0% and 200% of such targeted amount. The RSUs will vest, if at all, on March 15, 2027. Details regarding the applicable performance goals are set forth above under the heading “Long-Term Incentive Awards.”
(2)	Amounts relate to RSAs granted in 2024 that vest in equal installments over a three-year period. Dividends are paid on unvested RSAs at the same rate as dividends are paid to stockholders on the Company’s common stock.

OUTSTANDING EQUITY AWARDS

The following table reflects the equity awards that have been previously awarded to each of the NEOs and which remained outstanding as of December 31, 2024.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2024
		Option Awards					Stock Awards
												Incentive
				Equity						Incentive		Plan Awards:
				Incentive						Plan Awards:		Market or
				Plan Awards:						Number of		Payout Value
		Number of	Number of	Number of			Number of		Market Value	Unearned		of Unearned
		Securities	Securities	Securities			Shares or		of Shares	Shares, Units		Shares, Units
		Underlying	Underlying	Underlying			Units of		or Units of	or Other		or Other
		Unexercised	Unexercised	Unexercised	Option	Option	Stock That		Stock That	Rights That		Rights That
		Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not		Have Not	Have Not		Have Not
Name	Grant Date	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)		Vested ($)(1)	Vested (#)(2)		Vested ($)(1)
Steven R. Gardner	3/15/2022	—	—	—	—	—	19,406	(3)	483,598	58,062	(7)	1,446,914
Chairman, Chief	3/15/2023	—	—	—	—	—	46,836	(4)	1,167,153	67,701	(8)	1,687,109
Executive Officer, and President	3/15/2024	—	—	—	—	—	60,814	(5)	1,515,485	31,669	(9)	789,191
Edward E. Wilcox	3/15/2022	—	—	—	—	—	7,673	(3)	191,211	22,955	(7)	572,032
President and Chief	3/15/2023	—	—	—	—	—	22,749	(4)	566,905	32,883	(8)	819,444
Banking Officer	3/15/2024	—	—	—	—	—	37,594	(5)	936,842	19,576	(9)	487,834
Ronald J. Nicolas, Jr.	3/15/2022	—	—	—	—	—	6,770	(3)	168,708	20,255	(7)	504,742
Senior Executive Vice President and	3/15/2023	—	—	—	—	—	20,072	(4)	500,194	29,013	(8)	723,004
Chief Financial Officer	3/15/2024	—	—	—	—	—	33,171	(5)	826,621	17,273	(9)	430,443
Michael S. Karr	3/31/2020	—	—	—	—	—	3,000	(6)	74,760	—		—
Senior Executive Vice	3/15/2022	—	—	—	—	—	3,159	(3)	78,722	9,451	(7)	235,506
President and Chief	3/15/2023	—	—	—	—	—	9,368	(4)	233,451	13,540	(8)	337,417
Risk Officer	3/15/2024	—	—	—	—	—	15,480	(5)	385,762	8,062	(9)	200,905
Thomas E. Rice	3/31/2020	—	—	—	—	—	4,000	(6)	99,680	—		—
Senior Executive Vice	3/15/2022	—	—	—	—	—	3,159	(3)	78,722	9,451	(7)	235,506
President and Chief	3/15/2023	—	—	—	—	—	9,368	(4)	233,451	13,540	(8)	337,417
Innovation Officer	3/15/2024	—	—	—	—	—	15,480	(5)	385,762	8,062	(9)	200,905
(1)	Market value is determined using the December 31, 2024 closing price of the Company’s common stock of $24.92 per share.
(2)	In accordance with SEC regulations, the numbers of shares reported represents performance-based RSUs at threshold performance or if the previous fiscal year’s performance has exceeded the threshold, the next higher performance measure (target or maximum) that exceeds the previous fiscal year’s performance.
(3)	Time-based RSAs scheduled to vest on March 15, 2025.
(4)	Time-based RSAs scheduled to vest in two equal installments on March 15, 2025 and 2026.
(5)	Time-based RSAs scheduled to vest in three equal installments on March 15, 2025, 2026, and 2027.
(6)	Time-based RSAs scheduled to vest on March 31, 2025.
(7)	Performance-based RSUs that may vest upon achievement of certain predetermined performance goals and assuming continued employment through the vesting period. Depending on the actual performance achieved, the reporting person may receive between 0% and 200% of such targeted amount. The RSUs will vest, if at all, on March 31, 2025. 50% vesting will be tied entirely to performance, measured by a 3-year average relative total shareholder return percentile range compared to the KRX. 25% vesting will be based on the Company’s average ROAA percentile performance as compared to the KRX companies over the Performance Period. 25% vesting will be based on the Company’s average ROATCE percentile performance as compared to the KRX companies over the Performance Period.
(8)	Performance-based RSUs that may vest upon achievement of certain predetermined performance goals and assuming continued employment through the vesting period. Depending on the actual performance achieved, the reporting person may receive between 0% and 200% of such targeted amount. The RSUs will vest, if at all, on March 15, 2026. 50% vesting will be tied entirely to performance, measured by a 3-year average relative total shareholder return percentile range compared to the KRX. 25% vesting will be based on the Company’s average ROAA percentile performance as compared to the KRX companies over the Performance Period. 25% vesting will be based on the Company’s average ROATCE percentile performance as compared to the KRX companies over the Performance Period.
(9)	Performance-based RSUs that may vest upon achievement of certain predetermined performance goals and assuming continued employment through the vesting period. Depending on the actual performance achieved, the reporting person may receive between 0% and 200% of such targeted amount. The RSUs will vest, if at all, on March 15, 2027. 50% vesting will be tied entirely to performance, measured by a 3-year average relative total shareholder return percentile range compared to the KRX. 25% vesting will be based on the Company’s average ROAA percentile performance as compared to the KRX companies over the Performance Period. 25% vesting will be based on the Company’s average ROATCE percentile performance as compared to the KRX companies over the Performance Period.

EXERCISED OPTIONS AND RESTRICTED STOCK VESTED IN 2024

The following table reflects the number of shares of our common stock acquired by our NEOs upon exercise of outstanding stock options and vesting of restricted stock awards during the fiscal year ended December 31, 2024.

2024 OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise (#)	on Exercise ($)	Acquired on Vesting (#)(1)	on Vesting ($)(2)
Steven R. Gardner	—	—	92,942	2,101,419
Edward E. Wilcox	30,499	258,312	36,530	825,943
Ronald J. Nicolas, Jr.	—	—	31,375	709,389
Michael S. Karr	—	—	16,961	387,658
Thomas E. Rice	—	—	17,961	411,658
(1)	Amounts do not take into consideration any shares withheld by the Company to satisfy employee income taxes.
(2)	Represents the value realized upon the vesting of RSAs and RSUs, based on the market value of the awards on the vesting date.

NONQUALIFIED DEFERRED COMPENSATION

The Bank implemented our Salary Continuation Plan in 2006 (amended in 2013). The Salary Continuation Plan is an unfunded nonqualified supplemental retirement plan for Mr. Gardner and Mr. Wilcox. The Salary Continuation Plan, as amended, provides for the annual benefit of $200,000 for the CEO and $100,000 for Mr. Wilcox upon a normal retirement at or after age 62, payable for 15 years. Such benefit would be paid in 12 monthly installments commencing the month after normal retirement. The Salary Continuation Plan also provides for a reduced annual benefit (at December 31, 2024, this annual amount was $200,000 for Mr. Gardner and $64,755 for Mr. Wilcox, payable for 15 years), payable upon termination before normal retirement age (including an early retirement or termination due to disability), and provides for accelerated payment of a specified lump sum amount upon the NEO’s termination due to death or a change in control, as that term is defined under Code Section 409A. See “Summary of Potential Termination Payments” below.

The amount expensed in 2024 under the Salary Continuation Plan amounted to an aggregate of $426,818, of which $0 was for Mr. Gardner, and $77,423 was for Mr. Wilcox (the remainder of the aggregate expense was associated with former executives of financial institutions that have been acquired by the Company). The Salary Continuation Plan was accounted for in accordance with FASB ASC Topic 715 as of December 31, 2024.

	Aggregate Balance
	at Fiscal Year-End	Registrant		Aggregate	Aggregate Balance
	Prior to Last Fiscal	Contributions in	Aggregate Earnings in	Withdrawals/	at Last Fiscal
Name	Year-End ($)	Last Fiscal Year ($)	Last Fiscal Year ($)	Distributions ($)	Year-End ($)
Steven R. Gardner	1,985,192	—	—	—	1,985,192
Edward E. Wilcox	565,335	77,423	—	—	642,758

EMPLOYMENT AGREEMENTS, SALARY CONTINUATION PLANS, SEVERANCE, AND CHANGE-IN-CONTROL PAYMENTS

We have entered into employment agreements with each of our NEOs. We believe employment agreements serve a number of functions in that they (i) promote retention of our NEOs, (ii) promote complete and consistent documentation and mutual understanding of employment terms, (iii) mitigate uncertainty about future employment and continuity of management in the event of a change in control, (iv) help meet legal requirements under tax laws and other regulations, (v) avoid frequent renegotiation of employment terms, and (vi) protect the Company, the Bank and the Bank’s customers through confidentiality and non-solicitation covenants. The employment agreements with Messrs. Gardner and Nicolas are with the Company and the Bank. The remainder of our NEO employment agreements are between the Bank and the NEO. Set forth below is a summary of the material terms of our NEO employment agreements.

Material Term	Summary
Term

Each of the employment agreements has a specified term — three (3) years for Mr. Gardner, two (2) years for Messrs. Nicolas and Wilcox, and one (1) year for Messrs. Karr and Rice — which will automatically extend for additional one-year periods upon each anniversary of the effective date, unless at least 90 days prior to the relevant anniversary date, the executive or the Company gives written notice to the other party of their election not to extend the term. If there is a Change in Control during the term, then the term will be automatically extended so that the term does not expire prior to the second anniversary of the Change in Control. If the term of a New Employment Agreement with Messrs. Gardner, Nicolas, or Wilcox expires and there is a Change in Control within 90 days following such expiration, the term will be considered to have been extended such that the term does not expire prior to the second anniversary of the Change in Control.

Base Salary

Each NEO employment agreement establishes a minimum base salary, which may be increased from time to time in such amounts as may be determined by either or both of the Company’s and the Bank’s Boards of Directors, as the case may be. The minimum base salaries for Messrs. Gardner, Wilcox, Nicolas, Karr and Rice are $900,000, $555,000, $525,000, $400,000, and $400,000, respectively.

Performance Bonus	Each NEO is eligible for a performance bonus in accordance with the applicable annual incentive plan.
Other Benefits

Each NEO also is entitled to participate in any pension, retirement, or other benefit plan or program given to employees and executives of either or both of the Company and the Bank. Messrs. Gardner, Nicolas, and Wilcox are entitled to an automobile or an automobile allowance, and Messrs. Rice and Karr are entitled to an automobile allowance.

Termination

Pursuant to each NEOs employment agreement, either or both of the Company and the Bank have the right, at any time upon prior notice of termination, to terminate the NEOs employment for any reason, including, without limitation, termination for “cause”(1) or disability, and each NEO has the right, upon prior notice of termination, to terminate his employment with either or both of the Company and the Bank, as the case may be, for any reason.

Termination Following Change in Control(2); Termination for Good Reason(3)

In the event that an NEO’s employment is terminated (a) by the Company or the Bank (as applicable) for other than Cause, or (b) by the NEO for Good Reason, and in each case such termination occurs within two (2) years following a Change in Control, or, for Messrs. Gardner, Nicolas, or Wilcox, such termination occurs within six (6) months prior to a Change in Control, then the NEO will be entitled to receive severance equal to the product of: (x) the sum of his base salary plus the greater of his target incentive bonus for the year of termination or the highest annual incentive bonus paid during the prior three years, (y) multiplied by three (3) for Messrs. Gardner, Nicolas, and Wilcox, or two (2) for Messrs. Karr and Rice, less taxes and other required withholding.

In addition, the NEO will be entitled, for a period ending at the earlier of (i) a period of years equal to the applicable severance multiple or (ii) the date of his full-time employment by another employer, to participate in COBRA at active employee rates (or, to the extent such period extends beyond eighteen (18) months, a cash payment equal to the employer portion of the health insurance premiums for the remaining portion of the period).

Termination Not Following Change in Control(2)

In the event that an NEO’s employment is terminated (a) by the Company or the Bank (as applicable) for other than Cause, or (b) in the case of Messrs. Gardner, Nicolas, and Wilcox, by the NEO for Good Reason, and such termination does not occur during the applicable period prior to or following a Change in Control as described above, then the Executive will be entitled to receive severance equal to the product of: (x) the sum of his base salary plus his target incentive bonus for the year of termination, (y) multiplied by three (3) for Mr. Gardner, two (2) for Messrs. Nicolas and Wilcox, or one (1) for Messrs. Karr and Rice, less taxes and other required withholding.

In addition, the NEO will be entitled, for a period ending at the earlier of (i) a period of years equal to the applicable severance multiple or (ii) the date of his full-time employment by another employer, to participate in COBRA at active employee rates (or, to the extent such period extends beyond eighteen (18) months, a cash payment equal to the employer portion of the health insurance premiums for the remaining portion of the period).

Material Term	Summary
Termination for Cause or by the NEO Other Than for Disability or Good Reason(3)

In the event that an NEO’s employment is terminated by either or both of the Company and the Bank, as the case may be, for cause, or an NEO terminates his employment other than for disability or good reason, the NEO will have no right to compensation or other benefits for any period after the applicable date of termination other than for base salary accrued through the date of termination.

Termination as a Result of Death or Disability

In the event that an NEO’s employment is terminated as a result of disability or death during the term of his employment agreement, the NEO, or his estate in the event of his death, will receive the lesser of (i) one year of his base salary as in effect as of the date of termination or death, or (ii) his base salary for the duration of the term of employment, less taxes and other required withholding. In the event the Company or the Bank (as applicable) makes supplemental long-term disability or supplemental life insurance or similar benefits, as applicable, available to the NEO or the NEO’s estate (as the case may be) will not be entitled to the payment set forth above.

Parachute Payments

If any payments and benefits to an NEO would constitute a “parachute payment” under Section 280G of the Code, the payments and benefits will be reduced by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Company or the Bank (as applicable) to the NEO being non-deductible to the Company and the Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code, except that no such reduction will be applied in the event that the payments and benefits, net of all taxes (including the excise tax), is greater than the reduced amount.

Confidentiality and Non-Solicitation Each

Each of the employment agreements contains certain restrictive covenants, including restrictive covenants related to the use of the Company’s and the Bank’s confidential and proprietary information and misappropriating the Company’s and the Bank’s trade secrets. In addition, the employment agreements for Messrs. Gardner, Nicolas, and Wilcox, include a one-year limited non-competition provision related to certain activities outside of the State of California.

(1)	“Cause” means personal dishonesty or incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any state or federal banking or securities law, or the bylaws, rules, policies, or resolutions of the Bank, or the rules and regulations of or any final order issued by the Board of Governors of the Federal Reserve System, the California Department of Business Oversight, or the Federal Deposit Insurance Corporation, or any other law, rule, or regulation (other than traffic violations or other misdemeanor offenses), or final cease-and-desist order or material breach of any provision of the NEO’s employment agreement.
(2)	“Change of Control” means the occurrence of any of the following events: (i) any “person” is or becomes the “beneficial owner”, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; other than any acquisition pursuant to a transaction where (A) the stockholders of the Company immediately prior to such transaction own directly or indirectly at least fifty percent (50%) of the combined voting power of the Company’s securities, and (B) the individuals who were members of the Company’s Board of Directors immediately prior to the acquisition transaction constitute at least two-thirds of the members of the board of directors immediately following such transaction; (ii) the sale or other disposition of all or substantially all of the assets of the Company or the transfer or issuance of greater than 25% of the voting securities of the Bank (other than to the Company); (iii) during any period of three consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iv) the consummation of a plan of reorganization, merger, or consolidation involving the Company, except for a reorganization, merger, or consolidation where (A) the stockholders of the Company immediately prior to such reorganization, merger or consolidation own directly or indirectly at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the company resulting from such reorganization, merger, or consolidation (the “Surviving Company”) in substantially the same proportion as their ownership of voting securities of the Company immediately prior to such reorganization, merger, or consolidation, and (B) the individuals who were members of the Company’s Board of Directors immediately prior to the execution of the agreement providing for such reorganization, merger or consolidation constitute at least two-thirds of the members of the board of directors of the Surviving Company, or of a company beneficially owning, directly or indirectly, a majority of the voting securities of the Surviving Company.
(3)	“Good Reason” means, for Messrs. Gardener, Wilcox, and Nicolas, the NEO resigned based on (i) a material adverse change made by the Company or the Bank (as applicable) which would reduce the NEO’s functions, duties, or responsibilities; (ii) a material reduction in base salary; or (iii) a material reduction in the amount of the NEO’s annual cash incentive bonus that is disproportionate to the NEO as compared to other executive officers of the Company in certain circumstances; (iv) the requirement that the NEO be based at a location more than 50 miles from the assigned work location; or (v) the Company’s or the Bank’s material breach of the employment agreement. For Messrs. Karr and Rice, “Good Reason” means the NEO resigned following a Change of Control based on (i) a material reduction in base salary, or (ii) the requirement that the NEO be based at a location more than 50 miles from the assigned work location at the time of the Change of Control.

Salary Continuation Plans. Messrs. Gardner and Wilcox participate in our salary continuation plan (the “Salary Continuation Plan”), which provides continued income for a 15-year period after retirement at or after age 62, in the amount of $200,000 per year for Mr. Gardner and $100,000 per year for Mr. Wilcox. A reduced benefit is payable for a pre-age 62 termination, including termination due to disability. However, in the event of a pre-age 62 termination within 12 months after a change in control (as defined under Code Section 409A) or upon death, Mr. Gardner would receive a lump-sum payment of $1,982,130 and Mr. Wilcox would receive a lump-sum payment of $989,413. No benefits are payable under the plan if the NEO is terminated for cause, as defined in the Salary Continuation Plan. Neither Mr. Gardner’s nor Mr. Wilcox’s employment agreements will have an impact on the benefits they are entitled to receive pursuant to the Salary Continuation Plan.

Accelerated Vesting of Equity Awards. RSAs, RSUs, and incentive stock option awards include a “double-trigger” rather than “single-trigger” accelerated vesting, meaning that the award vests in full if an employee is terminated without “cause” or resigns for “good reason” within 24 months of a change of control. “Cause,” “good reason,” and “change of control” are each defined in the Amended and Restated 2022 Long Term Incentive Plan.

SUMMARY OF POTENTIAL TERMINATION PAYMENTS

The following table reflects the value of termination payments and benefits that each of Messrs. Gardner, Wilcox, Nicolas, Karr, and Rice, who were the NEOs serving at December 31, 2024, would receive under their employment agreements and the enhanced termination payments and benefits that Mr. Gardner and Mr. Wilcox would receive under the Salary Continuation Plan, as applicable, if they had terminated employment on December 31, 2024 under the circumstances shown. The table does not include accrued salary and benefits, or certain amounts that the executive would be entitled to receive under plans or arrangements that do not discriminate in scope, terms, or operation, in favor of our executive officers and that are generally available to all salaried employees. In addition, the amounts accrued at December 31, 2024 for the account of Mr. Gardner and Mr. Wilcox under the Salary Continuation Plan, as shown above under the heading “Nonqualified Deferred Compensation” and previously reflected as compensation in the current and past Summary Compensation Tables, represents nonqualified deferred compensation balances, so the table below only shows the extent of any enhancement of that benefit in those termination cases in which an enhancement is provided.

			Salary	Equity
			Continuation	Accelerated
Circumstances or Termination and/or Change in Control	Severance	Insurance Benefits(1)	Plan(2)	Vesting(3)	Total
Steven R. Gardner
Termination for Cause or Resignation without Disability or Good Reason	$—	$—	$—	$—	$—
Death	950,000	—	1,982,130	6,273,012	9,205,142
Disability	950,000	—	3,000,000	6,273,012	10,223,012
Retirement	—	—	3,000,000	—	3,000,000
Change of Control (regardless of termination)	—	—	1,982,130	—	1,982,130
Termination by us without Cause, or by NEO for Good Reason (not within two years after change in control)	5,700,000	55,145	3,000,000	—	8,755,145
Termination by us without Cause or by NEO for Good Reason within two years after a change in control(4)(5)	5,842,500	55,145	1,982,130	8,326,245	16,206,020
Edward E. Wilcox
Termination for Cause or Resignation without Disability or Good Reason	$—	—	$—	$—	$—
Death	585,000	—	989,413	3,120,059	4,694,472
Disability	585,000	—	971,329	3,120,059	4,676,388
Retirement	—	—	1,500,000	—	1,500,000
Change of Control (regardless of termination)	—	—	989,413	—	989,413
Termination by us without Cause, or by NEO for Good Reason (not within two years after change in control)	2,223,000	41,649	971,329	—	3,235,978
Termination by us without Cause or by NEO for Good Reason within two years after a change in control(4)(5)	3,413,475	41,649	989,413	4,260,847	8,705,384
Ronald J. Nicolas Jr.
Termination for Cause or Resignation without Disability or Good Reason	$—	—	$—	$—	$—
Death	555,000	—	—	2,752,912	3,307,912
Disability	555,000	—	—	2,752,912	3,307,912
Retirement	—	—	—	—	—
Change of Control (regardless of termination)	—	—	—	—	—
Termination by us without Cause, or by NEO for Good Reason (not within two years after change in control)	2,053,500	35,393	—	—	2,088,893
Termination by us without Cause or by NEO for Good Reason within two years after a change in control(5)	3,151,014	35,393	—	3,759,556	6,945,963
Michael S. Karr
Termination for Cause or Resignation without Disability or Good Reason (not within two years after a change in control)	$—	$—	$—	$—	$—
Death	425,000	—	—	1,359,461	1,784,461
Disability	425,000	—	—	1,359,461	1,784,461
Retirement	—	—	—	—	—
Change of Control (regardless of termination)	—	—	—	—	—
Termination by us without Cause, or by NEO for Good Reason (not within two years after change in control)	743,750	30,429	—	—	774,179
Termination by us without Cause or by NEO for Good Reason within two years after a change in control(5)	1,519,376	45,643	—	1,829,203	3,394,222
Thomas E. Rice
Termination for Cause or Resignation without Disability or Good Reason (not within two years after a change in control)	$—	$—	$—	$—	$—
Death	425,000	—	—	1,384,381	1,809,381
Disability	425,000	—	—	1,384,381	1,809,381
Retirement	—	—	—	—	—
Change of Control (regardless of termination)	—	—	—	—	—
Termination by us without Cause, or by NEO for Good Reason (not within two years after change in control)	701,250	36,763	—	—	738,013
Termination by us without Cause or by NEO for Good Reason within two years after a change in control(5)	1,430,126	55,145	—	1,854,123	3,339,394
(1)	Amounts in this column represent the cost to the Company resulting from continuing participation by the individual, at active employee rates, in group insurance for a period equal to the applicable severance multiple for the NEO (or, to the extent such period extends beyond eighteen (18) months, a cash payment equal to the employer portion of the health insurance premiums for the remaining portion of the period).

(2)	The accrual balance under the Salary Continuation Plan, at December 31, 2024, is shown above under the heading “Nonqualified Deferred Compensation.” The enhanced benefit amount is the amount by which a lump-sum payout exceeds the accrual balance; such a lump sum would be payable within a specified period following termination. In the case of a termination at December 31, 2024 for which a non-enhanced annual payment would be made over 15 years, the annual amount of such payments would be $200,000 for Mr. Gardner and $64,755 for Mr. Wilcox.
(3)	Amounts in this column reflect the value, based on the closing price of the Company’s common stock on December 31, 2024, of the RSAs or RSUs that would become vested upon the occurrence of the termination event stated in the left hand column.
(4)	The enhanced amount payable under the Salary Continuation Plan would be payable for any type of termination within 12 months after a change in control, but not for a termination in the second 12 months after a change in control. This amount together with the accrued benefit under the Salary Continuation Plan would be payable in a lump sum within a specified period following termination.
(5)	Payments for events relating to a change in control have been calculated assuming no reduction to cause such payments not to be subject to federal excise taxes under the “golden parachute” provisions under Sections 280G and 4999 of the Code. If aggregate payments would be subject to such “golden parachute” excise taxes, the payments will be reduced in the event that the NEO would be in a better net after-tax position with such reduction.

PAY-VERSUS-PERFORMANCE

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the fiscal years shown.

			Average		Value of Initial Fixed
			Summary	Average	$100 Investment
	Summary	Compensation	Compensation	Compensation	based On(4)
	Compensation Table	Actually Paid to	Table Total for	Actually Paid to		Peer		Adjusted
	Total for Steven R.	Steven R.	Non-PEO	Non-PEO		Group		Return on
	Gardner(1)	Gardner(1)(2)(3)	NEOs(1)	NEOs(1)(2)(3)	TSR	TSR	Net Income	Average Assets
Year	($)	($)	($)	($)	($)	($)	($ Millions)	(ROAA)(5)
2024	4,682,495	1,004,276	2,102,455	957,693	95.55	130.96	159	0.86%
2023	4,964,451	2,744,565	2,021,592	1,543,453	105.65	115.69	31	1.03%
2022	5,974,431	2,066,457	1,898,383	1,012,067	108.35	116.15	284	1.32%
2021	7,054,109	12,243,954	2,041,650	3,439,847	132.34	124.78	340	1.66%
2020	5,127,540	8,448,740	1,554,372	2,299,152	100.35	91.32	60	0.93%
(1)	Steven R. Gardner was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020-2024
Edward E. Wilcox
Ronald J. Nicolas, Jr.
Michael S. Karr
Thomas E. Rice

(2)	The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)	Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

	Summary
	Compensation Table	Exclusion of Stock	Inclusion of Equity	Compensation Actually
	Total for Steven R.	Awards for Steven R.	Values for Steven R.	Paid to Steven R.
	Gardner	Gardner	Gardner	Gardner
Year	($)	($)	($)	($)
2024	4,682,495	(2,618,955)	(1,059,264)	1,004,276
2023	4,964,451	(3,380,576)	1,160,690	2,744,565
2022	5,974,431	(4,318,611)	410,637	2,066,457
2021	7,054,109	(4,619,149)	9,808,994	12,243,954
2020	5,127,540	(3,436,818)	6,758,018	8,448,740

	Average Summary
	Compensation Table	Average Exclusion of	Average Inclusion of	Average
	Total for Non-PEO	Stock Awards for Non-	Equity Values for Non-	Compensation Actually
	NEOs	PEO NEOs	PEO NEOs	Paid to Non-PEO NEOs
Year	($)	($)	($)	($)
2024	2,102,455	(1,095,197)	(49,565)	957,693
2023	2,021,592	(1,110,767)	632,628	1,543,453
2022	1,898,383	(1,154,983)	268,667	1,012,067
2021	2,041,650	(1,020,483)	2,418,680	3,439,847
2020	1,554,372	(778,569)	1,523,349	2,299,152

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

	Year-End Fair Value			Change in Fair
	of Equity Awards	Change in Fair	Vesting-Date Fair	Value from Last		Value of Dividends
	Granted During	Value from Last	Value of Equity	Day of Prior Year to	Fair Value at Last	or Other Earnings
	Year That	Day of Prior Year to	Awards Granted	Vesting Date of	Day of Prior Year of	Paid on Equity
	Remained	Last Day of Year of	During Year that	Unvested Equity	Equity Awards	Awards Not
	Unvested as of Last	Unvested Equity	Vested During Year	Awards that Vested	Forfeited During	Otherwise Included	Total — Inclusion of
	Day of Year for	Awards for Steven R.	for Steven R.	During Year for	Year for Steven R.	for Steven R.	Equity Values for
	Steven R. Gardner	Gardner	Gardner	Steven R. Gardner	Gardner	Gardner	Steven R. Gardner
Year	($)	($)	($)	($)	($)	($)	($)
2024	2,037,532	(2,695,395)	—	(568,355)	—	166,954	(1,059,264)
2023	3,405,544	(1,166,455)	—	(1,241,689)	—	163,291	1,160,690
2022	3,554,430	(2,996,048)	—	(309,054)	—	161,309	410,637
2021	4,846,074	3,934,106	—	861,517	—	167,297	9,808,994
2020	6,299,013	540,444	—	(207,224)	—	125,785	6,758,018

	Average Year-End			Average Change in
	Fair Value of Equity	Average Change in	Average Vesting-	Fair Value from
	Awards Granted	Fair Value from	Date Fair Value of	Last Day of Prior	Average Fair Value	Average Value of
	During Year That	Last Day of Prior	Equity Awards	Year to Vesting	at Last Day of Prior	Dividends or Other
	Remained	Year to Last Day of	Granted During	Date of Unvested	Year of Equity	Earnings Paid on	Total — Average
	Unvested as of Last	Year of Unvested	Year that Vested	Equity Awards that	Awards Forfeited	Equity Awards Not	Inclusion of
	Day of Year for	Equity Awards for	During Year for	Vested During Year	During Year for	Otherwise Included	Equity Values for
	Non-PEO NEOs	Non-PEO NEOs	Non-PEO NEOs	for Non-PEO NEOs	Non-PEO NEOs	for Non-PEO NEOs	Non-PEO NEOs
Year	($)	($)	($)	($)	($)	($)	($)
2024	852,056	(805,486)	—	(156,760)	—	60,625	(49,565)
2023	1,118,968	(267,021)	—	(270,328)	—	51,009	632,628
2022	950,614	(650,621)	—	(75,243)	—	43,917	268,667
2021	1,142,669	1,016,356	—	215,581	—	44,074	2,418,680
2020	1,398,963	141,348	—	(50,750)	—	33,788	1,523,349

(4)	The Peer Group TSR set forth in this table utilizes the KBW Nasdaq Regional Banking Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the KBW Regional Banking Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)	We determined Adjusted Return on Average Assets (ROAA) to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2024. Adjusted ROAA is not a recognized term under GAAP. This measure is defined and reconciled to the nearest GAAP measure in Annex A This performance measure may not have been the most important financial performance measure for previous years and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Description of Relationship Between NEO Compensation Actually Paid and Company and Peer Group Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and the Company’s and peer group’s cumulative TSR over the fiscal four year period from 2020 through 2024.

Description of Relationship Between NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our net income during fiscal years 2020 through 2024.

Description of Relationship Between NEO Compensation Actually Paid and Adjusted Return on Average Assets

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and Adjusted ROAA during fiscal years 2020-2024. Adjusted ROAA is not a recognized term under GAAP. This measure is defined and reconciled to the nearest GAAP measure in Annex A.

Tabular List of Most Important Financial Performance Measures

The following table lists the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2024 to Company performance. The measures in this table are not ranked.

Return on Average Assets*
Return on Average Tangible Common Equity*
Tangible Common Equity Ratio
Nonperforming Assets to Total Assets
Efficiency Ratio*
*Unadjusted and adjusted basis

PROPOSAL NO. 3 — APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED 2022 LONG-TERM INCENTIVE PLAN

The Board of Directors Recommends a Vote “FOR” an amendment to the Amended and Restated 2022 Long-Term Incentive Plan.

Our stockholders are being asked to approve an amendment of the Pacific Premier Bancorp, Inc. Amended and Restated 2022 Long-Term Incentive Plan (the “2022 Plan”) to increase by 2,000,000 the number of shares reserved for issuance under the 2022 Plan. Upon the recommendation of the Compensation Committee, our Board unanimously approved the amendment of the 2022 Plan on March 27, 2025, subject to stockholder approval. If the amendment of the 2022 Plan is not approved, the 2022 Plan will continue under its current terms and the shares reserved for issuance will not increase. The discussion regarding this proposal is qualified in its entirety by reference to the complete text of the 2022 Plan, which is attached to this Proxy Statement as Appendix 1 and incorporated into this Proxy Statement by reference. We urge you to carefully read the 2022 Plan in its entirety because this summary may not contain all of the information about the 2022 Plan that may be important to you.

Summary of Proposal

As of March 20, 2025, there were 114,317 shares available for grant under the 2022 Plan. The Board determined that the number of shares remaining available under the 2022 Plan is not adequate for our current equity compensation needs and amended the 2022 Plan, subject to stockholder approval, to increase the number of shares covered by, and reserved for issuance under, the plan by 2,000,000 Common Shares.

The Board believes the proposed amendment to the 2022 Plan will allow the Company to continue utilizing a broad array of equity incentives and performance cash incentives in order to secure and retain the services of employees of the Company and its subsidiaries, and to continue providing long term incentives that align the interests of employees with the interests of the Company’s stockholders. If this proposal is not approved and the shares authorized for awards is not increased, the Company believes that the shares authorized for issuance under the 2022 Plan will be depleted during 2025. Our Board is recommending the increase in authorized shares described above so that the Company will continue to have the ability to grant equity awards for at least two additional years in order to attract and retain talented and motivated executive officers, other employees, and non-employee directors, among other eligible participants in the 2022 Plan. As described in the Executive Compensation Discussion & Analysis, the Company grants both time-based restricted shares and performance-based restricted stock units as part of the long-term incentive program, and does not currently grant stock options or stock appreciation rights.

Key Considerations in the Determination of the Number of Shares to Request

Our Compensation Committee determined that 2,000,000 additional shares would provide us the ability to continue compensating our executive officers and other key staff. In determining the number of shares to be authorized under the 2022 Plan, the Compensation Committee considered the following principal factors:

●	Number of Shares Available for Grant under 2022 Plan: As of March 20, 2025, 114,317 shares remained reserved and available for issuance under the 2022 Plan. 1,000,329 shares remained reserved and available for issuance under the 2022 Plan as of December 31, 2024.
●	Number of Awards Outstanding: As of December 31, 2024, the following awards were outstanding under the 2022 Plan: options with respect to 33,000 shares with a weighted average exercise price of $20.17 and a weighted average remaining term of 1.02 years, and full value awards with respect to 2,236,676 shares.

●	Burn Rate: Burn rate measures the usage of shares for our stock plans as a percentage of our outstanding shares. For 2024, 2023 and 2022, our burn rates were approximately 1.05%, 1.27% and 0.99%, resulting in a three-year average burn rate of approximately 1.10%. The Compensation Committee believes that 2,000,000 additional shares are appropriate at this time to allow us to grant awards with a burn rate similar to our 2022-2024 burn rate for the next two years.
●	Overhang: As of December 31, 2024, 2,274,240 shares were subject to outstanding Company awards (37,564 options,1,750,988 restricted shares, 485,688 and RSUs), resulting in an overhang of approximately 3.28%. If an additional 2,000,000 shares are reserved for issuance under the 2022 Plan, the overhang would be approximately 5.19%.
●	Reliance on the 2022 Plan: The 2022 Plan is the only active equity plan pursuant to which we can grant equity awards to incentivize our employees. A limited number of awards remain outstanding that were issued under the Heritage Oaks Bancorp, Inc. 2005 Equity Based Compensation Plan (the "2005 Plan") and the Heritage Oaks Bancorp, Inc. 2015 Equity Based Compensation Plan (the "2015 Plan"), which were assumed in our 2017 acquisition of Heritage Oaks Bancorp, Inc. However, the 2005 Plan and the 2015 Plan have been terminated, and no further equity awards can be granted from them.

Description of the Principal Features of the 2022 Plan

Types of Awards

Grants under the 2022 Plan may be made in the form of restricted stock, restricted stock units (“RSUs”), stock options, and stock appreciation rights (“SARs”).

Number of Authorized Shares

Subject to adjustment as provided in the plan, 7,000,000 shares of common stock are currently authorized for issuance under the 2022 Plan, which is equal to approximately 7.2% of our outstanding shares of common stock as of the Record Date. Stockholders are being asked to authorize an additional 2,000,000 shares for future awards, which is equal to approximately 2.1% of our outstanding shares of common stock as of the Record Date and would result in an aggregate of 9,000,000 shares of common stock being authorized for issuance. The Compensation Committee will also be permitted to grant awards in substitution of awards of an acquired entity, which will not reduce the shares available for grant under the 2022 Plan.

Change in Capitalization

In the event of any equity restructuring, merger, consolidation, or the like such as a stock dividend, stock split, spinoff, rights offering, or recapitalization, the Compensation Committee shall cause an equitable adjustment to be made (i) in the number and kind of shares of our common stock that may be delivered under the 2022 Plan and (ii) with respect to outstanding awards, in the number and kind of shares subject to outstanding awards, and the exercise price, grant price, or other price of shares subject to outstanding awards.

Eligibility and Participation

Eligible participants include all officers, employees, directors, consultants, and independent contractors of the Company and our subsidiaries, as determined by the Compensation Committee.

Transferability

Awards generally are restricted as to transferability although certain awards may be transferable by will or the laws of descent and distribution.

Amendment and Termination

The 2022 Plan may be amended or terminated by our Board of Directors at any time and, subject to limitations under the 2022 Plan, the awards granted under the 2022 Plan may be amended by the Compensation Committee at any time, provided that no such action to the plan or an award may, without a participant’s consent, adversely affect any previously granted award.

Effective Date and Duration

The 2022 Plan authorizes granting of awards for up to ten years following the date on which the 2022 Plan was most recently approved. The 2022 Plan will remain in effect with respect to outstanding awards until no such awards remain outstanding.

Maximum Awards under the 2022 Plan

The Compensation Committee has the authority in its sole discretion to determine the type or types of awards made under the 2022 Plan. Under the 2022 Plan, no person may receive options or other awards denominated in shares of the Company’s common stock relating to more than 400,000 shares (30,000 shares in the case of non-employee directors) of the Company’s common stock in the aggregate in any calendar year. The maximum number of Common Shares that may be issued in connection with awards granted under the 2022 Plan that are intended to qualify as incentive stock options under Section 422 of the Code is equal to the number of shares available under the 2022 Plan.

Types of Awards

The following is a general description of the types of awards that may be granted under the 2022 Plan. Terms and conditions of awards will be determined on a grant-by-grant basis by the Compensation Committee, subject to the limitations contained in the 2022 Plan. The 2022 Plan includes a 1-year minimum vesting requirement on all awards, except with respect to up to 5% of the shares authorized for issuance under the 2022 Plan.

Restricted Stock

The Compensation Committee is authorized to award restricted stock under the 2022 Plan. Restricted stock is an award that is non-transferable and subject to a substantial risk of forfeiture until vesting conditions, which can be related to continued service or other conditions established by the Compensation Committee, are satisfied. Prior to vesting, holders of restricted stock may receive dividends and voting rights. If the vesting conditions are not satisfied, the participant forfeits the shares.

Unless accelerated under certain circumstances, the restrictions imposed on shares shall lapse in accordance with the vesting requirements specified by the Compensation Committee in an applicable award agreement. Such vesting requirements may be based on the continued employment of the participant with the Company for a specified time period, or upon the attainment of specified business goals or measures established by the Compensation Committee in its sole discretion. Notwithstanding the general rule described above, and subject to certain limitations, a participant’s restricted stock award shall vest immediately upon the participant’s death while in the employ of the Company, the participant’s termination of employment as a result of disability, or upon the participant’s termination without cause or the participant’s resignation with good reason within two years of a change in control, except as determined in the sole discretion of the Compensation Committee and set forth in an applicable award agreement.

Restricted Stock Units

The Compensation Committee is authorized to award RSUs under the 2022 Plan. The restrictions imposed on units granted under an RSU award shall lapse in accordance with the vesting requirements specified by the Compensation Committee in an applicable RSU agreement, except as provided below. Such vesting requirements may be based on the continued employment of the recipient with the Company for a specified time period or periods, or upon the attainment of specified business goals or measures established by the Compensation Committee in its sole discretion, in either case as set forth in the RSU agreement. A recipient’s RSU award will immediately vest upon the recipient’s death while in the employ of the Company, the recipient’s termination of employment with the Company as a result of disability, or upon the recipient’s termination without cause or resignation with good reason within two years of a change in control, in each case except as determined in the sole discretion of the Compensation Committee and set forth in an applicable RSU agreement.

RSUs awarded to any recipient will be subject to forfeiture until the vesting requirements have been met. RSUs granted under any RSU award may not be transferred, assigned or subject to any encumbrance, pledged, or charged until all applicable restrictions are removed or have expired, unless otherwise allowed by the Compensation Committee. Failure to satisfy any applicable restrictions shall result in the subject units of the RSU award being forfeited and returned to the Company, with any purchase price paid by the recipient to be refunded, unless otherwise provided by the Compensation Committee.

A recipient has no voting rights with respect to any RSU. At the discretion of the Compensation Committee, each RSU may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock. If credited, dividend will be withheld by the Company for the recipient’s account, without interest (unless otherwise provided in the RSU agreement). Dividends credited to a recipient’s account and attributable to any particular RSU will be distributed in cash or, at the discretion of the Compensation Committee, in shares of common stock having a fair market value equal to the amount of such dividend and earnings, if applicable, to the recipient upon settlement of such RSU and, if such RSU is forfeited, the recipient will also forfeit the right to such dividend.

Upon the expiration of the restricted period with respect to any outstanding RSU, the Company will deliver to the recipient, or his or her beneficiary, without charge, one share of common stock for each such outstanding RSU and cash equal to any dividend credited with respect to each such vested RSU and the interest thereon, if any, or, at the discretion of the Compensation Committee, in shares of common stock having a fair market value equal to such credited dividend and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable RSU agreement, the Compensation Committee may, in its sole discretion, elect to pay cash or part cash and part common stock in lieu of delivering only shares of common stock for vested RSUs. If a cash payment is made in lieu of delivering shares of common stock, the amount of such payment will be equal to the fair market value of the common stock as of the date on which the restricted period lapsed with respect to each vested RSU.

Stock Options

The Compensation Committee may grant incentive stock options ("ISOs") or nonqualified stock options ("NQSOs") under the 2022 Plan. The exercise price for each such award will be at least equal to 100% of the fair market value of a share of common stock on the date of grant (110% of fair market value in the case of an ISO granted to a person who owns more than 10% of the voting power of all classes of stock of the Company or any subsidiary). Options will expire at such times and will have such other terms and conditions as the Compensation Committee may determine at the time of grant; provided, however, that no option may be exercisable later than the tenth anniversary of its grant (fifth anniversary in the case of an ISO granted to a person who owns more than 10% of the voting power of all classes of stock of the Company or any subsidiary). The exercise price of options granted under the 2022 Plan generally may be paid in cash or check. The Compensation Committee may, in its discretion, permit a participant to exercise vested and exercisable options by surrendering an amount of common stock already owned by the participant equal to the options’ exercise price.

ISOs and NQSOs generally shall vest and be exercisable in full on the third (3rd) anniversary of the date of grant, unless otherwise determined in the sole discretion of the Compensation Committee. No vesting shall occur on or after the date that a participant’s employment or personal services contract with the Company terminates for any reason, except as may be set forth in the applicable award agreement. Notwithstanding the general rule described above, and subject to certain limitations, a participant’s options shall vest immediately upon death, disability or upon the participant’s termination without cause or resignation with good reason within two years of a change in control, except as determined in the sole discretion of the Compensation Committee and set forth in an applicable Award Agreement.

Stock Appreciation Rights

The Compensation Committee is authorized to award SARs under the 2022 Plan. A SAR will represent a right to receive a payment in cash, shares, or a combination thereof, equal to the excess of the fair market value of a specified number of shares on the date the SAR is exercised over an amount which will be no less than the fair market value on the date the SAR was granted (or the option price for SARs granted in tandem with an option). Each SAR agreement will specify the exercise price, the duration of the SAR, the number of shares to which the rights pertain, the form of payment of the SAR upon exercise, whether the SAR is granted in tandem with the grant of a stock option or is freestanding, and such other provisions as the Compensation Committee may determine. SARs will be exercisable at such times and be subject to such restrictions and conditions as the Compensation Committee will approve and be set forth in the award agreement, which need not be the same for each grant or each participant.

Each SAR generally will vest ratably until the third anniversary after the date of grant of the SAR. A recipient’s SAR award will immediately vest upon (i) the recipient’s death while in the employ of the Company, (ii) the recipient’s termination of employment with the Company as a result of disability, (iii) the recipient’s termination without cause or resignation with good reason within two years of a change in control, in each case except as determined in the sole discretion of the Compensation Committee and set forth in an applicable SAR agreement.

SARs granted in tandem with the grant of a stock option may be exercised for all or part of the shares subject to the related option upon the surrender of the right to exercise the equivalent portion of the related option. SARs granted in tandem with the grant of a stock option may be exercised only with respect to the shares for which the related option is then exercisable.

With respect to SARs granted in tandem with an incentive stock option, such SAR will expire no later than the expiration of the underlying incentive stock option. In addition, the value of the payout with respect to such SAR may be for no more than 100% of the difference between the exercise price for the underlying option and the fair market value of the shares subject to the option at the time the SAR is exercised. SARs granted independently from the grant of a stock option may be exercised upon the terms and conditions stated in the applicable award agreement.

Award agreements for SARs will set forth the extent to which the participant will have the right to exercise SARs following termination of employment. Such provisions will be determined in the sole discretion of the Compensation Committee and need not be uniform among all the SARs granted and may reflect distinctions based on the reasons for termination of employment. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated, other than by will or by the laws of descent and distribution, unless otherwise determined by the Compensation Committee in its discretion. SARs granted in tandem with an incentive stock option will be exercisable during the participant’s lifetime only by such participant.

New Plan Benefits Table

All 2022 Plan awards are granted at the Compensation Committee’s discretion, subject to the limitations contained in the 2022 Plan. Therefore, future benefits and amounts that will be received or allocated under the 2022 Plan are not presently determinable. For information with respect to equity grants made to our NEOs during the year ended December 31, 2024 under the 2022 Plan, please see the section entitled “Grants of Plan-Based Awards in 2024”. As of March 20, 2025, the fair market value of a share of our common stock (as determined by the closing price quoted by the NASDAQ Global Select Market on that date) was $21.75.

Certain U.S. Federal Income Tax Consequences

Set forth below is a summary discussion of the United States federal income tax consequences associated with the grant of awards pursuant to the 2022 Plan. The following discussion is not intended to be exhaustive and reference is made to the Code, and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary does not describe the state, local or foreign tax consequences that may be associated with the grant of awards under the 2022 Plan.

Incentive Stock Options.

In general, no taxable income is realized by a participant upon the grant of an ISO. If shares of common stock are issued to a participant pursuant to the exercise of an ISO, then, generally (i) the participant will not realize ordinary income with respect to the exercise of the option, (ii) upon sale of the underlying shares acquired upon the exercise of an ISO, any amount realized in excess of the exercise price paid for the shares will be taxed to the participant as capital gain and (iii) the Company will not be entitled to a compensation deduction. The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the purchase price generally will, however, constitute an item which increases the participant’s income for purposes of the alternative minimum tax. However, if the participant disposes of the shares acquired on exercise of ISO before the later of the second anniversary of the date of grant or one year after the receipt of the shares by the participant (a "Disqualifying Disposition"), the participant generally would include in ordinary income in the year of the Disqualifying Disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares. If ordinary income is recognized due to a Disqualifying Disposition, the Company would generally be entitled to a compensation deduction in the same amount. Subject to certain exceptions, an ISO generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, it will be treated for tax purposes as an NQSO, as discussed below.

Nonqualified Stock Options

In general, no taxable income is realized by a participant upon the grant of an NQSO. Upon exercise of an NQSO, the participant generally would include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price paid for the shares. At the time the participant recognizes ordinary income, the Company generally will be entitled to a compensation deduction in the same amount. In the event of a subsequent sale of shares received upon the exercise of an NQSO, any appreciation after the date on which taxable income is realized by the participant in respect of the option exercise should be taxed as capital gain in an amount equal to the excess of the sales proceeds for the shares over the participant’s basis in such shares. The participant’s basis in the shares will generally equal the amount paid for the shares plus the amount included in ordinary income by the participant upon exercise of the NQSO.

Restricted Stock

In general, a participant will not recognize any income upon the grant of restricted stock, unless the participant elects under Section 83(b) of the Code, within thirty days of such grant, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of grant, less any amount paid for the shares. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, the participant will generally recognize ordinary income on the date that the restrictions to which the restricted stock lapse, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the participant recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount. Generally, upon a sale or other disposition of restricted stock with respect to which the participant has recognized ordinary income (i.e., where a Section 83(b) election was previously made or the restrictions were previously removed), the participant will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the participant’s basis in such shares.

Restricted Stock Units

In general, a recipient who is awarded RSUs will not recognize taxable income upon receipt. When a recipient receives payment for an award of RSUs in shares or cash, the fair market value of the shares or the amount of cash received will be taxed to the participant at ordinary income rates. However, if any shares used to pay out RSUs are nontransferable and subject to a substantial risk of forfeiture, the taxable event is deferred until either the restriction on transferability or the risk of forfeiture lapses.

Stock Appreciation Rights

In general, the grant of a SAR will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of a SAR, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction at such time in the same amount.

Vote Required

The affirmative vote of holders of the majority of the shares for which votes are cast at the Annual Meeting is needed to approve this proposal. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.

PROPOSAL NO. 4 — RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025

The Board of Directors Recommends a Vote “FOR” the Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Auditor for the Fiscal Year Ending December 31, 2025.

Proposal

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent auditor for the fiscal year ending December 31, 2025. The Audit Committee and the Board of Directors seek to have the stockholders ratify the Audit Committee’s appointment of Deloitte as the Company’s independent auditor for the fiscal year ending December 31, 2025. Although the Company is not required to seek stockholder approval of this appointment, the Board of Directors feels it is sound corporate governance to do so. If the appointment of Deloitte is not ratified by the Company’s stockholders, the Audit Committee may appoint another independent auditor or may decide to maintain its appointment of Deloitte.

Representatives of Deloitte will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Vote Required

The affirmative vote of holders of the majority of the shares for which votes are cast on the proposal at the Annual Meeting is needed to approve this proposal. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.

Fees

Fees for professional services rendered to the Company by Deloitte and Crowe LLP (“Crowe”) for the years ended December 31, 2024 and 2023 were as follows:

	FOR THE YEAR ENDED DECEMBER 31,
	2024	2023
	Deloitte	Deloitte	Crowe
Audit fees	$2,306,529	$2,028,604	$52,500
Audit-related fees	48,318	41,895	—
Total audit and audit-related fees	2,354,847	2,070,499	52,500
Tax & Tax-Related compliance fees	16,391
All other fees	—	—	79,881
Total fees	$2,371,238	$2,070,499	$132,381

Audit Fees

Fees are related to the integrated audit of the Company’s annual financial statements for the years ended December 31, 2024 and 2023, and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q and annual reports on Form 10-K for those years.

Audit-Related Fees Tax & Tax Related Compliance Fees

Fees for 2024 and 2023 primarily consist of the assurance and related services provided in connection with Uniform Single Attestation Program.

Fees for 2024 primarily consist of tax consulting services.

All Other Fees	Fees for 2024 and 2023 are relate primarily to Fair Lending and Unfair, Deceptive, or Abusive Acts or Practices compliance reviews as well as accounting advisory services.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specified audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

In 2024, 100% of Audit-Related Fees and All Other Fees were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2024 with management and with the independent auditor. Specifically, the Audit Committee has discussed with the independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, which includes, among other things:

●	Methods used to account for significant unusual transactions;
●	The effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
●	The process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and
●	Disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Audit Committee has received the written disclosures and the letter from the Company’s independent auditor, Deloitte, required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee. Additionally, the Audit Committee has discussed with Deloitte the issue of its independence from the Company. Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

AUDIT COMMITTEE M. Christian Mitchell, Chair Jeffrey C. Jones George M. Pereira Zareh H. Sarrafian Richard C. Thomas

MEETING AND OTHER INFORMATION

Notice of Internet Availability of Proxy Materials

In accordance with rules adopted by the SEC, except for stockholders who have requested otherwise, we have generally mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). The Notice of Internet Availability provides instructions either for accessing our proxy materials, including the Notice of Meeting and Proxy Statement and the 2024 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Proxy Materials”), at the website address referred to in the Notice of Internet Availability, or for requesting printed copies of the proxy materials by mail or electronically by e-mail. If you would like to receive a paper or e-mail copy of our proxy materials either for this Annual Meeting or for all future meetings, you should follow the instructions for requesting such materials included in the Notice of Internet Availability we mailed to you.

Our Board of Directors provided the Notice of Internet Availability and is making the proxy materials available to you in connection with the Annual Meeting. As a stockholder of record on the Record Date, you are invited to attend the Annual Meeting and are entitled to, and requested to, vote on the proposals described in this Proxy Statement.

Information Contained in Proxy Statement

This information relates to the proposals to be voted on at the Annual Meeting, the voting process, compensation of our directors and most highly paid executives, and certain other required information.

Access the Company’s Proxy Materials Electronically

The Proxy Materials are available at www.proxyvote.com and from our corporate website at www.ppbi.com under the “Investors” section. To view this material, you must have available the 16-digit control number located on the proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.

Stockholders Eligible to Vote	Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.
Shares Eligible to be Voted

As of the Record Date, we had 97,081,596 shares of common stock outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each of the eleven (11) director nominees to be elected and one vote on each other matter to be voted on at the Annual Meeting.

Quorum Requirement

As of the Record Date, 97,081,596 shares of the Company’s common stock were issued and outstanding. A majority of the outstanding shares entitled to vote at the Annual Meeting, present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

Broker Non-Votes

If a broker indicates on its proxy that it submits to the Company that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the rules of the New York Stock Exchange, and the “beneficial owner” of those shares has not instructed the broker how to vote on those proposals. If you are a beneficial owner and you do not provide instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares for or against “routine” matters such as Proposal No. 4, the ratification of the appointment of our independent auditor. Brokers are not permitted to exercise discretionary voting authority to vote your shares for or against “non-routine” matters. All of the matters on which stockholders will be asked to vote on at the Annual Meeting, with the exception of Proposal No. 4, the ratification of the appointment of our independent auditor, are “non-routine” matters.

How to Vote

If you are the stockholder of record, you may vote by one of the following four methods (as instructed on the Notice of Internet Availability):

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in person at the Annual Meeting;

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via the Internet;

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by telephone; or

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by mail.

If you would like to vote in person at the Annual Meeting and would like to obtain directions to, or other instructions for attending, the Annual Meeting, please contact Investor Relations, Pacific Premier Bancorp, Inc., 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614 at (949) 864-8000.

If you elect to vote by mail and you requested and received a printed set of the proxy materials, you may mark, sign, date, and mail the proxy card enclosed with the proxy materials you received.

Whichever method of voting you use, the proxies identified on the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card properly voted and returned through available channels without giving specific voting instructions, the proxies will vote the shares as recommended by our Board of Directors.

If you own your shares in “street name,” that is, through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive these Proxy Materials. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker or the nominee, and you bring the proxy to, or otherwise present your proxy at, our Annual Meeting.

Voting Over the Internet or by Telephone

Voting over the Internet: You may use the Internet (www.proxyvote.com) to transmit your vote up until 11:59 p.m., Eastern Time, May 18, 2025 by following the instructions provided either in the Notice of Internet Availability or on the proxy card or voting instruction form you received if you requested and received a printed set of the proxy materials.

Voting by Telephone: If you are a stockholder of record, you may call 1-800-690-6903 and use any touch-tone telephone to transmit your vote up until 11:59 p.m., Eastern Time, May 18, 2025 by following the instructions provided either in the Notice of Internet Availability or on the proxy card or voting instruction form you received if you requested and received a printed set of the proxy materials. Note: If you intend to take advantage of the opportunity to listen to the Annual Meeting via telephone, you will not be able to revoke or cast a vote over the telephone during the Annual Meeting.

If you hold your shares in “street name,” that is through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

Revoking or Changing Your Vote

If you are the record owner of your shares, and you completed and submitted a proxy card, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

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submitting a new proxy card with a later date;

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delivering written notice to our Secretary on or before May 19, 2025, stating that you are revoking your proxy;

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attending the Annual Meeting and voting your shares in person; or

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if you are a record owner of your shares and you submitted your proxy by telephone or via the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be.

Please note that attendance at the Annual Meeting will not, in itself, constitute revocation of your proxy.

If you own your shares in “street name,” you may later revoke your voting instructions by informing the bank, broker or other holder of record in accordance with that entity’s procedures.

The Cost of the Proxy Solicitation

The Company will bear the cost of the solicitation of proxies. Officers and regular employees of the Company may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication. We have retained DF King & Co., Inc. to assist in the solicitation at a cost of approximately $13,500, plus payment of reasonable out-of-pocket expenses incurred by DF King & Co., Inc.

How to Obtain the Company’s Corporate Governance Information

Our Corporate Governance information is available from our website at www.ppbi.com under the “Investors” section. Our stockholders may also obtain written copies at no cost by writing to us at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, Attention: Investor Relations Department, or by calling (949) 864-8000.

Requesting Electronic or Printed Copies of this and Future Proxy Materials

You may request and consent to delivery of electronic or printed copies of this and future proxy statements, annual reports and other stockholder communications by:

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visiting www.proxyvote.com;

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calling 1-800-690-6903; or

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sending an email to sendmaterial@proxyvote.com.

When requesting copies of proxy materials and other stockholder communications, you should have available the 16-digit control number located on the proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.

STOCKHOLDER PROPOSALS OR NOMINATIONS

Under the rules of the SEC and our Bylaws, stockholder proposals that meet certain conditions may be included in our Proxy Statement and form of proxy for a particular annual meeting if they are presented to us in accordance with the following:

●	Stockholder proposals intended to be considered for inclusion in next year’s Proxy Statement for the 2026 Annual Meeting of Stockholders must be received by the Company by December 8, 2025, which is one hundred twenty (120) days prior to the anniversary date that we released this Proxy Statement to our stockholders for the Annual Meeting.
●	Stockholders that intend to present a proposal at our 2026 Annual Meeting of Stockholders, but not to include the proposal in our Proxy Statement for that meeting, must give notice of the proposal to our Secretary no sooner than January 19, 2026, which is one hundred twenty (120) days prior to May 19, 2026, which is the one-year anniversary of the Annual Meeting, but no later than February 18, 2026, which is ninety (90) days prior to May 19, 2026 (the one-year anniversary of the Annual Meeting). As set forth in our Bylaws, the stockholder’s notice to the Secretary must contain certain required information.
●	If the date of the 2026 Annual Meeting of Stockholders is held on a date more than thirty (30) calendar days before or sixty (60) days after May 19, 2026 (the one-year anniversary of the Annual Meeting), the stockholder’s notice must be delivered to our Secretary no sooner than the 120th day prior to the 2026 Annual Meeting of Stockholders, and no later than (a) the 90th day prior to the date of the 2026 Annual Meeting of Stockholders, or (b) in the event the first public announcement of the date of the 2026 Annual Meeting of Stockholders is less than one hundred (100) days prior to the date of the 2026 Annual Meeting of Stockholders, the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting of Stockholders is first made by the Company.
●	In the event the Board of Directors increases the number of directors to be elected to the Board of Directors and the public announcement of such increase is not made on or before February 8, 2026, which is one hundred (100) days prior to May 19, 2026 (the one-year anniversary of the Annual Meeting), stockholder nominees for the new directorships will be considered timely if provided to Secretary within ten (10) days of the public announcement.
●	Pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act, the proxies designated by us for the Annual Meeting will have discretionary authority to vote with respect to any proposal received after February 21, 2025, which is forty-five (45) days before the date on which the Company first sent the proxy materials for the Annual Meeting. In addition, our Bylaws provide that any matter to be presented at the Annual Meeting must be proper business to be transacted at the Annual Meeting or a proper nomination to be decided on at the Annual Meeting and must have been properly brought before such meeting pursuant to our Bylaws.
●	Our Secretary must receive notices of stockholder proposals or nominations in writing at the executive offices of the Company at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, Attention: Secretary.

No notice that a stockholder intends to present a proposal at the Annual Meeting was received by the Company on or before February 12, 2025, which is ninety (90) days prior to the one-year anniversary of the 2024 Annual Meeting of Stockholders.

COMPANY DOCUMENTS AND OTHER MATTERS

Annual Report

A copy of our 2024 Annual Report, including financial statements and schedules, has been made available to stockholders and is posted on our website at www.ppbi.com under the “Investors” section, on the website www.proxyvote.com and on the SEC at its website, www.sec.gov.

Additional copies of our 2024 Annual Report may be obtained without charge by writing to Investor Relations, Pacific Premier Bancorp, Inc., 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614 or by calling (949) 864-8000.

Householding

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for annual reports, proxy statements, and Notices of Internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single annual report, proxy statement, and Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Brokers with account holders who are stockholders of the Company may be householding the Company’s proxy materials. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, or if you are receiving multiple copies thereof and wish to receive only one, please notify your broker or nominee if your shares are held in a brokerage account or other account or our agent, Equiniti Trust Company (“EQ”) if you hold registered shares. You can notify EQ by sending a written request to: Equinity Trust Company, 6201 15th Avenue, Brooklyn, NY 11219, or by calling EQ at (800) 937-5449.

Other Matters

The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Whether or not you intend to be present at the Annual Meeting, you are urged to vote via the Internet, by telephone, or, if you received printed materials, by returning your proxy card. If you are present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record-holder to vote personally at the Annual Meeting.

ANNEX A

GAAP TO NON-GAAP RECONCILIATION

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. The non-GAAP measures used herein include net income, as adjusted, return on average assets, as adjusted, diluted earnings per share, as adjusted, return on average common equity, return on average common equity, as adjusted, return on average tangible common equity, return on average tangible common equity, as adjusted, efficiency ratio, efficiency ratio, as adjusted, tangible book value per share, and pre-provision net revenue.

Management believes that these non-GAAP financial measures provide useful information to gain an understanding of the operating results of our core business. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies. A reconciliation of the non-GAAP measures to the GAAP measure is set forth below:

	FOR THE YEAR ENDED DECEMBER 31,
	2024	2023	2022	2021	2020
	(Dollars in thousands)
Net Income	$158,802	$30,852	$283,743	$339,889	$60,351
Less: Net Loss from Investment Securities Repositioning	—	(254,065)	—	—	—
Add: FDIC Special Assessment	261	2,080	—	—	—
Add: Initial CECL-Related ACL Adjustment Related to Acquisition	—	—	—	—	84,431
Add: Merger-Related Expense	—	—	—	5	49,129
Less: Tax Adjustment(1)	(75)	(72,387)	—	(1)	(38,170)
Net Income, as Adjusted	$158,988	$214,610	$283,743	$339,893	$155,741
Average Assets	$18,505,374	$20,787,793	$21,513,428	$20,492,402	$16,817,242
Return on Average Assets	0.86%	0.15%	1.32%	1.66%	0.36%
Add: Net Loss from Investment Securities Repositioning, FDIC Special Assessment, initial CECL-Related ACL Adjustment, and Merger-Related Expense, Net of Tax(1)	—%	0.88%	—%	—%	0.57%
Return on Average Assets, as Adjusted	0.86%	1.03%	1.32%	1.66%	0.93%

(1)	Net loss from investment securities repositioning during the fourth quarter of 2023, FDIC special assessment, initial CECL-related ACL adjustment related to acquisition, and merger-related expense are tax effected at respective statutory tax rates.

	FOR THE YEAR ENDED DECEMBER 31,
	2024	2023	2022	2021	2020
	(Dollars in thousands, except per share data)
Net Income	$158,802	$30,852	$283,743	$339,889	$60,351
Less: Dividends and Undistributed Earnings Allocated to Participating Securities	(2,860)	(2,061)	(3,405)	(3,517)	(798)
Net Income Allocated to Common Stockholders	155,942	28,791	280,338	336,372	59,553
Less: Net Loss from Investment Securities Repositioning	—	(254,065)	—	—	—
Add: FDIC Special Assessment	261	2,080	—	—	—
Add: Initial CECL-Related ACL Adjustment Related to Acquisition	—	—	—	—	84,431
Add: Merger-Related Expense	—	—	—	5	49,129
Less: Tax Adjustment(1)	(75)	(72,387)	—	(1)	(38,170)
Net Income Allocated to Common Stockholders, as Adjusted	$156,128	$212,549	$280,338	$336,376	$154,943
Weighted Average Shares Outstanding-Diluted	94,682,886	94,236,875	94,091,461	94,012,137	79,506,274
Diluted Earnings per Share	$1.65	$0.31	$2.98	$3.58	$0.75
Diluted Earnings per Share, as Adjusted	$1.65	$2.26	$2.98	$3.58	$1.95

(1)	Net loss from investment securities repositioning during the fourth quarter of 2023, FDIC special assessment, initial CECL-related ACL adjustment related to acquisition, and merger-related expense are tax effected at respective statutory tax rates.

	FOR THE YEAR ENDED DECEMBER 31,
	2024	2023	2022	2021	2020
	(Dollars in thousands)
Net Income	$158,802	$30,852	$283,743	$339,889	$60,351
Add: Amortization of Intangible Assets Expense	11,091	12,303	13,983	15,936	17,072
Less: Tax Adjustment(1)	(3,132)	(3,491)	(3,987)	(4,556)	(4,892)
Net Income for Average Tangible Common Equity	166,761	39,664	293,739	351,269	72,531
Less: Net Loss from Investment Securities Repositioning	—	(254,065)	—	—	—
Add: FDIC Special Assessment	261	2,080	—	—	—
Add: Initial CECL-Related ACL Adjustment Related to Acquisition	—	—	—	—	84,431
Add: Merger-Related Expense	—	—	—	5	49,129
Less: Tax Adjustment(1)	(75)	(72,387)	—	(1)	(38,170)
Adjusted Net Income for Average Tangible Common Equity	$166,947	$223,422	$293,739	$351,273	$167,921
Average Stockholders‘ Equity	$2,918,903	$2,844,289	$2,788,543	$2,798,593	$2,419,013
Less: Average Intangible Assets	(37,949)	(49,643)	(62,833)	(77,817)	(86,740)
Less Average Goodwill	(901,312)	(901,312)	(901,312)	(900,458)	(861,183)
Average Tangible Common Equity	1,979,642	1,893,334	1,824,398	1,820,318	1,471,090
Add: Tax Adjustment(1)	—	(23,917)	—	—	55,644
Average Tangible Common Equity, as Adjusted	$1,979,642	$1,869,417	$1,824,398	$1,820,318	$1,526,734
Return on Average Common Equity	5.44%	1.08%	10.18%	12.14%	2.49%
Return on Average Common Equity, as Adjusted	5.45%	7.61%	10.18%	12.15%	6.29%
Return on Average Tangible Common Equity	8.42%	2.09%	16.10%	19.30%	4.93%
Return on Average Tangible Common Equity, as Adjusted	8.43%	11.95%	16.10%	19.30%	11.00%

(1)	Amortization of intangible assets, net loss from investment securities repositioning during the fourth quarter of 2023, FDIC special assessment, initial CECL-related ACL adjustment related to acquisition, and merger-related expense are tax effected at respective statutory tax rates.

	FOR THE YEAR ENDED DECEMBER 31,
	2024	2023	2022	2021	2020
	(Dollars in thousands)
Total Noninterest Expense	$402,531	$406,951	$396,670	$380,277	$381,119
Less: Amortization of Intangible Assets Expense	(11,091)	(12,303)	(13,983)	(15,936)	(17,072)
Less: Other Real Estate Owned Operations, Net	(44)	(215)	—	—	(1)
Less: Merger-Related Expense	—	—	—	(5)	(49,129)
Noninterest Expense, as Adjusted	$391,396	$394,433	$382,687	$364,336	$314,917
Less: FDIC Special Assessment	(261)	(2,080)	—	—	—
Noninterest Expense, as Adjusted for FDIC Special Assessment	$391,135	$392,353	$382,687	$364,336	$314,917
Net Interest Income	$536,951	$625,039	$697,112	$662,374	$574,211
Add: Total Noninterest Income (Loss)	82,838	(173,918)	88,748	107,850	71,325
Less: Net Loss (Gain) from Investment Securities	—	253,927	(1,710)	(16,906)	(13,882)
Less: Other Income — Security Recoveries	—	—	—	(10)	(2)
Less: Net Loss (Gain) from Other Real Estate Owned	28	(82)	—	—	112
Less: Net (Gain) Loss from Debt Extinguishment	(5,270)	(793)	—	180	—
Revenue, as Adjusted	$614,547	$704,173	$784,150	$753,488	$631,764
Efficiency Ratio	63.7%	56.0%	48.8%	48.4%	49.8%
Efficiency Ratio, as Adjusted for FDIC Special Assessment	63.6%	55.7%	48.8%	48.4%	49.8%

	FOR THE YEAR ENDED DECEMBER 31,
	2024	2023	2022	2021	2020
	(Dollars in thousands, except per share data)
Total Assets	$17,903,585	$19,026,645	$21,688,017	$21,094,429	$19,736,544
Less: Intangible Assets	(933,506)	(944,597)	(956,900)	(970,883)	(984,076)
Tangible Assets	$16,970,079	$18,082,048	$20,731,117	$20,123,546	$18,752,468
Total Stockholders’ Equity	$2,955,743	$2,882,581	$2,798,389	$2,886,311	$2,746,649
Less: Intangible Assets	(933,506)	(944,597)	(956,900)	(970,883)	(984,076)
Tangible Common Equity	$2,022,237	$1,937,984	$1,841,489	$1,915,428	$1,762,573
Tangible Common Equity Ratio	11.92%	10.72%	8.88%	9.52%	9.40%
Basic Shares Outstanding	96,441,667	95,860,092	95,021,760	94,389,543	94,483,136
Book Value per Share	$30.65	$30.07	$29.45	$30.58	$29.07
Less: Intangible Book Value per Share	(9.68)	(9.85)	(10.07)	(10.29)	(10.42)
Tangible Book Value per Share	$20.97	$20.22	$19.38	$20.29	$18.65

	FOR THE YEAR ENDED DECEMBER 31,
	2019	2018	2017	2016	2015	2014
	(Dollars in thousands, except per share data)
Total Assets	$11,776,012	$11,487,387	$8,024,501	$4,036,311	$2,789,599	$2,037,731
Less: Intangible Assets	(891,634)	(909,282)	(536,343)	(111,941)	(58,002)	(28,564)
Tangible Assets	$10,884,378	$10,578,105	$7,488,158	$3,924,370	$2,731,597	$2,009,167
Total Stockholders’ Equity	$2,012,594	$1,969,697	$1,241,996	$459,740	$298,980	$199,592
Less: Intangible Assets	(891,634)	(909,282)	(536,343)	(111,941)	(58,002)	(28,564)
Tangible Common Equity	$1,120,960	$1,060,415	$705,653	$347,799	$240,978	$171,028
Tangible Common Equity Ratio	10.30%	10.02%	9.42%	8.86%	8.82%	8.51%
Basic Shares Outstanding	59,506,057	62,480,755	46,245,050	27,798,283	21,570,746	16,903,884
Book Value per Share	$33.82	$31.52	$26.86	$16.54	$13.86	$11.81
Less: Intangible Book Value per Share	(14.98)	(14.55)	(11.60)	(4.03)	(2.69)	(1.69)
Tangible Book Value per Share	$18.84	$16.97	$15.26	$12.51	$11.17	$10.12

	FOR THE YEAR ENDED DECEMBER 31,
	2024	2023	2022	2021	2020
	(Dollars in thousands)
Interest Income	$822,568	$887,985	$768,578	$696,739	$630,726
Interest Expense	285,617	262,946	71,466	34,365	56,515
Net Interest Income	536,951	625,039	697,112	662,374	574,211
Noninterest Income (Loss)	82,838	(173,918)	88,748	107,850	71,325
Revenue	619,789	451,121	785,860	770,224	645,536
Noninterest Expense	402,531	406,951	396,670	380,277	381,119
Add: Merger-Related Expense	—	—	—	5	49,129
Pre-Provision Net Revenue	217,258	44,170	389,190	389,952	313,546
Less: Net Loss from Investment Securities Repositioning	—	(254,065)	—	—	—
Add: FDIC Special Assessment	261	2,080	—	—	—
Pre-Provision Net Revenue, as Adjusted	$217,519	$300,315	$389,190	$389,952	$313,546

Appendix 1

PACIFIC PREMIER BANCORP, INC.

AMENDED AND RESTATED

2022 LONG-TERM INCENTIVE PLAN

Article I

ESTABLISHMENT OF THE PLAN

Pacific Premier Bancorp, Inc. and any Subsidiary thereof (together, the “Company”) hereby establishes the Amended and Restated 2022 Long-Term Incentive Plan (the “Plan”) upon the terms and conditions hereinafter stated. The Purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging officers, employees, directors and individuals performing services for the Company as consultants or independent contractors to focus on critical long-range objectives, (b) encouraging the attraction and retention of officers, employees, directors, consultants and independent contractors with exceptional qualifications and (c) linking officers, employees, directors, consultants and independent contractors directly to stockholder interests through ownership of the Company. Awards granted under the Plan may be stock options, restricted stock or stock appreciation rights.

Article II

DEFINITIONS

2.01 “Award” means any Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right granted under the Plan.

2.02 “Award Agreement” means the written agreement pursuant to Article VI hereof that sets forth the terms, conditions, restrictions and privileges for an Award and that incorporates the terms of the Plan.

2.03 “Bank” means Pacific Premier Bank.

2.04 “Board” means the Board of Directors of the Company.

2.05 “Cause” shall have the meaning set forth in the Participant’s employment or other agreement with the Company, provided that if the Participant is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Cause, then Cause shall mean: (i) a failure of the Participant to substantially perform his or her duties including, without limitation, repeated refusal to follow the reasonable directions of Participant’s employer, knowing violation of law in the course of performance of the duties of Participant’s employment with the Company, or repeated absences from work without a reasonable excuse, (ii) the Participant’s willful misconduct or gross negligence, (iii) the Participant shall have committed an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company, or (iv) the Participant shall have been convicted by a court of competent jurisdiction of, or pleaded guilty or nolo contendere to, conduct constituting a felony.

2.06 “Change in Control” shall have the meaning specified in an Award Agreement. In the absence of any definition in the Award Agreement, “Change in Control” means the occurrence of any of the following events subsequent to the date of this Plan or applicable Award Agreement: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), after the date hereof, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; provided that any acquisition pursuant to a transaction where (A) the stockholders of the Company immediately prior to such transaction own directly or indirectly at least fifty percent (50%) of the combined voting power of the Company’s securities, and (B) the individuals who were members of the Company’s Board of Directors immediately prior to the acquisition transaction constitute at least two-thirds of the members of the board of directors immediately following such transaction, will not be considered a Change in Control; (ii) the sale or other disposition of all or substantially all of the assets of the Company or the transfer by the Company of greater than 25% of the voting securities of the Bank (other than to the Company); (iii) during any period of three consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (iv) the consummation of a plan of reorganization, merger or consolidation involving the Company, except for a reorganization, merger or consolidation where (A) the stockholders of the Company immediately prior to such reorganization, merger or consolidation own directly or indirectly at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the company resulting from such reorganization, merger or consolidation (the “Surviving Company”) in substantially the same proportion as their ownership of voting securities of the Company immediately prior to such reorganization, merger or consolidation, and (B) the individuals who were members of the Board immediately prior to the execution of the agreement providing for such reorganization, merger or consolidation constitute at least two-thirds of the members of the board of directors of the Surviving Company, or of a company beneficially owning, directly or indirectly, a majority of the voting securities of the Surviving Company. Notwithstanding the foregoing, in the event of payment of any Award that is nonqualified deferred compensation subject to Section 409A of the Code, “Change in Control” shall have the meaning set forth in Section 1.409A-3(i)(5) of the applicable Treasury regulations.

2.07 “Code” means the Internal Revenue Code of 1986, as amended.

2.08 “Common Stock” means shares of the common stock, par value $0.01 per share, of the Company.

2.09 “Disability” means any physical or mental impairment which qualifies an Employee for disability benefits under any applicable long-term disability plan maintained by the Company or, if no such plan applies, which would qualify such Employee for disability benefits under the Federal Social Security System.

2.10 “Effective Date” means the later of (i) the date upon which the Board approves the Plan and (ii) the most recent date upon which a majority of the Company’s stockholders vote to approve the Plan.

2.11 “Employee” means any person who is employed by the Company and whose wages are reported on a Form W-2. The Company’s classification as to who is an Employee shall be determinative for purposes of an individual’s eligibility under the Plan.

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.13 “Fair Market Value” of a share of the Company’s Common Stock for all purposes under the Plan shall be the last transaction price of the Common Stock quoted for such date by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or the closing price reported by the New York Stock Exchange (“NYSE”) or any other stock exchange or quotation or listing service (as published by the Wall Street Journal, if published) on such date or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon or the last previous date on which a sale is reported. If the Common Stock is not traded on the NASDAQ, the NYSE or any other stock exchange, the Fair Market Value of the Common Stock is the value so determined by the Board in good faith by such methods or procedures as the Board may establish.

2.14 “Good Reason” shall have the meaning set forth in the Participant’s employment or other agreement with the Company, provided, that if the Participant is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Good Reason, then Good Reason shall mean the occurrence, without the affected Participant’s written consent, of (i) a material diminution in the Participant’s annual base compensation, provided that, for purposes of this definition, a reduction in base compensation of 10% or less shall not be considered a material diminution, (ii) any material diminution in the Participant’s authority, duties, or responsibilities, or (iii) the relocation of the Participant’s principal place of employment to a location more than 50 miles from the Participant’s principal place of employment. Notwithstanding the foregoing, no event or condition shall constitute Good Reason unless (i) the Participant provides notice to the Company of such condition or event no later than 30 days following the initial existence of such condition or event, and (ii) the Company fails to remedy such condition or event no later than 30 days following receipt of such notice.

2.15 “Incentive Stock Option” means any Award granted under this Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code. All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Code, and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind.

2.16  “Non-Qualified Stock Option” means any Award granted under this Plan which is a stock option but is not an Incentive Stock Option.

2.17 “Officer” means any Employee of the Company who is designated by the Board as a corporate officer.

2.18 “Option” means an Award of an Incentive Stock Option or a Non-Qualified Stock Option granted under Section 7.01 hereof.

2.19 “Participant” means any Employee, Officer, director, consultant or independent contractor who is designated by the Committee pursuant to Article VI to participate in the Plan.

2.20 “Retirement” means a termination of employment which constitutes a “retirement” under any applicable qualified pension benefit plan maintained by the Company or a Subsidiary, as that term is defined by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or if no such plan is maintained by the Company, a termination of employment anytime following attainment of age 65. With respect to an Award that is nonqualified deferred compensation subject to Section 409A of the Code, any termination of employment must also be considered a “separation from service” as defined in Section 1.409A-1(h) of the Treasury regulations.

2.21  “Restricted Stock Award” means an Award granted under Section 7.02 hereof.

2.22  “Restricted Stock Unit Award” means an Award granted under Section 7.03 hereof.

2.23  “Securities Act” means the Securities Act of 1933, as amended.

2.24 “Stock Appreciation Right” or “SAR” means an Award granted under Section 7.04 hereof.

2.25 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.26 “Substitute Award” means an Award granted under the Plan in substitution for one or more equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition.

Article III

ADMINISTRATION OF THE PLAN AND MISCELLANEOUS

3.01 Plan Administration. The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board. References herein to the Committee shall be deemed to include and refer to the Board of Directors to the extent applicable. The Committee may, in its discretion, delegate to one or more officers responsibility for the day-to-day operation of the Plan. The Committee shall make all determinations with respect to participation in the Plan by Employees, Officers, directors, consultants or independent contractors of the Company, and with respect to the extent of that participation. The interpretation and construction of any provision of the Plan by the Committee shall be final. No member of the Committee shall be liable for any action or determination made by him or her in good faith.

3.02 Limitation on Liability. No Committee member shall be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent allowed by law and the Company’s organizational documents and Bylaws, the Committee shall be indemnified by the Company in respect of all their activities under the Plan.

3.03 Compliance with Law and Regulations. All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of, or obtaining of consents or approvals with respect to, such shares under any federal or state law or any rule or regulation of any government body, which the Company shall, in its sole discretion, determine to be necessary or advisable.

3.04 Restrictions on Transfer. The Company shall place a legend upon any certificate representing shares acquired pursuant to an Award granted hereunder noting that the transfer of such may be restricted pursuant to the terms of an Award Agreement or as set forth in applicable laws and regulations.

3.05 Revocation for Misconduct. Any Award, or portion thereof, under this Plan, whether or not vested, made to a Participant who is discharged from the employ of the Company or any of its subsidiaries (or whose personal services contract is terminated in the case of a consultant or independent contractor) for Cause may be automatically terminated, or rescinded and revoked by determination of the Committee.

Article IV

ELIGIBILITY

Awards may be granted to such Employees, Officers, directors, consultants or independent contractors as may be designated from time to time by the Committee, pursuant to guidelines, if any, which may be adopted from time to time.

Article V

COMMON STOCK AVAILABLE FOR THE PLAN

The aggregate number of shares of Common Stock which may be issued pursuant to this Plan shall be 9,000,000, all of which may be granted as Incentive Stock Options. If and to the extent that the number of issued shares of Common Stock shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in Common Stock, merger, consolidation, reorganization, recapitalization, reincorporation, or the like, the Board shall make appropriate adjustment in the number of shares of Common Stock authorized by the Plan and in the number and exercise or purchase price of shares covered by outstanding Awards under the Plan; provided that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section. In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment. The Board may make such adjustments, and its determination shall be final, binding and conclusive.

The Board also may adjust the number of shares subject to outstanding Awards and the exercise or purchase price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate in order to prevent dilution or expansion of the rights of Participants, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the Participant, if such adjustment would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code. Notwithstanding anything to the contrary in this Article V, the Company shall not engage in any re-pricing of any Options granted under this Plan without approval by the Company’s stockholders who are eligible to vote at a meeting of stockholders. For purposes of this Article V, the term “re-pricing” shall mean the following: (i) lowering the exercise price of an Option to take into account a decrease in the Fair Market Value of the Company’s Common Stock below the Option’s stated exercise price, or (ii) canceling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying Common Stock in exchange for another Award under the Plan.

No shares shall be the subject of more than one Award at any time, but if an Award as to any shares is surrendered before exercise, or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares. Notwithstanding the foregoing, no shares shall again become available for grant under the Plan if such shares have been (i) tendered as payment to exercise an Option, or (ii) withheld to cover the exercise price of any Option or any tax withholding obligations with respect to any Award.

The Committee may grant Substitute Awards under the Plan. To the extent consistent with the requirements of Section 422 and the regulations thereunder and other applicable legal requirements (including applicable stock exchange requirements), shares of Common Stock delivered in respect of Substitute Awards will be in addition to and will not reduce the number of shares of Common Stock authorized by the Plan. Notwithstanding the foregoing, if any Substitute Award is settled in cash or expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the delivery of Common Stock, the shares of Common Stock previously subject to such Award will not increase the number of shares of Common Stock authorized by the Plan or otherwise be available for future delivery under the Plan.

Article VI

PARTICIPATION; AWARD AGREEMENT

The Committee shall, in its discretion, determine from time to time which Employees, Officers, directors, consultants or independent contractors will participate in the Plan and receive Awards under the Plan. In making all such determinations, there shall be taken into account the duties, responsibilities and performance of each respective Employee, Officer, director, consultant or independent contractor, his or her present and potential contributions to the growth and success of the Company, his or her cash compensation and such other factors as the Committee shall deem relevant to accomplishing the purposes of the Plan.

Awards may be granted individually or in tandem with other Awards. All Awards are subject to the terms, conditions, restrictions and privileges of the Plan in addition to the terms, conditions, restrictions and privileges for an Award contained in the Award Agreement. No Award under this Plan shall be effective unless memorialized in writing by the Committee in an Award Agreement delivered to and signed by the Participant.

Notwithstanding any provision of the Plan and subject to adjustment as provided in Article V, the maximum aggregate number of shares of Common Stock with respect to one or more Awards that may be granted to any one person during any one calendar year shall be 400,000 shares or 30,000 shares in the case of non-employee Directors.

Except for Awards granted with respect to a maximum of five percent of the shares of Common Stock authorized for issuance under this Plan and Substitute Awards, Awards shall not provide for a designated vesting period of less than one year; provided, however, that for any Award made to a non-employee Director, the date of an annual meeting of stockholders of the Company shall be deemed satisfied if such Award vests upon the earlier of (i) the non-employee Director’s completion of one year of Board service measured from the date of grant or (ii) immediately prior to the first regular annual meeting of stockholders of the Company that occurs in the year following the date of grant.

Article VII

AWARDS

7.01 Stock Options. The Committee may from time to time grant to eligible Participants Awards of Incentive Stock Options or Non-Qualified Stock Options; provided however that Awards of Incentive Stock Options shall be limited to Employees of the Company. Awards of Incentive and Non-Qualified Stock Options must have an exercise price at least equal to the Fair Market Value of a share of Common Stock at the time of grant, except as provided in Section 8.07. The exercise price applicable to a particular Award shall be set forth in each individual Award Agreement.

7.02 Restricted Stock. The Committee may from time to time grant to eligible Participants Awards of Restricted Stock in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A Restricted Stock Award represents shares of Common Stock that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine. The Committee may, in connection with any Restricted Stock Award, require the payment of a specified purchase price.

7.03 Restricted Stock Unit. The Committee may from time to time grant to eligible Participants Awards of Restricted Stock Units in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A Restricted Stock Unit Award represents a hypothetical unit equivalent in value to a share of Common Stock which entitles the Participant to a payment in cash or Common Stock upon the expiration of the restricted period. A Participant has no voting rights with respect to Restricted Stock Units. The Committee may, in connection with any Restricted Stock Unit Award, require the payment of a specified purchase price.

7.04 Stock Appreciation Rights. The Committee may from time to time grant to eligible Participants Awards of Stock Appreciation Rights (“SARs”) in such amounts, on such terms and conditions, as it shall determine. A SAR gives to a Participant the right to receive upon exercise, an amount equal to the excess of (1) the Fair Market Value of one share of Common Stock on the date of exercise over (2) the exercise price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine, provided it is no less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR), times the number of shares of Common Stock covered by such SAR Award.

Article VIII

OPTION AWARDS

8.01 Vesting of Options.

(a)General Rules. Each Option granted under the Plan shall be evidenced by an Award Agreement and subject to such terms and conditions set forth in the Plan and in the Award Agreement. Incentive Stock Options and Non-Qualified Stock Options shall vest and be exercisable in full on the third (3rd) anniversary of the date of grant, unless otherwise determined in the sole discretion of the Committee. Subject to the foregoing, no vesting shall occur on or after the date that a Participant’s employment or personal services contract with the Company terminates for any reason, except as set forth herein and as may be set forth in an applicable Award Agreement.

(b)Acceleration of Vesting Upon Death or Disability. In the event a Participant dies while in the employ of the Company or terminates employment with the Company as a result of Disability, any Option(s) granted to such Participant under this Plan not yet vested on such date shall become 100% vested as of such date and be exercisable either by the Participant or the Participant’s representative.

(c)Accelerated Vesting Upon a Change in Control. Notwithstanding the general rule described in subsection (a) hereof, all of a Participant’s Options shall become immediately vested and exercisable upon the Participant’s termination without Cause or resignation with Good Reason, provided such termination or resignation occurs within two (2) years following a Change in Control, except as determined in the sole discretion of the Committee and set forth in an applicable Award Agreement.

8.02 Duration of Options. Subject to the terms of an applicable Award Agreement, each Option granted to a Participant shall be exercisable at any time on or after it vests for a period of (i) ten (10) years from the date of grant (five years in the case of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Company), or (ii) in the event of termination of employment for any reason except death or Disability, ninety (90) days from the date of termination.

8.03 Exception for Termination Due to Death, Disability or Retirement. If a Participant dies while in the employ of the Company or terminates employment with the Company as a result of Disability or Retirement without having fully exercised his Options, the Participant or his legal representative or guardian, or the executors, administrators, legatees or distributes of his estate shall have the right, during the twelve (12) month period following the earlier of his death, Disability or Retirement, to exercise such Options to the extent vested on the date of such death, Disability or Retirement. In no event, however, shall any Option be exercisable more than ten (10) years from the date it was granted.

8.04 Notice of Disposition; Withholding; Escrow. A Participant shall immediately notify the Company in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed. The Company shall be entitled to withhold from any compensation or other payments then or thereafter due to the Participant such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Participant any additional amounts which may be required for such purpose. The Board may, in its discretion, require shares of Common Stock acquired by a Participant upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section.

8.05 Manner of Exercise. To the extent vested and exercisable, Options may be exercised in part or in whole from time to time by execution of a written notice directed to the Company, at the Company’s principal place of business, accompanied by cash or a check in payment of the exercise price for the number of shares specified and paid for. The Committee may, in its discretion, permit a Participant to exercise vested and exercisable options awarded under this Plan by surrendering an amount of Common Stock already owned by the Participant equal to the Options’ exercise price. Subject to any limitations set forth in the Award Agreement, for so long as the Common Stock is listed or admitted to trading on a national securities exchange, the Committee may, in its discretion, allow the Participant to make payment by arranging with a third party broker to sell a number of shares otherwise deliverable to the Participant and attributable to the exercise of the Option in order to pay the exercise price of the Option and any applicable withholding and employment taxes due.

8.06 $100,000 Limitation. Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under this Plan and stock options that satisfy the requirements of Section 422 of the Code under any other stock option plan or plans maintained by the Company, shall not exceed $100,000. To the extent that the aggregate value of shares of Common Stock to be received by the Participant for the first time in any one year pursuant to the exercise of an Incentive Stock Option (“ISO Stock”) exceeds $100,000 based on the fair market value of the Common Stock as of the date of the Incentive Stock Option’s grant, such excess shall be treated as Common Stock received pursuant to the exercise of a Non-Qualified Stock Option (“NQSO Stock”). The Company shall designate which shares of Common Stock to be received by the Participant will be treated as ISO Stock and which shares of Common Stock, if any, will be treated as NQSO Stock by issuing separate share certificates identifying in the Company’s share transfer records which shares are ISO Stock.

8.07 Limitation on Ten Percent Stockholders. The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Company, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Company at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted.

Article IX

RESTRICTED STOCK AWARDS

9.01 Vesting Requirements. Each Restricted Sock Award granted under the Plan shall be evidenced by an Award Agreement and subject to such terms and conditions set forth in the Plan and in the Award Agreement. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in an applicable Award Agreement, except as provided below. Such vesting requirements may be based on the continued employment of the Participant with the Company for a specified time period or periods, or upon the attainment of specified business goals or measures established by the Committee in its sole discretion, in either case as set forth in the Award Agreement.

A Participant’s Restricted Stock Award shall immediately vest upon (i) the Participant’s termination without Cause or resignation with Good Reason, provided such termination or resignation occurs within two (2) years following a Change in Control, (ii) the Participant’s death while in the employ of the Company, or (iii) the Participant’s termination of employment with the Company as a result of Disability, in each case except as determined in the sole discretion of the Committee and set forth in an applicable Award Agreement.

9.02 Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee. The Committee may require that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed.

9.03 Rights as Stockholder. Subject to the foregoing provisions of this Article IX and the applicable Award Agreement, the Participant will have all rights of a stockholder with respect to the shares granted to him under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock Award is granted.

9.04 Section 83(b) Election. The Committee may provide in a Stock Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s refraining from making an election with respect to the Award under section 83(b) of the Code. Irrespective of whether an Award is so conditioned, if a Participant makes an election pursuant to section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Company.

Article X

RESTRICTED STOCK UNIT AWARDS

10.01 Vesting Requirements. Each Restricted Stock Unit Award granted under the Plan shall be evidenced by an Award Agreement and subject to such terms and conditions set forth in the Plan and in the Award Agreement. The restrictions imposed on units granted under a Restricted Stock Unit Award shall lapse in accordance with the vesting requirements specified by the Committee in an applicable Award Agreement, except as provided below. Such vesting requirements may be based on the continued employment of the Participant with the Company for a specified time period or periods, or upon the attainment of specified business goals or measures established by the Committee in its sole discretion, in either case as set forth in the Award Agreement.

A Participant’s Restricted Stock Unit Award shall immediately vest upon (i) the Participant’s termination without Cause or resignation with Good Reason provided such termination or resignation occurs within two (2) years following a Change in Control, (ii) the Participant’s death while in the employ of the Company, or (iii) the Participant’s termination of employment with the Company as a result of Disability, in each case except as determined in the sole discretion of the Committee and set forth in an applicable Award Agreement.

10.02 Restrictions. Restricted Stock Units awarded to any Participant will be subject to forfeiture until the vesting requirements have been met. Restricted Stock Units granted under any Restricted Stock Unit Award may not be transferred, assigned or subject to any encumbrance, pledged, or charged until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the subject units of the Restricted Stock Unit Award being forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee.

10.03 Rights as Stockholder. No shares of Common Stock shall be issued at the time Restricted Stock Units are awarded and the Company will not be required to set aside a fund for the payment of such Award. A Participant has no voting rights with respect to any Restricted Stock Units. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). If credited, Dividend Equivalents will be withheld by the Company for the Participant’s account, without interest (unless otherwise provided in the Award Agreement). Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) will be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents (and earnings, if applicable) rounded down to nearest whole share to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant will also forfeit the right to such Dividend Equivalents.

10.04 Settlement of Restricted Stock Units. Upon the expiration of the restricted period with respect to any outstanding Restricted Stock Units, the Company will deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit (and the interest thereon, if any) or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents (and the interest thereon, if any) rounded down to the nearest whole share; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for vested Restricted Stock Unit. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment will be equal to the Fair Market Value of the Common Stock as of the date on which the restricted period lapsed with respect to each vested Restricted Stock Unit.

Article XI

STOCK APPRECIATION RIGHTS AWARDS

11.01 Grant of SARs. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to Participants in such amounts as the Committee shall determine. A SAR shall represent a right to receive a payment in cash, shares of Common Stock, or a combination thereof, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over an amount (the “SAR exercise price”) which shall be no less than the Fair Market Value on the date the SAR was granted (or the Option exercise price for SARs granted in tandem with an Option), as set forth in the applicable Award Agreement.

11.02 Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the SAR exercise price, the duration of the SAR, the number of Shares to which the SAR pertains, whether the SAR is granted in tandem with the grant of an Option or is freestanding, the form of payment of the SAR upon exercise, and such other provisions as the Committee shall determine. SARs granted under this Article XI shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve and which shall be set forth in the applicable Award Agreement, which need not be the same for each grant or for each Participant.

A Participant’s SAR Award shall immediately vest upon (i) the Participant’s termination without Cause, or resignation with Good Reason provided such termination or resignation occurs within two (2) years following a Change in Control, (ii) the Participant’s death while in the employ of the Company, or (iii) the Participant’s termination of employment with the Company as a result of Disability, in each case except as determined in the sole discretion of the Committee and set forth in an applicable Award Agreement. Each SAR may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The SAR may be subject to such other terms and conditions on the time or times when it may be exercised as the Committee may deem appropriate. The vesting provisions of individual SAR may vary. No SAR may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any SAR upon the occurrence of a specified event.

11.03 Duration of SAR. Each SAR granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no SAR shall be exercisable on or later than the tenth (10th) anniversary date of its grant.

11.04 Exercise. SARs shall be exercised by the delivery to the Company of written or other notice of exercise acceptable to the Company, setting forth the number of Shares with respect to which the SAR is to be exercised. The date of exercise of the SAR shall be the date on which the Company shall have received notice from the Participant of the exercise of such SAR. SARs granted in tandem with the grant of an Option may be exercised for all or part of the shares of Common Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. SARs granted in tandem with the grant of an Option may be exercised only with respect to the shares for which its related Option is then exercisable.

With respect to SARs granted in tandem with an Incentive Stock Option, (a) such SAR will expire no later than the expiration of the underlying Incentive Stock Option, (b) the value of the payout with respect to such SAR may be for no more than 100% of the difference between the Option exercise price of the underlying Incentive Stock Option and the Fair Market Value of the shares of Common Stock subject to the underlying Incentive Stock Option at the time such SAR is exercised, and (c) such SAR may be exercised only when the Fair Market Value of the shares of Common Stock subject to the underlying Incentive Stock Option exceeds the Option exercise price of the Incentive Stock Option. SARs granted in tandem with an Incentive Stock Option granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant.

SARs granted independently from the grant of an Option may be exercised upon the terms and conditions contained in the applicable Award Agreement. In the event the SAR shall be payable in shares of Common Stock, a certificate for the shares of Common Stock acquired upon exercise of an SAR shall be issued in the name of the Participant, or the Company shall transfer the shares of Common Stock electronically from its transfer agent to the Participant, as soon as practicable following receipt of notice of exercise. No fractional Shares will be issuable upon exercise of the SAR and, unless provided in the applicable Award Agreement or otherwise determined by the Committee, the Participant will receive cash in lieu of fractional Shares.

11.05 Exercise Upon Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise a SAR following termination of the Participant’s employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into the Participants, need not be uniform among all SARs issued pursuant to this Article XI, and may reflect distinctions based on the reasons for termination of employment.

Article XII

NONASSIGNABILITY; NONTRANSFERABILITY

Unexercised or unsettled Awards shall not be transferable by a Participant except by will or the laws of descent or distribution and, during a Participant’s lifetime, shall be exercisable only by such Participant or the Participant’s guardian or legal representative.

Article XIII

AMENDMENT AND TERMINATION OF THE PLAN

The Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock or Awards which have not been granted, but no such action shall adversely affect the rights under any outstanding Award without the holder’s consent. If and to the extent necessary to ensure that Incentive Stock Options granted under the Plan remain qualified under Section 422 of the Code or for the Plan to comply with any law, regulation or stock exchange requirement, Plan amendments shall be subject to approval by the Company’s stockholders who are eligible to vote at a meeting of stockholders.

Article XIV

EMPLOYMENT RIGHTS

Neither the Plan nor any Award hereunder shall create any right on the part of any Employee of the Company to continue in such capacity.

Article XV

WITHHOLDING AND TAXES

15.01 Withholding. The Company may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Company may require the Participant to pay to the Company the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Award. The Company also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option, as provided in Section 8.02(c).

The Board is authorized to adopt rules, regulations or procedures which provide for the satisfaction of a Participant’s tax withholding obligation by the retention of shares of Common Stock to which he otherwise would be entitled pursuant to an Award or by the Participant’s delivery of previously-owned shares of Common Stock or other property. However, if the Company adopts rules, regulations or procedures which permit withholding obligations to be met by the retention of Common Stock to which a Participant otherwise would be entitled pursuant to the exercise or settlement of an Award, the fair market value of the Common Stock retained for such purpose may be up to the maximum required Federal, state and local tax withholding due upon exercise or settlement of the Award.

15.02 Section 409A. The Board intends that payments and benefits under the Plan comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, any Participant shall not be considered to have terminated employment with the Company for purposes of the Plan and no payment that is payable upon termination of employment shall be due to the

Participant under the Plan or any Award Agreement until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards are payable upon a separation from service and such payment would result in accelerated taxation and/or tax penalties under Section 409A of the Code, the settlement and payment of such portion of such Award shall instead be made on the first business day after the date that is six months following such separation from service (or the Participant’s death, if earlier).

Article XVI

EFFECTIVE DATE OF THE PLAN; TERM

16.01 Effective Date of the Plan. This Plan shall become effective on the Effective Date, and Awards may be granted hereunder as of or after the Effective Date and prior to the termination of the Plan, provided that no Incentive Stock Option issued pursuant to this Plan shall qualify as such unless this Plan is approved by the requisite vote of the holders of the outstanding voting shares of the Company at a meeting of stockholders of the Company or by a written consent of such stockholders held or executed within twelve (12) months before or after the Effective Date.

16.02 Term of Plan. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

Article XVII

GOVERNING LAW

This Plan shall be construed and interpreted in accordance with the internal laws of the State of Delaware (without regard to choice of law provisions).

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused a duly authorized officer to execute this Pacific Premier Bancorp, Inc. Amended and Restated 2022 Long-Term Incentive Plan, as of the 27th day of March, 2025.

PACIFIC PREMIER BANCORP, INC.

By:	/s/ Steven R. Gardner
Name:	Steven R. Gardner
Title:	President and Chief Executive Officer

PACIFIC PREMIER
BANCORP, INC.

17901 Von Karman Avenue, Suite 1200, Irvine, CA 92614 | 888.388.5433 | PPBI.com

Member FDIC
EQUAL HOUSING LENDER

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000667873_1 R1.0.0.2 PACIFIC PREMIER BANCORP, INC. ATTN: CORPORATE SECRETARY 17901 VON KARMAN AVE SUITE 1200 IRVINE, CA 92614 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/18/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/18/2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1a. Ayad A. Fargo 1b. Steven R. Gardner 1c. Stephanie Hsieh 1d. Jeffrey C. Jones 1e. Rose E. McKinney-James 1f. M. Christian Mitchell 1g. George M. Pereira 1h. Barbara S. Polsky 1i. Zareh H. Sarrafian 1j. Jaynie M. Studenmund 1k. Richard C. Thomas The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers. 3 To approve an amendment to the Pacific Premier Bancorp, Inc. Amended and Restated 2022 Long-Term Incentive Plan to increase the number of shares available for grant under the plan. 4 To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending December 31, 2025. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000667873_2 R1.0.0.2 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and 2024 Annual Report on Form 10-K are available at www.proxyvote.com PACIFIC PREMIER BANCORP, INC. 2025 Annual Meeting of Stockholders May 19, 2025 9:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) the official proxy committee of the Board of Directors of Pacific Premier Bancorp, Inc. as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Pacific Premier Bancorp, Inc. that the stockholder(s) is/are entitled to vote at the 2025 Annual Meeting of Stockholders to be held at 09:00 AM PDT on May 19, 2025, at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side